UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12
REDWOOD TRUST, INC.

(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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REDWOOD TRUST, INC.
One Belvedere Place, Suite 300
Mill Valley, California 94941
(415) 389-7373

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Redwood Trust, Inc.:

You are cordially invited to attend the Annual Meeting of Stockholders of Redwood Trust, Inc., a Maryland corporation, to be held on May 15, 2019 at 8:30 a.m., local time, at the Acqua Hotel, 555 Redwood Highway, Mill Valley, California 94941, for the following purposes:

1.
To elect Richard D. Baum, Christopher J. Abate, Mariann Byerwalter, Douglas B. Hansen, Debora D. Horvath, Greg H. Kubicek, Fred J. Matera, Jeffrey T. Pero, and Georganne C. Proctor to serve as directors until the Annual Meeting of Stockholders in 2020 and until their successors are duly elected and qualify;

2.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2019;

3.	To vote on a non-binding advisory resolution to approve named executive officer compensation;

4.	To vote on an amendment to our charter to increase the number of shares authorized for issuance;

5.	To vote on the amendment to our 2002 Employee Stock Purchase Plan to increase the number of shares authorized for issuance; and

6.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
We have elected to use the Internet as our primary means of providing our proxy materials to stockholders. Consequently, stockholders will not receive paper copies of our proxy materials unless they specifically request them. We will send a Notice of Internet Availability of Proxy Materials (the Notice) on or about April 5, 2019 to our stockholders of record as of the close of business on March 21, 2019. We are also providing access to our proxy materials over the Internet beginning on April 5, 2019. Electronic delivery of our proxy materials will reduce printing and mailing costs relating to our Annual Meeting.
The Notice contains instructions for accessing the proxy materials, including the Proxy Statement and our annual report, and provides information on how stockholders may obtain paper copies free of charge. The Notice also provides the date and time of the Annual Meeting; the matters to be acted upon at the Annual Meeting and the Board’s recommendation with regard to each matter to be acted upon; and information on how to attend the Annual Meeting and vote online.
Our Board of Directors has fixed the close of business on March 21, 2019 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement of the Annual Meeting.
We would like your shares to be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we respectfully request that you authorize your proxy over the Internet following the voting procedures described in the Notice. In addition, if you have requested or received a paper or email copy of the proxy materials, you can authorize your proxy over the telephone or by signing, dating and returning the proxy card sent to you. We encourage you to authorize your proxy by any of these methods even if you currently plan to attend the Annual Meeting. By doing so, you will ensure that your shares are represented and voted at the Annual Meeting.

By Order of the Board of Directors,

/s/ Andrew P. Stone
Secretary
April 5, 2019

YOUR VOTE IS IMPORTANT.

PLEASE PROMPTLY AUTHORIZE A PROXY TO CAST YOUR VOTES THROUGH THE INTERNET FOLLOWING THE VOTING PROCEDURES DESCRIBED IN THE NOTICE OR, IF YOU HAVE REQUESTED AND RECEIVED PAPER COPIES OF THE PROXY MATERIALS, BY TELEPHONE OR BY SIGNING, DATING AND RETURNING THE PROXY CARD SENT TO YOU.

REDWOOD TRUST, INC.

i

REDWOOD TRUST, INC.
One Belvedere Place, Suite 300
Mill Valley, California 94941
(415) 389-7373

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 15, 2019

INTRODUCTION

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Redwood Trust, Inc., a Maryland corporation (Redwood, the Company, we, or us), for exercise at the Annual Meeting of Stockholders (the Annual Meeting) to be held on Wednesday, May 15, 2019 at 8:30 a.m., local time, at the Acqua Hotel, 555 Redwood Highway, Mill Valley, California 94941, and at any adjournment or postponement thereof.

We have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the Notice) to our stockholders of record, while brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar Notice of Internet Availability of Proxy Materials. All stockholders will have the ability to access proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found on the Notice and on the website referred to in the Notice, including an option to request paper copies on an ongoing basis. We intend to make this Proxy Statement available on the Internet on or about April 5, 2019 and to mail the Notice to all stockholders entitled to vote at the Annual Meeting on or about April 5, 2019. We intend to mail this Proxy Statement, together with a proxy card, to those stockholders entitled to vote at the Annual Meeting who have properly requested paper copies of such materials on or about April 5, 2019 or within three business days of such request.

The address and telephone number of our principal executive office are as set forth above and our website is www.redwoodtrust.com. Information on our website is not a part of this Proxy Statement.

INFORMATION ABOUT THE ANNUAL MEETING

Who May Attend the Annual Meeting

Only stockholders who own our common stock as of the close of business on March 21, 2019, the record date for the Annual Meeting, will be entitled to attend the Annual Meeting. In the discretion of management, we may permit certain other individuals to attend the Annual Meeting, including members of the media and our employees.

Who May Vote

Each share of our common stock outstanding on the record date for the Annual Meeting entitles the holder thereof to one vote. The record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting is the close of business on March 21, 2019. As of March 21, 2019, there were 96,659,250 shares of common stock issued and outstanding. You can vote in person at the Annual Meeting or by proxy. You may authorize your proxy through the Internet by following the voting procedures described in the Notice or, if you have requested and received paper copies of the proxy materials, by telephone or by signing, dating, and returning the proxy card sent to you. To use a particular voting procedure, follow the instructions on the Notice or the proxy card that you request and receive by mail or email.

If your shares are held in the name of a bank, broker, or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. If your shares are not registered in your own name and you plan to cast your votes in person at the Annual Meeting, you should contact your broker or agent to obtain a broker’s proxy card and bring it to the Annual Meeting in order to vote.

Voting by Proxy; Board of Directors’ Voting Recommendations

You may authorize your proxy over the Internet or, if you request and receive a proxy card by mail or email, over the phone or by signing, dating and returning the proxy card sent to you. If you vote by proxy, the individuals named on the proxy, or their substitutes, will cast your votes in the manner you indicate. If you date, sign, and return a proxy card without marking your voting instructions, your votes will be cast in accordance with the recommendations of Redwood’s Board of Directors, as follows:

•	For the election of each of the nine nominees to serve as directors until the Annual Meeting of Stockholders in 2020 and until their successors are duly elected and qualify;

•	For the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2019;

•	For the approval of the non-binding advisory resolution approving the compensation of our named executive officers;

•	To vote on an amendment of our charter to increase the number of shares authorized for issuance;

•	To vote on an amendment to our 2002 Employee Stock Purchase Plan to increase the number of shares authorized for issuance; and

•	In the discretion of the proxy holder on any other matter that properly comes before the Annual Meeting.
You may revoke or change your proxy at any time before it is exercised by submitting a new proxy through the Internet or by telephone, delivering to us a signed proxy with a date later than your previously delivered proxy, by voting in person at the Annual Meeting, or by sending a written revocation of your proxy addressed to Redwood’s Secretary at our principal executive office.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Under rules adopted by the Securities and Exchange Commission (SEC), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending the Notice to our stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce printing and mailing costs relating to our Annual Meeting.

Quorum Requirement

The presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting constitutes a quorum for the transaction of business. Abstentions and broker non-votes are counted as present for purposes of establishing a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares.

Other Matters

Our Board of Directors knows of no other matters that may be presented for stockholder action at the Annual Meeting. If other matters properly come before the Annual Meeting, however, it is intended that the persons named in the proxies will vote on those matters in their discretion.

Information About the Proxy Statement and the Solicitation of Proxies

Your proxy is solicited by our Board of Directors and we will bear the costs of this solicitation. Proxy solicitations will be made by mail, and also may be made by our directors, officers, and employees in person or by telephone, facsimile transmission, e-mail, or other means of communication. Banks, brokerage houses, nominees, and other fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of shares of our common stock entitled to be voted at the Annual Meeting and to obtain authorization for the execution of proxies on behalf of beneficial owners. We will, upon request, reimburse those parties for their reasonable expenses in forwarding proxy materials to their beneficial owners.

In addition, we have retained MacKenzie Partners, Inc., 1407 Broadway, 27th Floor, New York, NY 10018, to aid in the solicitation of proxies by mail, telephone, facsimile, e-mail and personal solicitation and to contact brokerage houses and other nominees, fiduciaries and custodians to request that such entities forward soliciting materials to beneficial owners of our common stock. For these services, we will pay MacKenzie Partners, Inc. a fee not expected to exceed $15,000, plus expenses.

Annual Report

Our 2018 Annual Report, consisting of our Annual Report on Form 10-K for the year ended December 31, 2018, is being made available to stockholders together with this Proxy Statement and contains financial and other information about Redwood, including audited financial statements for our fiscal year ended December 31, 2018. Certain sections of our 2018 Annual Report are incorporated into this Proxy Statement by reference, as described in more detail under “Information Incorporated by Reference” at the end of this Proxy Statement. Our 2018 Annual Report is also available on our website.

Householding

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of the Notice, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure reduces our printing and mailing costs.

Householding will not in any way affect dividend check mailings.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of this document for your household, please contact our transfer agent, Computershare Trust Company, N.A., either in writing at: Computershare Investor Services, 250 Royall Street, Canton, MA 02021; or by telephone at: (888) 472-1955.

If you participate in householding and wish to receive a separate copy of the Notice, or if you do not wish to participate in householding and prefer to receive separate copies of this document in the future, please contact Computershare as indicated above.

Beneficial owners can request information about householding from their banks, brokers, or other holders of record.

CORPORATE GOVERNANCE

Corporate Governance Standards

Our Board of Directors has adopted Corporate Governance Standards (Governance Standards). Our Governance Standards are available on our website as well as in print at the written request of any stockholder addressed to Redwood’s Secretary at our principal executive office. The Governance Standards contain general principles regarding the composition and functions of our Board of Directors and its committees.

Process for Nominating Potential Director Candidates

Identifying and Evaluating Nominees for Directors.  Our Board of Directors nominates director candidates for election by stockholders at each annual meeting and elects new directors to fill vacancies on our Board of Directors between annual meetings of the stockholders. Our Board of Directors has delegated the selection and initial evaluation of potential director nominees to the Governance and Nominating Committee with input from the Chief Executive Officer and President. The Governance and Nominating Committee makes the final recommendation of candidates to our Board of Directors for nomination. Our Board of Directors, taking into consideration the assessment of the Governance and Nominating Committee, also determines whether a nominee would be an independent director.

Stockholders’ Nominees.  Our Bylaws permit stockholders to nominate a candidate for election as a director at an annual meeting of the stockholders subject to compliance with certain notice and informational requirements, as more fully described below in this Proxy Statement under “Stockholder Proposals for the 2020 Annual Meeting.” A copy of the full text of our Bylaws may be obtained by any stockholder upon written request addressed to Redwood’s Secretary at our principal executive office. Among other matters required under our Bylaws, any stockholder nominations should include the nominee’s name and qualifications for Board membership and should be addressed to Redwood’s Secretary at our principal executive office.

The policy of the Governance and Nominating Committee is to consider properly submitted stockholder nominations for candidates for election to our Board of Directors. The Governance and Nominating Committee evaluates stockholder nominations in connection with its responsibilities set forth in its written charter and applies the qualification and diversity criteria set forth in the Governance Standards.

Director Qualifications.  Our Governance Standards contain Board membership criteria that apply to nominees for our Board of Directors. Each member of our Board of Directors must exhibit high standards of integrity, commitment, and independence of thought and judgment, and must be committed to promoting the best interests of Redwood. In addition, each director must devote the time and effort necessary to be a responsible and productive member of our Board of Directors. This includes developing knowledge about Redwood’s business operations and doing the work necessary to participate actively and effectively in Board and committee meetings.

Our Governance Standards also contain criteria that are intended to guide our Governance and Nominating Committee’s considerations of diversity in identifying nominees for our Board of Directors. In particular, our Governance Standards provide that the members of our Board of Directors should collectively possess a broad range of talent, skill, expertise, and experience useful to effective oversight of our business and affairs and sufficient to provide sound and prudent guidance with respect to our operations and interests. The self-assessments that are conducted each year by our Board of Directors and our Governance and Nominating Committee include an assessment of whether the Board’s then current composition represents the broad range of talent, skill, expertise, and experience that is called for by our Governance Standards.

We believe our directors have a well-rounded variety of diversity, skills, qualifications and experience, and represent an effective mix of deep company knowledge and outside perspectives. Additional information regarding the mix of experience, qualifications, attributes and skills of our directors is included under Item 1 Election of Directors on pages 11-16 of this Proxy Statement.

Director Independence

As required under Section 303A of the New York Stock Exchange (NYSE) Listed Company Manual and our Governance Standards, our Board of Directors has affirmatively determined that none of the following directors has a material relationship (either directly or as a partner, shareholder, or officer of an organization that has a relationship) with us and that each of them qualifies as “independent” under Section 303A: Richard D. Baum, Douglas B. Hansen, Mariann Byerwalter, Debora D. Horvath, Greg H. Kubicek, Karen R. Pallotta, Jeffrey T. Pero, and Georganne C. Proctor. The Board of Directors’ determination was made with respect to Mr. Pero after consideration of the following: Mr. Pero is a retired partner of Latham & Watkins LLP and has been a director of Redwood since November 2009; Latham & Watkins LLP provides legal services to Redwood; and Mr. Pero’s retirement payments from Latham & Watkins LLP are adjusted to exclude any proportionate benefit received from the fees paid by Redwood to Latham & Watkins LLP.

Two members of our Board of Directors, Mr. Abate and Mr. Matera, do not qualify as “independent” under Section 303A of the NYSE Listed Company Manual or our Governance Standards. Mr. Abate does not qualify as independent because he is Redwood's Chief Executive Officer. Mr. Matera does not qualify as independent because he served, within the last three years, as an executive officer at Redwood.

Board Leadership Structure

At Redwood, there is a separation of the chairman and chief executive officer roles. The Chairman of the Board of Directors presides over meetings of the Board and serves as a liaison between the Board and management of Redwood. In addition, the Chairman provides input regarding Board agendas, materials, and areas of focus, and may represent Redwood to external constituencies such as investors, governmental representatives, and business counterparties. The Chairman is currently Richard D. Baum, who was elected Chairman in September 2012 and who has continuously served as an independent director of Redwood since 2001.

In addition, under the Governance Standards, each of the Audit Committee, Compensation Committee, and Governance and Nominating Committee of Redwood’s Board of Directors is comprised solely of independent directors as members.

The Board believes this leadership structure is appropriate for Redwood, as it provides for the Board to be led by, and its standing committees to be comprised of, independent directors. As an independent Chairman of the Board, Mr. Baum brings more than a decade of experience of serving on Redwood’s Board along with the important perspective of an independent director to this leadership position.

Executive Sessions

Our Governance Standards require that our non-employee directors (i.e., the nine of our 10 current directors who are not Redwood employees) meet in executive session at each regularly scheduled quarterly meeting of our Board of Directors and at such other times as determined by our Chairman. In addition, if any non-employee director is not also an independent director, then our Governance Standards require that our independent directors meet at least annually in executive session without any such non-independent directors.

Board of Directors’ Role in Risk Oversight

The Board of Directors takes a primary role in risk oversight. At its regular meetings, the Board of Directors reviews Redwood’s business and investment strategies and plans and seeks an understanding of the related risks as well as management’s approach to identifying and managing those risks. In carrying out its role in risk oversight, the Board of Directors receives and discusses quarterly reports from the Chief Executive Officer and Audit Committee, which also carries out a risk oversight function delegated by the Board of Directors.

Under its charter, the Audit Committee is specifically charged with (i) inquiring of management and Redwood’s independent registered public accounting firm about significant risks or exposures with respect to corporate accounting, reporting practices of Redwood, the quality and integrity of the financial reports and controls of Redwood, regulatory and accounting initiatives, and any off-balance sheet structures and (ii) assessing the steps management has taken to minimize such risks. In addition, the Audit Committee is specifically charged with regularly discussing with management Redwood’s policies with respect to risk assessment and risk management, including identification of Redwood’s major financial and operational risk exposures and the steps management has taken to monitor or control those exposures. For example, the Audit Committee receives quarterly reports from management regarding various financial risk management topics (such as interest rate risk, liquidity risk, and counterparty risk), and various operational risk management topics (such as cybersecurity, operations and regulatory compliance) and regularly discusses with management Redwood's exposure to, and management of, financial and operational risks.

The Audit Committee carries out this function by, among other things, receiving a quarterly risk management report from Redwood’s Chief Executive Officer and other Redwood officers, and a quarterly internal audit report from Redwood’s head of internal audit, reviewing these reports, and discussing them by asking questions and providing direction to management. In addition, as noted below under “Audit Committee Matters — Audit Committee Report,” the Audit Committee also receives and discusses regular and required communications from Redwood’s independent registered public accounting firm regarding, among other things, Redwood’s internal controls. In addition to discussion of these reports during Audit Committee meetings, as circumstances merit, the Audit Committee holds separate executive sessions with one or more of the Chief Executive Officer, Redwood’s head of internal audit, and representatives of Redwood’s independent registered public accounting firm to discuss any matters that the Audit Committee or these persons believe should be discussed in the absence of other members of management. Redwood's head of internal audit and the Chair of the Audit Committee also regularly communicate between Audit Committee meetings.

In addition, when appropriate, the Board of Directors may delegate to the Compensation Committee and Governance and Nominating Committee risk oversight responsibilities with respect to certain matters or request that other committees review certain risk oversight matters. For example, the Compensation Committee has been delegated the responsibility for determining, on an annual basis, whether Redwood’s compensation policies and practices are reasonably likely to have a material adverse effect on Redwood. As another example, the Governance and Nominating Committee reports to the Board of Directors the results of its analysis of potential risks related to board leadership and composition, board structure, and executive succession planning.

The Board of Directors believes that this manner of administering the risk oversight function effectively integrates oversight into the Board of Directors’ leadership structure, because the risk oversight function is carried out both at the Board level as well as through delegation to the Audit Committee, which consists solely of independent directors, and when appropriate to the Compensation Committee and Governance and Nominating Committee, which also consist solely of independent directors.

Board of Directors’ Self-Evaluation Process

The Board believes it is important to periodically assess its own performance and effectiveness in carrying out its strategic and oversight role with respect to the Company. The Board evaluates its performance through annual self-assessments at the Board and Committee levels, as well as through annual individual director self-assessments that include one-on-one meetings conducted by the Chairman with each of the other directors (or, with respect to the Chairman, the Chair of the Governance and Nominating Committee). These self-assessments include analysis of the effectiveness of the Board, its Committees and its directors, how they are functioning and areas of potential improvement. The results of these performance reviews are also considered, among other things, by the Governance and Nominating Committee and the Board when considering whether to recommend a director for re-election and whether to consider new director candidates.

Communications with the Board of Directors

Stockholders and other interested parties may communicate with our Board of Directors by e-mail addressed to boardofdirectors@redwoodtrust.com. The Chairman has access to this e-mail address and provides access to other directors as appropriate. Communications that are intended specifically for non-employee directors should be addressed to the Chairman.

Director Attendance at Annual Meetings of Stockholders

Pursuant to our Governance Standards, our directors are expected to attend annual meetings of stockholders. All of our directors attended last year’s annual meeting of stockholders in person. We currently expect all directors nominated for election to attend this year’s Annual Meeting.

Code of Ethics

Our Board of Directors has adopted a Code of Ethics that applies to all of our directors, officers, and employees. Our Code of Ethics is available on our website as well as in print at the written request of any stockholder addressed to Redwood’s Secretary at our principal executive office.

We intend to post on our website and disclose in a Current Report on Form 8-K, to the extent required by applicable regulations, any change to the provisions of our Code of Ethics and any waiver of a provision of the Code of Ethics.

STOCK OWNERSHIP REQUIREMENTS

Required Stock Ownership by Directors

Pursuant to our Governance Standards, non-employee directors are required to purchase from their own funds at least $50,000 of our common stock within three years from the date of commencement of their Board membership. Vested deferred stock units (DSUs) acquired by a director under our Executive Deferred Compensation Plan through the voluntary deferral of cash compensation that otherwise would have been paid to that director are counted towards this requirement. Any director whose status has changed from being an employee director to being a non-employee director is not subject to this requirement if that director held at least $50,000 of our common stock at the time of that change in status.

Additionally, since May 2018, non-employee directors are required to own at least $425,000 of our common stock, including vested DSUs acquired through both voluntary and involuntary deferred compensation, within five years from the date of commencement of their Board membership. Stock and DSUs acquired with respect to the $50,000 stock purchase requirement count toward the attainment of this additional stock ownership requirement. Compliance with the ownership requirements is measured on a purchase/acquisition cost basis.

As of the date of this Proxy Statement, all of our non-employee directors were in compliance with these requirements either due to ownership of the requisite number of shares or because the director was within the time period permitted to attain the required level of ownership.

Required Stock Ownership by Executive Officers

The Compensation Committee of our Board of Directors has set the following executive stock ownership requirements with respect to our executive officers:

•
Each executive officer is required to own stock with a value at least equal to (i) six times current salary for the Chief Executive Officer, (ii) three times current salary for the President, and (iii) two times current salary for the other executive officers;

•
Three years are allowed to initially attain the required level of ownership and three years are allowed to acquire additional incremental shares if promoted to a position with a higher requirement or when a salary increase results in a higher requirement (if not in compliance at the indicated times, then the executive officer is required to retain net after-tax shares delivered as compensation or from the Executive Deferred Compensation Plan until compliance is achieved);

•
All shares owned outright are counted, including those held in trust for the executive officer and his or her immediate family, as well as vested DSUs and any other vested shares held pursuant to other employee plans; and

•	Compliance with the guidelines is measured on a purchase/acquisition cost basis, and includes DSUs acquired through both voluntary and involuntary deferred compensation.

As of the date of this Proxy Statement, all of Redwood’s executive officers were in compliance with these requirements either due to ownership of the requisite number of shares or because he or she was within the time period permitted to attain the required level of ownership. The chart below illustrates the stock ownership level relative to the applicable requirement for each of our executive officers.
Stock ownership is calculated on a purchase/acquisition price cost basis in accordance to Executive Ownership Requirements as of March 1, 2019.
* Mr. Abate and Mr. Robinson are within the time period permitted to attain the increased level of ownership required as a result of their most recent promotions to Chief Executive Officer and President, respectively. Ms. Macomber is within the time period permitted to attain this ownership requirement as a result of her appointment as an executive officer. These new ownership levels must be attained by May 2021 for Mr. Abate and Mr. Robinson and by December 2021 for Ms. Macomber.

ITEM 1 — ELECTION OF DIRECTORS

In May 2015, Redwood completed transitioning to a declassified Board of Directors pursuant to an amendment to Redwood’s charter approved at the 2012 annual meeting of stockholders. As a result, all directors elected at the Annual Meeting will be elected to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualify. Karen R. Pallotta will end her service on the Board of Directors at the Annual Meeting. Effective at the Annual Meeting, the Board of Directors is expected to reduce the size of the Board from 10 to nine directors.

The nominees for the nine director positions are set forth below. In the event we are advised prior to the Annual Meeting that any nominee will be unable to serve or for good cause will not serve as a director if elected at the Annual Meeting, the proxies will cast votes for any person who shall be nominated by the present Board of Directors to fill such directorship. As of the date of this Proxy Statement, we are not aware of any nominee who is unable or unwilling to serve as a director. The nominees listed below currently are serving as directors of Redwood.

Vote Required

If a quorum is present, the election of each nominee as a director requires a majority of the votes cast with respect to such nominee at the Annual Meeting. For purposes of the election of directors, a majority of the votes cast means that the number of votes cast “for” a nominee for election as a director exceeds the number of votes cast “against” that nominee. Cumulative voting in the election of directors is not permitted. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the results of the vote in the election of directors. In accordance with Redwood’s Bylaws and its Policy Regarding Majority Voting, any incumbent nominee for director must offer to resign from the Board if he or she fails to receive the required number of votes for re-election.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE NOMINEES IDENTIFIED BELOW.

Nominees to Board of Directors

Name	Position with Redwood
Richard D. Baum	Chairman of the Board
Christopher J. Abate	Director and Chief Executive Officer
Mariann Byerwalter	Director
Douglas B. Hansen	Director
Debora D. Horvath	Director
Greg H. Kubicek	Director
Fred J. Matera	Director
Jeffrey T. Pero	Director
Georganne C. Proctor	Director

Set forth on the following pages is a summary of the experience, qualifications, attributes and skills of each of the nominees for election at the Annual Meeting, as well as certain biographical information regarding each of these individuals.

Summary of Director Nominees’ Experience, Qualifications, Attributes and Skills

Board of Directors
	Baum	Abate	Byerwalter	Hansen	Horvath	Kubicek	Matera	Pero	Proctor
Leadership	✓	✓	✓	✓	✓	✓	✓	✓	✓
Real Estate Industry	✓	✓		✓		✓	✓	✓
Accounting/Finance		✓	✓	✓	✓	✓	✓		✓
Insurance Industry	✓		✓		✓
Government	✓
Capital Markets		✓		✓			✓	✓	✓
Corporate / Institutional Governance	✓		✓		✓	✓		✓
Banking / Investment Management			✓		✓		✓		✓
Technology					✓

Richard D. Baum, age 72, is Chairman of the Board and has been a director of Redwood since 2001. Mr. Baum is currently the President and Managing Partner of Atwater Retirement Village LLC (a private company). From 2008 to mid-2009, Mr. Baum served as Executive Director of the California Commission for Economic Development. He also served as the Chief Deputy Insurance Commissioner for the State of California from 1991 to 1994 and 2003 to 2007. Mr. Baum served from 1996 to 2003 as the President and CEO of Care West Insurance Company, a worker’s compensation insurance company, and prior to 1991 as Senior Vice President of Amfac, Inc., a diversified operating company engaged in various businesses, including real estate development and property management. Mr. Baum holds a B.A. from Stanford University, an M.A. from the State University of New York, and a J.D. from George Washington University, National Law Center.
The Board of Directors concluded that Mr. Baum should be nominated to continue to serve as a director on account of, among other things, the following experience, qualifications, attributes, and skills:

•	Leadership attributes and management experience

•	Experience as a chief executive officer

•	Experience in government service and financial regulation

•	Expertise and experience relating to the insurance industry

•	Expertise and experience relating to the real estate development industry and property management business

•	Expertise and experience relating to institutional governance

•	Professional and educational background

Christopher J. Abate, age 39, has served as Chief Executive Officer since May 2018 and as a director since December 2017. Mr. Abate has been employed with Redwood since April 2006, previously serving as Redwood’s President from July 2016 to May 2018, Chief Financial Officer from March 2012 to August 2017, and Controller from January 2009 to March 2013. Before joining Redwood, Mr. Abate was employed by PricewaterhouseCoopers LLP. He holds a B.A. in accounting and finance from Western Michigan University, an M.B.A. from the University of California at Berkeley and Columbia University.
The Board of Directors concluded that Mr. Abate should be nominated to continue to serve as a director on account of, among other things, the following experience, qualifications, attributes, and skills:

•	Leadership attributes and management experience, including experience as President, Chief Financial Officer, and Controller of Redwood

•	Skill and experience in managing balance sheet exposures and managing risks

•	Skill and experience in executing capital markets transactions

•	Finance and accounting expertise and experience

•	Professional and educational background

Mariann Byerwalter, age 58, has been a director of Redwood since 1998. Ms. Byerwalter is Chairman of the Board of Directors of SRI International, an independent nonprofit technology research and development organization, and Chairman of JDN Corporate Advisory, LLC, a privately held advisory services firm. Ms. Byerwalter served as interim CEO and President of Stanford Health Care from January 1, 2016 to July 4, 2016. Ms. Byerwalter served as the Chief Financial Officer and Vice President for Business Affairs of Stanford University from 1996 to 2001. She was a partner and co-founder of America First Financial Corporation from 1987 to 1996, and she served as Chief Operating Officer, Chief Financial Officer, and a director of America First Eureka Holdings, a publicly traded institution and the holding company for Eureka Bank, from 1993 to 1996. She also serves on the Board of Directors of Pacific Life Corp., Franklin Resources, Inc., the Lucile Packard Children’s Hospital, and the Stanford Hospital and Clinics Board of Directors (Chair, 2006-2013), and as a Manager Emeritus for Burlington Capital Corporation. In April 2012, she completed her third term on the Board of Trustees of Stanford University. Ms. Byerwalter holds a B.A. from Stanford University and an M.B.A. from Harvard Business School.
The Board of Directors concluded that Ms. Byerwalter should be nominated to continue to serve as a director on account of, among other things, the following experience, qualifications, attributes, and skills:

•	Leadership attributes and management and entrepreneurial experience

•	Experience as a chief financial officer

•	Expertise and experience in the banking and insurance industries

•	Expertise and experience relating to institutional governance

•	Professional and educational background

Douglas B. Hansen, age 61, is a founder of Redwood, and served as Redwood’s President from 1994 through 2008.  Mr. Hansen retired from his position as President of Redwood at the end of 2008.  Mr. Hansen has been a director of Redwood since 1994. Mr. Hansen serves on the Board of Directors of Four Corners Property Trust, Inc., a publicly traded real estate investment trust. Mr. Hansen also serves on the board of River of Knowledge, a not-for-profit institution. Mr. Hansen holds a B.A. in Economics from Harvard College and an M.B.A. from Harvard Business School.
The Board of Directors concluded that Mr. Hansen should be nominated to continue to serve as a director on account of, among other things, the following experience, qualifications, attributes, and skills:

•	Leadership attributes and management experience, including experience as President of Redwood Trust since its founding in 1994 through 2008

•	Skill and experience in investing in real estate-related assets and managing portfolios of such investments

•	Skill and experience in managing balance sheet exposures and managing risks

•	Skill and experience in executing capital markets transactions

•	Experience in finance and accounting matters

•	Professional and educational background

Debora D. Horvath, age 64, has been a director of Redwood since 2016. Ms. Horvath is Principal of Horvath Consulting LLC, which she founded in 2010. From 2008 to 2010, Ms. Horvath served as an Executive Vice President for JP Morgan Chase & Co. Ms. Horvath served as an Executive Vice President and Chief Information Officer for Washington Mutual, Inc. from 2004 to 2008. Ms. Horvath, a 25-year veteran from General Electric Company (“GE”), served 12 years as a Senior Vice President and Chief Information Officer for the GE insurance businesses. Ms. Horvath has been a Director of StanCorp Financial Group, Inc. since 2013. She was a director of the Federal Home Loan Bank of Seattle from 2012 to January 2014. Ms. Horvath holds a B.A. from Baldwin Wallace University.
The Board of Directors concluded that Ms. Horvath should be nominated to continue to serve as a director on account of, among other things, the following experience, qualifications, attributes, and skills:

•	Leadership attributes and management experience

•	Experience as a chief information officer

•	Expertise and experience relating to information technology and technology risk management

•	Expertise and experience relating to institutional governance

•	Professional and educational background

Greg H. Kubicek, age 62, has been a director of Redwood since 2002. Mr. Kubicek is President of The Holt Group, Inc., a real estate company and associated funds that purchase, develop, own, and manage real estate properties. Mr. Kubicek has also served as Chairman of the Board of Cascade Corporation, an international manufacturing corporation. Mr. Kubicek holds a B.A. in Economics from Harvard College.
The Board of Directors concluded that Mr. Kubicek should be nominated to continue to serve as a director on account of, among other things, the following experience, qualifications, attributes, and skills:

•	Leadership attributes

•	Management and entrepreneurial experience

•	Expertise and experience in the real estate development industry

•	Experience and expertise in the property management business

•	Professional and educational background

Fred J. Matera, age 55, has been a director of Redwood since March 2019. Mr. Matera most recently served as President of EquiFi Corporation, a developer of home equity-based financing solutions for homeowners, from October 2018 through March 1, 2019. Between September 2016 and October 2017, Mr. Matera served as Chief Operating Officer and Chief Investment Officer of LendUS, LLC, which does business as RPM Mortgage, and engages in mortgage origination and servicing. From 2008 to May 2016, Mr. Matera was employed by Redwood, serving in various capacities, including: as Executive Vice President-Commercial Investments and Finance, responsible for the commercial mortgage banking and investments business Redwood was engaged in during that time; as Chief Investment Officer, responsible for Redwood’s investment and capital markets activities; and as a Managing Director. Prior to joining Redwood, beginning in 2001, Mr. Matera was a Managing Director and Co-Head of Structured Credit at RBS Greenwich Capital. He began his career in finance in 1989 as a mortgage trader, and has held a number of fixed income trading positions in financial services firms, including Goldman Sachs, DLJ, and First Boston. Prior to graduating from business school, Mr. Matera was an analyst at the Federal Reserve Bank of New York. Mr. Matera has a B.A. in economics from Tufts University, and an M.B.A. in finance from The Wharton School of the University of Pennsylvania.
The Board of Directors concluded that Mr. Matera should be nominated to continue to serve as a director on account of, among other things, the following experience, qualifications, attributes, and skills:

•	Leadership attributes

•	Management and entrepreneurial experience

•	Expertise as a chief investment officer

•	Expertise and experience relating to residential and commercial mortgage finance, originations and operations

•	Expertise and experience in structuring and negotiating debt and equity financings

•	Professional and educational background

Jeffrey T. Pero, age 72, has been a director of Redwood since November 2009. Mr. Pero retired in October 2009, after serving as a partner for more than 23 years, from the international law firm of Latham & Watkins LLP. At Latham & Watkins LLP, Mr. Pero’s practice focused on advising clients regarding corporate governance matters, debt and equity financings, mergers and acquisitions, and compliance with U.S. securities laws; Mr. Pero also served in various firm management positions. Mr. Pero served on the Board of Directors of BRE Properties, Inc. from 2009 to 2014. Mr. Pero holds a B.A. from the University of Notre Dame and a J.D. from New York University School of Law.
The Board of Directors concluded that Mr. Pero should be nominated to continue to serve as a director on account of, among other things, the following experience, qualifications, attributes, and skills:

•	Expertise and experience relating to corporate governance

•	Management experience

•	Expertise and experience relating to real estate investment trusts

•	Expertise and experience in structuring and negotiating debt and equity financings

•	Expertise and experience relating to the U.S. securities laws

•	Professional and educational background

Georganne C. Proctor, age 62, has been a director of Redwood since March 2006. Ms. Proctor is the former Chief Financial Officer of TIAA-CREF, and served in that position from June 2006 to July 2010. Additionally, Ms. Proctor served jointly as Chief Financial Officer and Executive Vice President for Enterprise Integration at TIAA-CREF from January 2010 to July 2010. From July 2010 to October 2010, she continued to serve as Executive Vice President for Enterprise Integration at TIAA-CREF. From 2003 to 2005, Ms. Proctor was Executive Vice President of Golden West Financial Corporation, a thrift institution. From 1994 to 1997, Ms. Proctor was Vice President of Bechtel Group, a global engineering firm, and also served as its Senior Vice President and Chief Financial Officer from 1997 to 2002 and as a director from 1999 to 2002. From 1991 to 1994, Ms. Proctor served as finance director of certain divisions of The Walt Disney Company, a diversified worldwide entertainment company. Ms. Proctor currently serves on the Board of Directors of Och-Ziff Capital Management Group and Blucora, Inc. Ms. Proctor previously served on the Board of Directors of Kaiser Aluminum Corporation from 2006 to 2009 and SunEdison, Inc. from 2013 to 2017.  Ms. Proctor holds a B.S. in Business Management from the University of South Dakota and an M.B.A. from California State University East Bay.
The Board of Directors concluded that Ms. Proctor should be nominated to continue to serve as a director on account of, among other things, the following experience, qualifications, attributes, and skills:

•	Management experience

•	Experience as a chief financial officer

•	Expertise and experience in the banking and investment management industries

•	Professional and educational background

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors currently consists of 10 directors. Effective at the Annual Meeting, our Board of Directors is expected to reduce the size of the Board from 10 to nine directors. Our Board of Directors has established three standing committees of the Board: the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee. The membership of each committee and the function of each committee are described below. Each of the committees has adopted a charter and the charters of all committees are available on our website and in print at the written request of any stockholder addressed to Redwood’s Secretary at our principal executive office.

Our Board of Directors held a total of seven meetings during 2018. The non-employee directors of Redwood met in executive session at all seven meetings during 2018. Mr. Baum presided at executive sessions of the non-employee directors, as well as at executive sessions of the independent directors. No director attended fewer than 75% of the meetings of the Board of Directors and the committees on which he or she served and all of our directors attended last year’s annual meeting of stockholders in person.

Audit Committee

We have a separately-designated Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee provides oversight regarding accounting, auditing, risk management, and financial reporting practices of Redwood. The Audit Committee consists solely of non-employee directors, all of whom our Board of Directors has determined are independent within the meaning of the listing standards of the NYSE and the rules of the SEC. Our Board of Directors has determined that all members of the Audit Committee are “financially literate” within the meaning of the applicable regulations and standards and has designated Ms. Proctor as an “audit committee financial expert” within the meaning of the applicable regulations and standards. The Audit Committee met four times in 2018 in order to carry out its responsibilities, as discussed below under “Audit Committee Matters — Audit Committee Report.”

Compensation Committee

The Compensation Committee reviews and approves Redwood’s compensation philosophy, reviews the competitiveness of Redwood’s compensation practices, as well as risks that may arise from those practices, determines and approves the annual base salaries and incentive compensation paid to our executive officers, approves the terms and conditions of proposed incentive plans applicable to our executive officers and other employees, approves and oversees the administration of Redwood’s employee benefit plans, and reviews and approves hiring and severance arrangements for our executive officers. The Compensation Committee consists solely of non-employee directors, all of whom our Board of Directors has determined are independent within the meaning of the listing standards of the NYSE, are “non-employee directors” within the meaning of the rules of the SEC, and are “outside directors” within the meaning of the rules of the Internal Revenue Service (the IRS). The Compensation Committee met seven times in 2018 in order to carry out its responsibilities, as discussed below under “Executive Compensation — Compensation Discussion and Analysis.”

Governance and Nominating Committee

The Governance and Nominating Committee reviews and considers corporate governance guidelines and principles, evaluates potential director candidates and recommends qualified candidates to the full Board, reviews the management succession plan and evaluates executives in connection with succession planning, and oversees the evaluation of the Board of Directors. The Governance and Nominating Committee consists solely of non-employee directors, all of whom our Board of Directors has determined are independent within the meaning of the listing standards of the NYSE. The Governance and Nominating Committee met four times in 2018 in order to carry out its responsibilities.

Committee Members

The current members of each of the three standing committees are listed below, with the Chair appearing first.

Audit	Compensation	Governance and Nominating
Greg H. Kubicek	Georganne C. Proctor	Jeffrey T. Pero
Mariann Byerwalter	Richard D. Baum	Richard D. Baum
Debora D. Horvath	Debora D. Horvath	Mariann Byerwalter
Karen R. Pallotta	Karen R. Pallotta	Greg H. Kubicek
Georganne C. Proctor	Jeffrey T. Pero

DIRECTOR COMPENSATION

Information on our non-employee director cash compensation paid (or to be paid) during the annual periods commencing in May 2017, May 2018, and May 2019, is set forth in the table below.

	Annual Period Commencing May 1,
	2017	2018	2019
Annual Retainer *	$80,000	$85,000	$85,000
Committee Meeting Fee (in person attendance)	$2,000	$2,000	$2,000
Committee Meeting Fee (telephonic attendance)	$1,000	$1,000	$1,000

* The Chairs of the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee each receive an additional annual cash retainer of $20,000. For the annual period which commenced May 22, 2018, the amount of the annual cash retainer payable to the Chairman of the Board of the Directors was increased from $50,000 to $75,000.

Non-employee directors are also reimbursed for reasonable out-of-pocket expenses incurred in attending Board and committee meetings, as well as for their and, in some cases, their guests’ attendance at other Redwood-related meetings or events. Non-employee directors may also be reimbursed for out-of-pocket expenses incurred in attending conferences or educational seminars that relate to their Board service.

Non-employee directors are also granted deferred stock units (or comparable equity-based awards) each year at the time of the annual meeting of stockholders. The number of deferred stock units granted is determined by dividing the dollar value of the grant by the closing price of Redwood’s common stock on the NYSE on the day of grant (and rounding to the nearest whole share amount). In May 2018, non-employee directors received an annual DSU award valued at $100,000 and, as discussed below, in May 2019, non-employee directors will receive an annual deferred stock unit award valued at $110,000. Non-employee directors may also be granted equity-based awards upon their initial election to the Board. These initial and annual DSU awards are fully vested upon grant, and they are generally subject to a mandatory three-year holding period. Dividend equivalent rights on DSUs are generally paid in cash to directors on each dividend distribution date. DSUs may be credited under our Executive Deferred Compensation Plan.

As noted above, at the August 2018 meeting of the Board of Directors, the Board approved certain changes jointly recommended by the Compensation Committee and the Governance and Nominating Committee to non-employee director compensation for the May 2019 to May 2020 annual period. In connection with these changes, the Compensation Committee's independent compensation consultant, Frederic W. Cook & Co., Inc. (FW Cook), conducted an independent review of Redwood’s non-employee director compensation program at the request of the Compensation Committee. The review conducted by FW Cook included benchmarking against non-employee director compensation at the companies that comprise Redwood's executive compensation benchmarking peer group. The changes for the program commencing in May 2019 are intended to keep Redwood's total average annual compensation for non-employee directors at or near the compensation benchmarking peer group median. Further details regarding the executive compensation benchmarking peer group and benchmarking practices are provided on pages 42-44 of this Proxy Statement under the heading "Executive Compensation - Compensation Benchmarking for 2018." The table below illustrates the changes approved. Committee meeting attendance fees and retainers for service as a committee chair remained unchanged from 2018 to 2019. The retainer for service as Chairman of the Board increased to $75,000 in May 2018 and remained unchanged for 2019.

	As of	% Change from
	May 2019	Prior Year
Annual Cash Retainer	$85,000	—%
Annual Equity Award	$110,000	10%

Each director may elect to defer receipt of cash compensation or dividend equivalent rights through Redwood's Executive Deferred Compensation Plan. Cash balances in the Executive Deferred Compensation Plan are unsecured liabilities of Redwood and are utilized by Redwood as available capital to fund investments and operations. Based on each director’s election, deferred compensation can either be deferred into a cash account and earn a rate of return that is equivalent to 120% of the applicable long-term federal rate published by the IRS compounded monthly or be deferred into deferred stock units which will, among other things, entitle them to receive dividend equivalent rights related to those units.

Non-Employee Director Compensation — 2018

The following table provides information on non-employee director compensation for 2018. Director compensation is set by the Board and is subject to change. Directors who are employed by Redwood do not receive any compensation for their Board activities.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	All Other Compensation ($)(4)	Total ($)
Richard D. Baum	$167,306	$99,986	—	$267,292
Mariann Byerwalter	$97,051	$99,986	—	$197,037
Douglas B. Hansen	$91,051	$99,986	—	$191,037
Debora D. Horvath	$103,051	$99,986	—	$203,037
Greg H. Kubicek	$119,051	$99,986	—	$219,037
Karen R. Pallotta	$102,051	$99,986	—	$202,037
Jeffrey T. Pero	$122,051	$99,986	—	$222,037
Georganne C. Proctor	$122,051	$99,986	—	$222,037

(1)
Fees earned are based on the non-employee director compensation policy in place for 2018: (i) annual cash retainer of $85,000 for 2018; (ii) additional annual retainer for the Chairman of the Board of $50,000 from January 1, 2018 to May 21, 2018 and $75,000 from May 22, 2018 onwards; (iii) additional annual retainer for Audit Committee Chair, Compensation Committee Chair, and Governance and Nominating Committee Chair of $20,000; (iv)

committee meeting fee (in person attendance) of $2,000 per meeting; and (v) committee meeting fee (telephonic attendance) of $1,000 per meeting.

(2)
Stock awards consisted of an annual grant of vested deferred stock units. The value of deferred stock units awarded was determined in accordance with FASB Accounting Standards Codification Topic 718. The value of dividend equivalent rights associated with deferred stock units was taken into account in establishing the value of these deferred stock units and previously granted deferred stock units. Therefore, dividend equivalent rights payments made during 2018 to non-employee directors are not considered compensation or other amounts reported in the table above. Information regarding the assumptions used to value our non-employee directors' deferred stock units is provided in Note 17 to our consolidated financial statements included in our Annual Report on Form 10‑K for the year ended December 31, 2018, filed with the Securities and Exchange Commission on March 1, 2019.

(3)
As of December 31, 2018, the aggregate number of stock awards outstanding for each non-employee director was as follows: Richard D. Baum had 18,104 vested DSUs; Douglas B. Hansen had 18,104 vested DSUs; Mariann Byerwalter had 18,104 vested DSUs; Debora D. Horvath had 19,104 vested DSUs; Greg H. Kubicek had 165,588 vested DSUs; Karen R. Pallotta had 18,104 vested DSUs; Jeffrey T. Pero had 25,944 vested DSUs; and Georganne C. Proctor had 90,931 vested DSUs.

(4)
Due to a calendar change, a year-end off-site meeting of Redwood's Board of Directors which would have ordinarily occurred in December 2018 was rescheduled to January 2019. For that meeting, certain non-employee directors traveled with a guest at a cost per guest of less than $2,000 to Redwood, and at an aggregate cost to Redwood for all guests of less than $6,000.

The following table provides information on stock unit distributions in common stock to non-employee directors from our Executive Deferred Compensation Plan in 2018. Stock units distributed represent compensation previously awarded in prior years and were reported as director or executive compensation in those prior years.

Name	Stock Units Distributed (#)	Aggregate Value of Stock Units Distributed ($)(1)
Richard D. Baum(2)	5,124	$84,392
Douglas B. Hansen(2)	5,124	$84,392
Mariann Byerwalter(2)	5,124	$84,392
Karen Pallotta(2) (3)	6,901	$111,651
Jeffrey T. Pero(2)	5,124	$84,392

(1)	The aggregate value of stock units distributed is calculated by multiplying the number of stock units distributed by the fair market value of Redwood common stock on the date of distribution.

(2)	Deferred stock units distributed in 2018 originally were awarded in 2015.

(3)	In addition to the awards granted in 2015, Ms. Pallotta also had deferred stock units distributed in 2018 which were granted in 2014.

EXECUTIVE OFFICERS

Executive officers of Redwood as of the date of this Proxy Statement are listed in the table below. For purposes of this Proxy Statement, each of Mr. Abate, Mr. Robinson, Mr. Stone, Mr. Cochrane, and Mr. Kanouse were Named Executive Officers (NEOs) in 2018.

Name	Position with Redwood as of December 31, 2018	Age
Christopher J. Abate	Chief Executive Officer	39
Dashiell I. Robinson	President	39
Andrew P. Stone	Executive Vice President, General Counsel & Secretary	48
Collin L. Cochrane	Chief Financial Officer	42
Garnet W. Kanouse	Managing Director - Head of Residential	46
Shoshone (Bo) Stern	Chief Investment Officer	41
Sasha G. Macomber	Chief Human Resource Officer	50

Executive officers of Redwood serve at the discretion of our Board of Directors. Biographical information regarding Mr. Abate, Mr. Robinson, Mr. Stone, Mr. Cochrane, Mr. Kanouse, Mr. Stern and Ms. Macomber is set forth below.

Christopher J. Abate, age 39, has served as Chief Executive Officer of Redwood since May 2018 and as a director since December 2017. Mr. Abate has been employed with Redwood since April 2006, previously serving as Redwood’s President from July 2016 to May 2018, Chief Financial Officer from March 2012 to August 2017, and Controller from January 2009 to March 2013. Before joining Redwood, Mr. Abate was employed by PricewaterhouseCoopers LLP. He holds a B.A. in accounting and finance from Western Michigan University, an M.B.A. from the University of California at Berkeley and Columbia University.

Dashiell I. Robinson, age 39, has served as President of Redwood since May 2018, and as Executive Vice President from September 2017 to May 2018. Prior to joining Redwood, Mr. Robinson was employed at Wells Fargo Securities from January 2009 to August 2017, most recently serving as the Head of Mortgage Finance within the Asset-Backed Finance Group. In that role, Mr. Robinson led a team of banking professionals responsible for financing and distributing an array of residential mortgage products, and serving a broad suite of the firm's operating and investing clients. Prior to his employment at Wells Fargo, Mr. Robinson was employed within the Structured Credit Products Group at Wachovia Capital Markets from 2001 to 2008, serving in banking, structuring and risk mitigation roles. Mr. Robinson holds a B.A. in English from Georgetown University.

Andrew P. Stone, age 48, serves as Executive Vice President, General Counsel, and Secretary of Redwood. Mr. Stone has been employed by Redwood as General Counsel since December 2008. Prior to joining Redwood, he served as Deputy General Counsel of Thomas Weisel Partners Group, Inc. from 2006 to 2008 and between 1996 and 2006 practiced corporate and securities law at Sullivan & Cromwell LLP and Brobeck, Phleger & Harrison LLP. Mr. Stone holds a B.A. in mathematics and history from Kenyon College and a J.D. from New York University School of Law.

Collin L. Cochrane, age 42, serves as Chief Financial Officer of Redwood. Mr. Cochrane has also served as Redwood's Controller and Managing Director from March 2013 to September 2017. Prior to joining Redwood in 2013, Mr. Cochrane served as Chief Accounting Officer and Controller for iStar Financial Inc., where he was employed from 2001 to March 2013. Prior to joining iStar Financial, Mr. Cochrane was employed as an auditor by Ernst & Young LLP from 1999 to 2001. Mr. Cochrane is a certified public accountant (inactive) and holds a B.S. in Accounting from the Leventhal School of Accounting at the University of Southern California.

Garnet W. Kanouse, age 46, serves as Managing Director and Head of Residential business at Redwood. He has been with Redwood since 2005 and has held a variety of capital markets, business development and portfolio management roles at the company. Prior to joining Redwood, Mr. Kanouse spent 10 years in Chicago at Bank One and predecessor entities in various fixed income capacities, primarily as a member of the team responsible for a portfolio of mezzanine asset-backed and first-loss residential and commercial mortgage-backed securities. Mr. Kanouse holds a B.S. in Accounting from the University of Colorado and an M.B.A. in Finance from the University of Chicago.

Shoshone (Bo) Stern, age 41, serves as Chief Investment Officer of Redwood. Mr. Stern joined Redwood in 2003, and previously served as Redwood’s Treasurer from December 2009 to August 2016, and as Managing Director from December 2007 to December 2009. From February 2003 to December 2007, Mr. Stern served in several other management positions at Redwood. Prior to joining Redwood, Mr. Stern was employed by CIBC Oppenheimer in its investment banking group. Mr. Stern holds a B.S. degree in Business Administration from the University of California, Berkeley and an M.B.A from the University of California, Berkeley and Columbia University; he is also a CFA Charterholder.

Sasha G. Macomber, age 50, has served as Chief Human Resource Officer since April 2018 when she joined Redwood. Prior to joining Redwood, Ms. Macomber spent eleven years with Peet’s Coffee in the San Francisco Bay Area, leading various aspects of human resources including talent acquisition, talent management, HR business partnerships, employee engagement, and leadership communications. Ms. Macomber has also held HR leadership roles within consumer goods and technology companies, including The North Face, Room & Board, and QRS Corporation. Ms. Macomber has a B.A. degree in English Literature from Mills College and a M.S. in Organizational Development from the University of San Francisco.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information, as of March 1, 2019, on the beneficial ownership of our common stock by our current directors and executive officers (as well as by our previous CEO, as of the date he retired from that position in May 2018), and by all of these directors and executive officers as a group. As indicated in the notes, the table includes common stock equivalents held by these individuals through Redwood-sponsored benefits programs. Except as otherwise indicated and for such power that may be shared with a spouse, each person has sole investment and voting power with respect to the shares shown to be beneficially owned. Beneficial ownership is determined in accordance with the rules of the SEC.

Executive Officers	Number of Shares of Common Stock Beneficially Owned(1)	Percent of Class(2)
Christopher J. Abate(3)	185,140	*
Marty S. Hughes(4)	878,264	*
Dashiell I. Robinson(5)	44,426	*
Andrew P. Stone(6)	115,448	*
Collin L. Cochrane(7)	60,832	*
Garnet W. Kanouse(8)	94,583	*
Shoshone (Bo) Stern(9)	81,663	*
Sasha G. Macomber(10)	—	*
Non-Employee Directors
Richard D. Baum(11)	53,609	*
Douglas B. Hansen(12)	356,674	*
Mariann Byerwalter(13)	23,763	*
Debora D. Horvath(14)	25,139	*
Greg H. Kubicek(15)	273,253	*
Fred J. Matera(16)	14,132	*
Karen R. Pallotta(17)	28,032	*
Jeffrey T. Pero(18)	83,847	*
Georganne C. Proctor(19)	100,776	*
All directors and executive officers as a group (17 persons)(20)	2,419,581	2.50%

* Less than 1%.

(1)	Represents shares of common stock outstanding and common stock underlying performance stock units and deferred stock units that have vested or will vest within 60 days of March 1, 2019.

(2)	Based on 96,659,250 shares of our common stock outstanding as March 1, 2019.

(3)	Includes 96,183 shares of common stock and 88,957 deferred stock units that have vested or will vest within 60 days of March 1, 2019.

(4)
Includes 681,579 shares of common stock, 5,000 shares of common stock held in record by Mr. Hughes' spouse and 191,685 deferred stock units that have vested, in each case as of May 22, 2018, the date Mr. Hughes retired from the CEO position.

(5)	Includes 28,996 shares of common stock and 15,430 deferred stock units that have vested or will vest within 60 days of March 1, 2019.

(6)	Includes 70,062 shares of common stock and 45,386 deferred stock units that have vested or will vest within 60 days of March 1, 2019.

(7)	Includes 17,308 shares of common stock, and 43,524 deferred stock units that have vested or will vest within 60 days of March 1, 2019.

(8)	Includes 33,923 shares of common stock, and 60,660 deferred stock units that have vested or will vest within 60 days of March 1, 2019.

(9)	Includes 30,689 shares of common stock, and 50,974 deferred stock units that have vested or will vest within 60 days of March 1, 2019.

(10)	Does not have any shares of common stock, or deferred stock units that have vested or will vest within 60 days of March 1, 2019.

(11)	Includes 35,505 shares of common stock, and 18,104 deferred stock units.

(12)	Includes 338,570 shares of common stock, and 18,104 deferred stock units.

(13)	Includes 5,659 shares of common stock, and 18,104 deferred stock units.

(14)	Includes 6,035 shares of common stock, and 19,104 deferred stock units.

(15)
Includes 105,753 shares of common stock held in direct ownership, living trusts and through an unaffiliated pension plan, 1,912 shares held of record by Mr. Kubicek’s spouse, and 165,588 vested deferred stock units.

(16)	Includes 12,792 shares of common stock, and 1,340 deferred stock units

(17)	Includes 9,928 shares of common stock, and 18,104 vested deferred stock units.

(18)	Includes 57,903 shares of common stock and 25,944 vested deferred stock units.

(19)	Includes 9,845 shares held in the Proctor Trust and 90,931 vested deferred stock units.

(20)	Includes 1,547,642 shares of common stock, and 871,938 vested deferred stock units.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information as of the dates noted below, with respect to shares of our common stock owned by each person or entity known by us to be the beneficial owner of approximately 5% or more of our common stock.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Class(1)
BlackRock, Inc.(2)	14,606,132	15.1%
Wellington Management Group LLP (3)	9,490,630	9.8%
The Vanguard Group(4)	8,048,089	8.3%
Capital World Investors (5)	5,883,159	6.1%
FMR LLC (6)	5,362,664	5.5%

(1)	Based on 96,659,250 shares of our common stock outstanding as March 1, 2019.

(2)
Address: 55 East 52nd Street, New York, New York 10055. The information in the above table and this footnote concerning the shares of common stock beneficially owned by BlackRock, Inc. (BlackRock) is based on the amended Schedule 13G filed by BlackRock with the SEC on January 31, 2019, which indicates that BlackRock and certain other subsidiary entities make aggregate reports on Schedule 13G and that such entities, in the aggregate, have sole dispositive power with respect to 14,606,132 shares and sole voting power with respect to 14,194,266 shares.

(3)
Address: 280 Congress Street, Boston, Massachusetts 02210. The information in the above table and this footnote concerning the shares of common stock beneficially owned by Wellington Management Group LLP (Wellington) is based on the amended Schedule 13G filed by Wellington with the SEC on February 12, 2019, which indicates that Wellington and certain other subsidiary entities make aggregate reports on Schedule 13G and that such entities, in the aggregate, have shared dispositive power with respect to 9,490,630 shares and shared voting power with respect to 5,275,864 shares.

(4)
Address: 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. The information in the above table and this footnote concerning the shares of common stock beneficially owned by The Vanguard Group (Vanguard) is based on the amended Schedule 13G filed by Vanguard with the SEC on February 11, 2019, which indicates that Vanguard and certain other subsidiary entities make aggregate reports on Schedule 13G and that such entities, in the aggregate, have sole dispositive power with respect to 7,964,236 shares, shared dispositive power with respect to 83,853 shares, sole voting power with respect to 88,185 shares, and shared voting power with respect to 11,336 shares.

(5)
Address: 333 South Hope Street, Los Angeles, California 90071. The information in the above table and this footnote concerning the shares of common stock beneficially owned by Capital World Investors (Capital World), a division of Capital Research and Management Company (CRMC), is based on the amended Schedule 13G filed by Capital World with the SEC on February 14, 2019, which indicates that Capital World has sole voting and dispositive power with respect to 5,883,159 shares.

(6)
Address: 245 Summer Street, Boston, Massachusetts 02210. The information in the above table and this footnote concerning the shares of common stock beneficially owned by FMR LLC (FMR) is based on the amended Schedule 13G filed by FMR with the SEC on February 13, 2019, which indicates that FMR and certain other subsidiary entities make aggregate reports on Schedule 13G and that the such entities, in the aggregate, have sole dispositive power with respect to 5,362,664 shares and sole voting power with respect to 112,111 shares.

EXECUTIVE COMPENSATION

Table of Contents

Executive Summary of Compensation Discussion and Analysis	27
Compensation Discussion and Analysis (CD&A)	36
Section I - Introduction	36
Named Executive Officers	36
Compensation Committee	37
Redwood's Business Model and Internal Management Structure	37
Overall Compensation Philosophy and Objectives	38
Outreach to Stockholders	38
"Say-on-Pay" Support from Stockholders	39
Section II - Executive Compensation in 2018	40
Redwood's 2018 and Long-Term Performance	40
Elements of Compensation in 2018	40
Process for Compensation Determinations for 2018	42
Compensation Benchmarking for 2018	42
2018 Base Salaries	44
2018 Performance-Based Annual Bonus Compensation	45
Performance-Based Annual Bonuses Earned for 2018	50
2018 Long-Term Equity-Based Incentive Awards	52
Vesting and Mandatory Holding Periods for 2018 Long-Term Equity-Based Incentive Awards	56
Section III - Other Compensation, Plans and Benefits	57
Deferred Compensation	57
Employee Stock Purchase Plan	57
401(k) Plan and Other Matching Contributions	58
Other Compensation and Benefits	58
Severance and Change of Control Arrangements	58
Section IV - Compensation-Related Policies and Tax Considerations	60
Mandatory Executive Stock Ownership Requirements	60
Prohibition on Use of Margin, Pledging, and Hedging in Respect of Redwood Shares	60
Clawback Policy with Respect to Bonus and Incentive Compensation	61
Tax Considerations	61
Accounting Standards	61
Section V - Conclusion	62
Certain Compensation Determinations Relating to 2019	62
Compensation Committee Report	63
Executive Compensation Tables	64
Compensation Risks	78
CEO Pay Ratio	79

Compensation Discussion & Analysis - Executive Summary

Introduction

➢	Redwood has a performance-based executive compensation program where pay delivery appropriately adjusts up or down to reflect short- and long-term performance results

◦
2018 annual bonuses paid to executives modestly exceeded target levels, reflecting annual financial performance that modestly exceeded the goals established by the Compensation Committee (the Committee) at the beginning of 2018

◦
Realized value from prior years’ equity awards reflected longer-term total stockholder return (TSR) results, with strong three-year TSR driving above-target vesting of performance stock units (PSUs) granted to executives in December 2015

➢
Redwood’s planned leadership transition (announced in December 2017) was successfully completed in May 2018, with Redwood’s then-President, Mr. Abate, being promoted to CEO following the scheduled retirement of the prior CEO, Mr. Hughes

◦
Mr. Abate’s compensation was adjusted in connection with his promotion to reflect Redwood’s pay philosophy, competitive compensation market practices, and the Committee’s consistent adherence to its pay-for-performance philosophy

➢
The philosophy and key elements of Redwood’s executive compensation program have remained largely consistent in recent years, with an update in December 2018 to the structure of performance stock units (PSUs)

◦
Updated PSU structure reflects both stockholder feedback and the Committee’s view that executives should have strong “line-of-sight” between their long-term strategic and operational decisions and the key performance metric that drives PSU vesting

◦
Under the updated PSU structure, vesting is driven by both a book value TSR metric, which measures three-year book value growth and cash dividends paid, and a relative TSR metric, which adjusts vesting based on three-year TSR relative to a large group of publicly-traded mortgage REITs

◦
The Committee continues to maintain a program that balances performance-based annual bonuses with long-term equity-based compensation in the form of PSUs and deferred stock units (DSUs), as well as a limited amount of fixed compensation delivered as annual salary and standard benefits

➢
Shareholders have provided consistently strong “Say-on-Pay” voting support and given meaningful feedback to the Committee Chair during Redwood’s ongoing outreach to stockholders regarding executive compensation

◦
In particular, feedback received during the Committee’s 2018 outreach to stockholders was an important factor prompting the update to the PSU structure, including the addition of a three-year relative TSR metric

◦	A further discussion of outreach to, engagement with, and feedback from our stockholders is set forth within the main body of CD&A under the heading "Outreach to Stockholders”

Contents of this Executive Summary
➢	Overview of Redwood's performance-based compensation philosophy and key elements of compensation for the CEO and other named executives at Redwood
➢	Review of Redwood’s business model and structure and how they impact the Committee’s determinations regarding the executive compensation program
➢	Review of Redwood’s annual and longer-term performance, including comparisons to peers
➢	Review of how annual bonuses and vesting of long-term equity awards track Redwood’s performance, using the CEO as an example

Redwood’s Performance-Based Compensation Philosophy

➢	Redwood’s performance-based compensation program is administered by the independent Compensation Committee of the Board of Directors and is designed to:

◦	Incentivize attainment of both short- and long-term business and stockholder return objectives, including:

•	Achieving stable and attractive returns-on-equity (ROEs) that support payment of attractive levels of sustainable dividends and build book value

•	Meeting annual strategic, business, operational, governance, and risk-management goals

◦	Align the interests of executives with those of long-term stockholders in achieving strong stockholder returns, including relative to other publicly-traded mortgage REITs

◦	Enable Redwood to hire and retain executives in a competitive marketplace

•	Market-based compensation benchmarking is used to evaluate compensation relative to peer companies and informs the Committee’s determinations

◦	Avoid incentivizing inappropriate risk taking

Executive Compensation
What Redwood Does		What Redwood Does Not Do
✓	Directly links annual bonus to performance	✗	No guaranteed bonus arrangements
✓	Provides approximately half of named executive officers’ target compensation in long-term equity-based incentives	✗	No significant amount of fixed compensation - base salary and standard benefits are the only fixed elements of compensation
✓	Imposes three- or four-year vesting/holding periods on annual long-term equity grants	✗	No “single-trigger” change-in-control severance payments
✓	Maintains robust stock ownership requirements for executives	✗	No excise tax gross-ups for any change-in-control related payments
✓	Maintains a bonus and incentive payments “clawback” policy if fraud or misconduct results in a financial restatement	✗	No margin, pledging, or hedging transactions permitted with respect to Redwood stock

Redwood’s Business Model and Internal Management Structure

The nature of Redwood’s business model and internally-managed REIT structure are key factors the Committee has taken into account in designing Redwood’s executive compensation program and determining appropriate metrics and setting goals for performance-based compensation

➢
Internally-Managed Mortgage REIT. Redwood is a specialty finance company structured as an internally-managed REIT for tax purposes. Redwood is focused on making credit-sensitive investments in single-family residential and multifamily mortgage loans and related assets and engaging in mortgage banking activities - e.g., the acquisition and sale or securitization of residential mortgage loans

➢
REIT Dividend Requirement. Unlike traditional corporations, under the Internal Revenue Code, REITs are required to distribute at least 90% of the income earned under their REIT status as dividends - as a result:

◦	Redwood is limited in its ability to grow book value and its equity capital base through the reinvestment of retained earnings

◦	A key element of the return to stockholders from investing in Redwood is the level of dividends paid on shares of common stock

➢
Business Model and Structure are Important Factors in the Compensation Program. Factoring in Redwood’s business model and structure, the Committee has made key determinations regarding executive compensation, including:

◦
Performance Metrics. ROE, book value TSR, and other profitability-based performance measures have been considered highly relevant by the Committee in determining annual bonuses and measuring performance because:

•	these measures should correlate with Redwood’s ability to increase book value and pay attractive levels of sustainable dividends;

•	management has “line-of-sight” into how its strategic and operational decisions impact these measures; and

•	over the long-term, strong results under these measures should correlate with strong TSR results

◦
Leverage and Liquidity Risk. Redwood’s relatively conservative use of leverage to finance its business and investments, as well as its active approach to managing liquidity risk, are factored in when the Committee sets financial performance targets, as it seeks to incentivize attractive risk-adjusted returns

Key Elements of the 2018 Executive Compensation Program

The Committee annually reviews Redwood’s executive compensation program in consultation with the Committee’s independent compensation consultant. During 2018, ongoing compensation for Redwood’s current CEO, Mr. Abate, was structured by the Committee to include the following four elements:

➢
Base Salary and Standard Benefits. Base salary and standard benefits together represent less than 20% of the CEO’s target compensation, with the remainder in performance-based and/or equity-based compensation

➢	Target Annual Bonus. Annual bonus is structured as follows:

◦	75% earned based on an ROE-based performance metric

•	Performance target for 2018 represented a level of earnings in excess of the regular annual dividend set by the Board

◦	25% earned based on individual contribution to the achievement of strategic, business, operational, governance and risk-management goals

•	Committee determines above- or below-target funding for this portion of annual bonus based on goal achievement measured against performance objectives established in the first quarter of the year

➢
Long-Term Equity Awards: PSUs. As noted above, the structure of PSUs was updated in 2018 to make vesting contingent on two distinct performance metrics: book value TSR and relative TSR, with each measured over a three-year period

◦	Awarded at year-end, these equity-based awards represent 50% of total annual long-term equity incentive grant value

◦
Book value TSR is used as a financial performance metric and measures (over the three-year period) the change in GAAP book value per share, plus cash dividends paid, each a key factor in driving returns to stockholders

◦
Relative TSR is used as an additional performance metric and measures Redwood’s TSR over the three-year period compared to the component companies of the FTSE Nareit Mortgage REITs Index, a broad-based index of mortgage REITs[1]

Further detail on the structure of PSUs, including performance targets and vesting thresholds, is provided within the main body of CD&A

➢	Long-Term Equity Awards: Deferred Stock Units (DSUs). The structure of DSUs provides for full vesting and delivery only after a four-year period

◦	Awarded at year-end, these equity-based awards represent 50% of total annual long-term equity incentive grant value

◦	Directly aligns interests of executives and stockholders in enhancing long-term TSR and supports retention

______________________
1 See Annex C to this Proxy Statement for a listing of this group of publicly-traded mortgage REITs. In accordance with best practices for equity awards that use a relative TSR performance metric, this group is significantly larger than the smaller group of mortgage REIT performance peers described below and used in various performance comparisons within this Executive Summary

Elements of CEO’s Target Annual Compensation - 2018[1]

Std. Benefits
0.7%
Base Salary
15.4%
DSUs
28.5%
Annual Bonus
(ROE-based)
20.2%
Performance-Based
56.2%
Long-Term Awards/
Equity Value at Risk:
57%
PSUs
28.5%
Annual Bonus
(Indiv. Performance)
6.7%

1/ Annualized 2018 target compensation for Mr. Abate in CEO role. Excludes promotion-related grant of DSUs and PSUs in May 2018 with an aggregate grant date fair value of $500,000

➢	Performance Based Compensation

◦	Two key elements of compensation are earned directly based on financial/performance metrics

•	Annual bonus funding is primarily determined based on the achievement of an Adjusted ROE-performance target, as well as individual goal attainment

•	PSUs vest based on two performance metrics: three-year book value TSR and three-year relative TSR, measured against the component companies of the FTSE Nareit Mortgage REIT index

➢	Long-Term Awards / Equity Value at Risk

◦
Long-term equity awards comprise the largest element of target annual compensation and are subject to three- and four-year vesting/holding periods, during which value is at risk and value realization is conditioned on the delivery of stockholder value and achievement of pre-defined performance goals

➢	Limited Fixed Compensation

◦	Base salary and standard benefits of the type generally provided to full-time employees are the only fixed elements of compensation

Redwood's 2018 Performance
Redwood’s Performance Peers
In addition to reviewing its stand-alone performance, Redwood has regularly compared its financial performance to a group of publicly-traded mortgage REITs because their business models share a common focus on investing in residential mortgages and related assets

◦	This group of 14 publicly-traded mortgage REITs (“mREIT Peers”) is used in the performance comparisons shown below and on subsequent pages of this Executive Summary[1]

◦	These 14 mREIT Peers are consistent with the mortgage REIT peers presented in Redwood’s prior-year CD&A, with adjustments limited to the results of merger and acquisition activity

➢	Solid 2018 Financial Performance Relative to mREIT Peers

	¡	2018 earnings per share of $1.34
(fully diluted, as reported under GAAP)

	¡	2018 ROE of 9.34%
(based on GAAP financial results)

	¡	1-Year TSR (2018) of 9.4%
● TSR represents change in the market price for Redwood common stock, taking into account reinvestment of cash dividends paid

	¡	1-Year book value TSR (2018) of 7.8%
● As noted above, book value TSR represents change in GAAP book value, plus cash dividends paid

______________________
1 See Annex C to this Proxy Statement for a listing of this group of publicly-traded mortgage REITs

Redwood's 2018 Performance (cont.)

➢	The graphs below illustrate Redwood’s 2018 performance and use of financial leverage relative to the mREIT Peers, as grouped by their business/investment focus

◦	Many of these mortgage REITs have business models that employ higher leverage and liquidity risk than Redwood

◦	Redwood delivered strong book value TSR and ROE in 2018, particularly when viewed in the context of its focus on lower leverage and liquidity risk

➢	2018 Risk-Adjusted Returns Relative to mREIT Peers

	¡	On a risk-adjusted basis, Redwood's 2018 ROE compares very favorably to mREIT peers that use higher levels of financial leverage[1] than Redwood

		●	Agency Peers[2] are a subset of the mREIT Peers focused on investing in Agency MBS[3] and related assets

		●	Hybrid/Credit Peers[2] are a subset of the mREIT Peers focused on investing in residential mortgages with credit risk exposure, as well as Agency MBS and other mortgage-related assets

	¡	Similarly, on a risk-adjusted basis, Redwood’s 2018 book value TSR compares very favorably to mREIT peers that use higher levels of financial leverage than Redwood

		●	Agency Peers together with Hybrid/Credit Peers comprise all mREIT Peers

______________________

[1]	Financial leverage for purposes of these comparisons is measured by the ratio of recourse indebtedness (e.g. excluding non-recourse asset- backed debt) to equity.
2 See Annex C to this Proxy Statement for a listing of the mREITs that comprise the two subsets of the mREIT Peers: "Agency Peers" and "Hybrid/Credit Peers"
3 Agency MBS are mortgage-backed securities issued or guaranteed by Fannie Mae, Freddie Mac, or other government-sponsored enterprises or Federal agencies.

CEO’s Annual Bonus Tracks With Annual ROE-Based Performance Metric

➢
Amounts earned under the annual bonus plan are highly correlated with Redwood’s ROE and non-GAAP Adjusted ROE[3], with solid 2018 Adjusted ROE resulting in the CEO earning a bonus for 2018 that was approximately 12% (or $138,000) above target level

◦
Consistent Pay-for-Performance Design of Annual Bonus Program. As illustrated in the graph below, annual bonuses paid to Redwood’s CEO have, over time, correlated with Adjusted ROE performance, as well as with ROE determined based on GAAP financial results

•
A practice of the Committee, illustrated in the 2017 data below, is to deliver a portion of the CEO’s annual bonus in DSUs, in lieu of cash, when a significantly above-target annual bonus is earned based on annual financial performance

CEO’s Performance-Based Annual Bonuses vs. ROE Performance Measures

➢	Non-GAAP Adjusted ROE Performance Metric. Adjusted ROE is the non-GAAP financial performance metric that is the primary determinant of annual bonuses

◦	Adjusted ROE reflects GAAP earnings divided by average equity capital, adjusted to exclude certain unrealized mark-to-market gains and losses from equity

◦
The adjustment to exclude these unrealized mark-to-market gains and losses is made to enable the calculation of an “apples-to-apples” non-GAAP ratio of earnings to equity capital for purposes of evaluating financial performance - i.e., unrealized gains and losses are disregarded in both the numerator (earnings) and denominator (equity capital)

_________________________________
3 Non-GAAP Adjusted ROE is further described on page 47 within the main body of CD&A and is reconciled to ROE based on GAAP financial results in Annex A to this Proxy Statement

Value Realization From Long-Term Performance Stock Units
Tracks Long-Term Performance

➢	Vesting of PSUs at year-end 2018 correlated with returns to stockholders over a three-year performance measurement period

◦	PSU vesting for Redwood’s CEO at year-end 2018 was based on absolute TSR performance over the three-year period following the original grant in December 2015

•	Redwood’s TSR for the three calendar-year period ending December 31, 2018 was 42.9%

•	PSUs granted in December 2015 vested at 129% of target

◦
As illustrated in the graphs below, returns to Redwood stockholders over the 2015-2018 three-year period were strong, as measured by not only TSR, but also as measured by ROE and book value TSR, on both an absolute basis and relative to mREIT Peers

◦
In contrast to the above-target vesting of PSUs at year-end 2018, in accordance with Redwood’s pay-for-performance philosophy, below-threshold three-year TSRs at the end of 2017 and 2016 resulted in the full forfeiture of PSUs granted to executives in December 2014 and 2013

_____________________________________________________________________________________________________
_____________________________________________________________________________________________________

End of Executive Summary

Compensation Discussion and Analysis (CD&A)

In accordance with SEC regulations, this CD&A is focused on the compensation of Redwood’s Named Executive Officers (NEOs) for 2018, although it also provides some general discussion and analysis of aspects of Redwood’s compensation programs, plans, and practices that apply to all of Redwood’s officers and employees.

Section I - Introduction

➢	Named Executive Officers

➢	Compensation Committee

➢	Redwood's Business Model and Internal Management Structure

➢	Overall Compensation Philosophy and Objectives

➢	Outreach to Stockholders

➢	"Say-on-Pay" Support from Stockholders

Named Executive Officers

Redwood had six NEOs for 2018.

Named Executive Officers

•	Christopher J. Abate, Chief Executive Officer

◦	Mr. Abate was promoted from President to Chief Executive Officer on May 22, 2018.

•	Dashiell I. Robinson, President

◦	Mr. Robinson was promoted from Executive Vice President to President on May 22, 2018.

•	Andrew P. Stone, Executive Vice President, General Counsel, and Secretary

•	Collin L. Cochrane, Chief Financial Officer

•	Garnet W. Kanouse, Managing Director - Head of Residential

•	Marty S. Hughes, retired Chief Executive Officer

◦	Mr. Hughes retired from the Chief Executive Officer position on May 22, 2018.

Compensation Committee

The Committee is committed to providing disclosure within this CD&A that gives insight into the process by which it arrives at determinations relating to executive compensation and the underlying rationale for those determinations. Among other things, this CD&A describes:

•	The Committee’s process for reviewing and determining the elements of the compensation of the Chief Executive Officer (CEO) and of the other NEOs.

•	The rationale for the different elements of the NEOs’ compensation and Redwood’s compensation philosophy, objectives, and methodology for competitive benchmarking.

•	The metrics and goals used for performance-based compensation and factors taken into account in the Committee’s determination of whether those measures and goals were satisfied.

•	The severance and change of control payments that NEOs may become entitled to receive under certain circumstances.

•	The role of the Committee’s independent compensation consultant.
Each year the Committee reviews Redwood’s compensation philosophy and its executive compensation plans and programs. After taking into account various factors and analyses, including those described in this CD&A, input from its independent compensation consultant, feedback from stockholders obtained during stockholder outreach efforts, and the outcome of recent stockholder advisory votes on executive compensation (commonly referred to as “Say-on-Pay” votes), the Committee makes compensation determinations it believes are appropriate in light of its executive compensation objectives.

Redwood’s Business Model and Internal Management Structure

Redwood is a specialty finance company structured as an internally-managed REIT. Redwood's business is focused on making credit-sensitive investments in single family residential and multifamily mortgage loans and other real estate-related assets, with the goal of providing attractive returns to stockholders through a stable and growing stream of earnings and dividends, as well as through capital appreciation. Redwood also seeks to earn income through engaging in mortgage banking activities - e.g., by generating gains through the acquisition and sale of residential mortgage loans (including through the sponsoring of securitization transactions).
Redwood was established in 1994 and is structured as a real estate investment trust (REIT) for tax purposes. Under the Internal Revenue Code, REITs are required to distribute as dividends at least 90% of the income earned under their REIT status. As a result, like other REITs, Redwood is limited in its ability to grow book value and its equity capital base through the reinvestment of retained earnings and a key element of returns to stockholders is the level of dividends paid on shares of Redwood's common stock.
The nature of Redwood’s business model and internal management structure are factors the Committee has taken into account in structuring Redwood’s executive compensation program and determining the appropriate performance measures and goals used for performance-based compensation. For example:

•
Return-on-equity, book value total stockholder return, and other profitability-based measures of performance have been considered highly relevant in determining performance-based annual bonuses and measuring performance because: (i) these measures should correlate with Redwood’s ability to increase book value and pay an attractive level of sustainable dividends; (ii) management has “line-of-sight” into how its strategic and operational decisions impact these measures; and (iii) over the long-term, strong results under these measures should correlate with strong total stockholder returns.

•
Redwood’s relatively conservative use of leverage to finance its business and investments, as well as its active approach to managing liquidity risk, are factored in when the Committee sets financial performance targets, as the Committee seeks to incentivize attractive risk-adjusted returns.

Overall Compensation Philosophy and Objectives

Redwood maintains a performance-based compensation philosophy for its executive officers that seeks to provide incentives to achieve both short-term and long-term business and stockholder return objectives, align the interests of executive officers with those of long-term stockholders, and ensure that it can hire and retain talented individuals in a competitive marketplace. The Committee is responsible for evaluating Redwood's executive compensation programs, plans, and practices to ensure that they provide proper incentives and appropriately support Redwood's business model and performance objectives without creating risks that are likely to have a material adverse effect on Redwood.

Redwood's executive compensation objectives are as follows:

•	Attract and retain highly qualified and productive executives

•	Motivate executives to enhance the overall performance and profitability of Redwood, both on a short-term and a long-term basis, with an emphasis on the long-term

•	Foster long-term alignment of the interests of executives and stockholders through ownership of Redwood common stock by executives and by rewarding stockholder value creation

•	Ensure that compensation opportunities are competitive

•	Avoid incentivizing inappropriate risk taking
During 2018, the Committee, with input and guidance from its independent compensation consultant, Frederic W. Cook & Co., Inc. (FW Cook), engaged in a review of the structure of Redwood’s executive compensation program. This included a review of the elements of executive compensation, the mix of annual and long-term compensation, the compensation benchmarking peer group, the overall competitiveness of target levels of cash and equity-based compensation, and the mechanisms through which Redwood's pay-for-performance philosophy is implemented.

Outreach to Stockholders

Outreach to stockholders regarding executive compensation during 2018 and over the past several years has provided Redwood with the opportunity to discuss and receive stockholder feedback regarding Redwood’s philosophy and views on executive compensation and specific compensation practices. In particular:

•
Committee Chair Active in Outreach Efforts. The Chair of the Committee, together with members of Redwood’s management, has engaged in these stockholder outreach efforts, which have taken the form of telephone conferences with both institutional and individual stockholders, as well as in-person outreach meetings with institutional stockholders

•
2018 Outreach Efforts. In advance of Redwood’s 2018 annual stockholders’ meeting, outreach efforts were made with respect to Redwood’s top institutional stockholders (more than 20), as well as several other institutional and individual stockholders, which in the aggregate then-held approximately 70% of then-outstanding shares of Redwood’s common stock

◦
2018 Engagement Response. These outreach efforts resulted in an engagement response from approximately 60% of the ownership of Redwood’s then-outstanding common stock, including direct teleconferences between the Chair of the Committee and six of Redwood’s then top 25 stockholders. Certain stockholders responded to these outreach efforts by indicating that the prior year’s engagement with Redwood continued to provide the information needed to support their 2018 proxy voting process.

◦
2018 Feedback From Stockholders. Feedback provided to the Chair of the Committee from engagement in 2018 was generally positive about Redwood’s executive compensation program and the Say-on-Pay vote at the 2018 annual meeting of stockholders. Examples of the topics discussed during stockholder engagement included:

–	Stockholder perspectives on peer group companies, as well as financial and performance metrics

–	Discussion of the philosophy and structure of Redwood’s executive compensation program and how Redwood’s performance in 2017 and prior years was correlated with realized compensation

–
Feedback on the structure of performance-based compensation elements, including the use of both a book value-based return metric and a relative stockholder return metric in the structure of performance stock unit (PSU) equity awards

◦
Note: Based on a number of factors and considerations, including shareholder feedback, the Committee updated the structure of PSU equity awards in 2018 to provide that performance-based vesting of PSUs will be driven by both a book value TSR metric, which measures three-year book value growth and cash dividends paid, and a relative TSR metric, which adjusts vesting based on three-year TSR relative to a large group of publicly-traded mortgage REITs

–
Review by stockholders of the policies governing their proxy voting decisions, how those policies apply to the voting of their shares of Redwood stock, and implications of those policies for Redwood's executive compensation program

Among the institutional stockholders that provided an engagement response (representing approximately 60% of then-outstanding shares of common stock), Redwood understands that all of them cast votes at the 2018 annual meeting in support of “Say-on-Pay”, with the exception of a single institutional shareholder which then-held less than 1.5% of outstanding shares of Redwood stock.

•
Consistent Outreach Over Multiple Years. Outreach to stockholders regarding executive compensation has been a consistent practice at Redwood. In addition to regularly engaging with institutional and individual stockholders following the publication of Redwood’s annual proxy statement in 2018, the Chair of the Committee traveled in past years to meet in person with institutional stockholders who then held approximately 25% of Redwood’s outstanding common stock. Additional in-person meetings and teleconferences between the Chair of the Committee and institutional stockholders are contemplated in the future.

The Committee believes that this ongoing stockholder outreach process results in a more detailed understanding of recent Say-on-Pay voting results and provides a forum for valuable feedback from stockholders regarding their views on executive compensation philosophy and practices.

“Say-on-Pay” Support from Stockholders
“Say-on-Pay” voting results since 2011 and stockholder outreach and feedback were factors considered by the Committee in both: (i) maintaining during 2018 the basic structure of Redwood’s performance-based compensation program that has consistently been in place over recent years and (ii) updating in December 2018 the structure of performance stock units (PSUs) used as an important element of the program.

Last year, 86% of stockholder votes cast at the May 2018 Annual Meeting of Stockholders supported the non-binding resolution to approve executive compensation. Since the inception of ‘‘Say-on-Pay’’ voting in May 2011, on average, approximately 90% of stockholder votes cast at Redwood's annual stockholder meetings supported the annual non-binding resolution to approve executive compensation.

Section II - Executive Compensation in 2018

➢	Redwood's 2018 and Longer-Term Performance

➢	Elements of Compensation in 2018

➢	Process for Compensation Determinations for 2018

➢	Compensation Benchmarking for 2018

➢	2018 Base Salaries

➢	2018 Performance-Based Annual Bonus Compensation

➢	Performance-Based Annual Bonuses Earned for 2018

➢	2018 Long-Term Equity-Based Incentive Awards

➢	Vesting and Mandatory Holding Periods for 2018 Long-Term Equity-Based Incentive Awards

Redwood’s 2018 and Long-Term Performance

Redwood’s 2018 financial performance was solid, including:
•Earnings per share of $1.34 (fully diluted, as reported under GAAP)
•Payment of $1.18 per share in dividends, a 5.4% increase from dividends paid in 2017

•	Book value total stockholder return of 7.8%, which represents the change in GAAP book value, plus cash dividends paid
•Return-on-equity (ROE) of 9.34% (based on 2018 GAAP financial results)

Redwood’s long-term performance was strong over the three-year period ending December 31, 2018:

•	Three-year TSR of 42.9%

•	Three-year book value TSR of 31.7%

•	Three-year average annual ROE of 11.0%
Graphics illustrating Redwood’s 2018 and three-year performance relative to other publicly-traded REITs with business models that share a common focus on investing in residential mortgages and related assets are included within the preceding “Executive Summary of CD&A” beginning on page 27 of this Proxy Statement.

Elements of Compensation in 2018
In 2018, cash compensation for Redwood’s NEOs included a base salary and a performance-based annual bonus. Annual bonuses for 2018 were primarily determined based on company financial performance, with individual performance a secondary determinant. For each NEO, a target annual bonus amount was established at the beginning of 2018 (or upon promotion during 2018) that would be earned if Redwood's financial performance met a Committee-established target and the NEO’s individual performance merited target-level payment. In particular, one portion of each NEO’s annual bonus is determined based on company financial performance (referred to in this CD&A as the company performance component of target bonus or company performance bonus), and the other portion of each NEO’s annual bonus is determined based on individual performance (referred to in this CD&A as the individual performance component of target bonus or individual performance bonus).

The Committee generally intends that the base salary and annual bonus target for each NEO be appropriate in comparison to a market-based median benchmark, after taking into account factors such as the NEO’s role and responsibilities, competitive factors, and internal equity. In addition, the Committee believes that performance-based bonuses for each NEO should have adequate upside so that total annual compensation actually earned may reach the top-quartile of the market-based benchmark for strong performance.
The market-based benchmarks used by the Committee during 2018 were determined with the assistance of the Committee’s independent compensation consultant, FW Cook. The process included reviewing compensation practices of peer companies selected by the Committee (referred to in this CD&A as the compensation benchmarking peer group) as well as other market-based benchmark data provided to FW Cook by McLagan, a third-party firm that is nationally recognized as qualified to provide such data. Further details regarding the compensation benchmarking peer group and benchmarking practices are provided on pages 42-44 within this CD&A under the heading “Compensation Benchmarking for 2018.”
For 2018, the Committee established the company performance component of the annual bonus for each NEO so that it would not be paid at an above-target level unless Redwood’s adjusted return-on-equity (Adjusted ROE) exceeded 9.6%, which was a level of Adjusted ROE performance above the level needed to support the payment of regular dividends in accordance with the Board of Directors’ 2018 annual dividend policy.
Adjusted ROE is a non-GAAP performance measure that is defined and described on pages 45-49 within this CD&A under the heading “2018 Performance-Based Annual Bonus Compensation.”* It is the Committee’s intention that NEOs' company performance bonus will be earned at an appropriate level relative to the target opportunity based on Adjusted ROE performance results for the year.
With respect to long-term equity-based compensation, the Committee generally makes annual awards to NEOs in amounts, and subject to terms and vesting conditions, that provide an incentive to create long-term stockholder value and align the interests of NEOs with the interests of long-term stockholders. These awards are intended to provide performance-based compensation opportunities at levels that will be effective in retaining valued and productive executives. In determining the size of annual long-term equity-based compensation opportunities, the Committee uses the same or similar considerations as are applied when setting salaries and target annual bonus opportunities, with the value actually delivered a result of subsequent performance. For 2018, the value of annual long-term equity-based compensation granted at year-end to NEOs was determined after taking into account the Committee’s philosophy that:

•
Competitive pressure on NEO compensation levels from higher-paying related market sectors should be addressed with long-term equity-based awards. Annual target cash compensation amounts are generally targeted to be in a median range of the compensation benchmarking peer group, while long-term equity-based awards may be targeted above the median if justified by performance, experience, or the scope of the individual's role.

•
The terms and vesting conditions of long-term equity-based awards should result in realized compensation for NEOs that correlates with long-term stockholder value creation (through dividend distributions and share-price growth) over a minimum of three years. The value of long-term equity-based awards should also take into account Redwood’s overall performance and each NEO’s individual performance.

Mr. Hughes, who retired from the CEO position in May 2018, did not receive a year-end long-term equity award in 2017, as those awards are generally granted to incentivize performance over a multi-year future period. For similar reasons, Mr. Hughes did not receive a long-term equity award in 2018.
NEOs are provided with other benefits that are also available to all eligible employees of Redwood on a substantially similar basis. These benefits, which are further described below on pages 57-58 within this CD&A, include standard health and welfare benefits and the ability to participate in Redwood’s tax-qualified 401(k) plan and Employee Stock Purchase Plan. In addition, NEOs may participate in Redwood’s Executive Deferred Compensation Plan.

* Adjusted ROE is a non-GAAP measure calculated and reconciled to ROE determined in accordance with GAAP in Annex A.

Process for Compensation Determinations for 2018
Each year the Committee makes determinations regarding the compensation of Redwood’s NEOs. The process is dynamic and the Committee has the authority to re-examine and adjust any aspect of the compensation program or process it may determine to be necessary or appropriate to take into account changing circumstances throughout the year. As in prior years, during 2018 the Committee directly engaged and used the services of a nationally recognized compensation consultant, FW Cook, to assist it in, among other things, determining the elements of compensation and providing benchmarking analyses. FW Cook reports directly to the Committee and acts as the Committee’s consultant regarding director and executive officer compensation-related matters. FW Cook is not retained by Redwood or its management in any other capacity and the Committee has the sole authority to establish and terminate the relationship with FW Cook. In addition, the Committee conducted an assessment of the independence of FW Cook and concluded that no conflict of interest currently exists or existed in 2018 that would result in FW Cook not being able to provide advice to the Committee independently from management.

On an annual basis, FW Cook reviews the compensation program for Redwood's executive officers with the Committee and assesses the competitiveness of compensation levels and targets to evaluate whether the program is aligned with Redwood’s compensation philosophy and externally competitive. In addition, FW Cook assists the Committee in determining the form and structure of the executive compensation program. FW Cook also provides the Committee with data regarding compensation practices among the compensation benchmarking peer group. FW Cook's analysis covers all elements of direct compensation, including base salary, annual incentives, and long-term incentives. Benefit and perquisite offerings at Redwood are also reviewed, as is total Redwood equity ownership by each NEO (and the value of that equity ownership at different share prices). FW Cook’s analysis assists the Committee in understanding the extent to which different elements of each NEO’s compensation are above or below benchmark market levels and in understanding the year-to-year changes in awarded, accumulated, and potential NEO compensation. In connection with Mr. Abate’s promotion to CEO, and Mr. Robinson’s promotion to President (each made in May 2018 in connection with Mr. Hughes’ retirement from the CEO position), the Committee obtained this type of data and analysis from FW Cook to enable it to establish compensation terms for each of Mr. Abate and Mr. Robinson to reflect their new roles and responsibilities.

As part of its process for making compensation determinations for NEOs at the end of 2018, the Committee also considered the following:

•	Each NEO's self-assessment of his or her individual performance over the year;

•	Mr. Abate's and Mr. Robinson's recommendations with respect to the compensation of the other NEOs; and

•
FW Cook's directional recommendations regarding the elements of compensation for each of the CEO and President, and opinion on the recommendations developed by the CEO and President for the other NEOs. These recommendations and opinions were based on peer comparisons, other supplemental benchmarking data, and Redwood’s compensation philosophy.

Compensation Benchmarking for 2018

As in prior years, in 2018 the Committee asked FW Cook to conduct a market pay analysis with respect to various compensation matters, including compensation of NEOs. FW Cook’s market pay analysis relied on publicly disclosed executive compensation data from the compensation benchmarking peer group, as well as supplemental data provided to FW Cook by McLagan. The supplemental data was obtained because not all of the compensation benchmarking peer group companies publicly disclose information for officers with responsibilities comparable to Redwood's NEOs. In addition, the supplemental data provided insight into executive compensation practices at competitors that are externally managed and, therefore, do not generally disclose comprehensive compensation data for their named executive officers, as well as private companies and divisions of larger public companies for which individual compensation data are not publicly disclosed. For example, many of the publicly-traded REITs referenced within the preceding "Executive Summary of CD&A" on page 35 of this Proxy Statement to which Redwood compares its performance are externally managed and do not publicly disclose comprehensive executive compensation information.

The supplemental data provided by McLagan was reviewed and analyzed by FW Cook, who advised the Committee that the information could reasonably be relied upon for its intended purpose. McLagan and its affiliates also provide Redwood with compensation-related data and consulting services, including data used for benchmarking compensation for employees below the NEO level, as well as limited insurance brokerage services and advisory services related to Redwood's captive insurance company subsidiary.

The Committee considers the use of a market-based compensation analysis important for validating competitive positioning in attracting and retaining executive talent. Each year, as part of the competitive pay analysis, the Committee, after consultation with FW Cook, designates a compensation benchmarking peer group. The compensation benchmarking peer group is intended to include companies with which Redwood competes, including for business or for executive talent, and is determined using a pre-defined process and objective industry and size criteria, as detailed below.

The Committee recognizes that the compensation benchmarking peer group does not include generally higher-paying externally-managed REITs, mortgage-focused divisions of large publicly-traded financial institutions, private equity firms, and hedge funds with which Redwood competes for executive talent. These organizations are not included because they have different business economics and pay models from Redwood, and because comprehensive compensation data for their executives are generally not publicly available.

The description below details the process and objective criteria used to select the 2018 compensation benchmarking peer group of companies used for compensation benchmarking.

Step 1:
Begin with a broad database consisting of publicly traded, U.S.-based companies that are internally managed (externally-managed companies generally have not disclosed comprehensive compensation data and are therefore excluded)

Step 2:	Identify REITs and other companies most similar to Redwood (i.e., direct peers), including:
	•	Mortgage REITs, which are considered “direct peers” along with real estate development and financial services companies with a focus on mortgage servicing or mortgage-related assets
	•	Exclude all companies with market capitalization values outside of a 0.25 – 4.0x range compared to Redwood

Step 3:	Identify other relevant business and labor-market competitors:
	•	Financial services companies with both market capitalization value and net income in a 0.5 – 2.0x range compared to Redwood
	•	Remove bank holding companies and companies in the cash advance/pawn broker businesses, due to fundamental differences in the underlying business model

Step 4:	Select 15 to 25 companies for inclusion in the compensation benchmarking peer group:
	•	Include all companies identified in Step 2
•
Include companies identified in Step 3 if they: (1) are included in the prior year’s compensation benchmarking peer group or (2) have been identified as a peer of Redwood’s most-direct peers (e.g., a peer of another mortgage REIT identified in Step 2)

•
Add additional companies identified in Step 3 to: (1) ensure that the sample size is sufficient (i.e., 15 to 25 total companies) and (2) position Redwood closer to the median on key size measures, focusing primarily on market capitalization and net income and secondarily on revenue and total assets

2018 Compensation Benchmarking Peer Group. Based on the above-described methodology, the compensation benchmarking peer group of companies designated by the Committee in 2018 for use in the competitive pay analysis prepared by FW Cook consisted of the following 18 companies:

•	AllianceBernstein Holding L.P.	•	Capstead Mortgage Corporation
•	Chimera Investment Corporation	•	Cohen & Steers, Inc.
•	CYS Investments, Inc.	•	Dynex Capital, Inc.
•	Essent Group Ltd.	•	Federated Investors, Inc.
•	Hannon Armstrong Sustainable Infrastructure Capital, Inc.	•	iStar Financial Inc.
•	Ladder Capital Corp.	•	Main Street Capital Corporation
•	MFA Financial, Inc.	•	Nationstar Mortgage Holdings Inc.
•	New York Mortgage Trust, Inc.	•	NMI Holdings, Inc.
•	PennyMac Financial Services, Inc.	•	Stifel Financial Corp.

Changes to Compensation Benchmarking Peer Group. The Committee reviews the compensation benchmarking peer group and the selection process and criteria on an annual basis to confirm that they continue to reflect relevant business and labor market competitors for whom comprehensive data is available. Accordingly, the companies included as peers may change from year to year as a result of updates to the selection process and criteria and changes in the real estate and capital markets. One company included in Redwood's 2017 compensation benchmarking peer group, RAIT Financial Trust, was removed for 2018 as its market capitalization was outside of the range noted above.

2018 Base Salaries
Base salary is a traditional element of executive compensation. The Committee establishes base salaries for NEOs after reviewing the market data for similar executives, as well as the experience, skills, and responsibilities of each NEO. Base salaries are reviewed annually, and the Committee may adjust salaries in connection with this review or at other times throughout the year, including, for example, at the time of a promotion.

The Committee made determinations, after consultation with FW Cook, with respect to 2018 NEO base salaries as follows:

•
Mr. Abate. In December 2017, the Committee determined that the 2018 base salary for Mr. Abate (who at that time was Redwood’s President), would be increased from $550,000 to $600,000 per annum. It was subsequently increased in May 2018 to $675,000 upon his promotion to Chief Executive Officer, to reflect his increased role and responsibilities.

◦	Base salary actually paid to Mr. Abate during 2018 was $645,833.

•
Mr. Robinson. In December 2017, the Committee determined that the 2018 base salary for Mr. Robinson (who at that time was Redwood’s Executive Vice President), would remain at its year end level of $500,000 per annum. It was subsequently increased in May 2018 to $525,000 upon his promotion to President, to reflect his increased role and responsibilities.

◦	Base salary actually paid to Mr. Robinson during 2018 was $515,278.

•
Mr. Stone. In December 2017, the Committee determined that the 2018 base salary for Mr. Stone, Redwood’s Executive Vice President and General Counsel, would remain at its year-end 2017 level of $400,000 per annum.

•	Mr. Cochrane. In December 2017, the Committee determined that the 2018 base salary for Mr. Cochrane, Redwood’s Chief Financial Officer, would remain at its year-end 2017 level of $350,000 per annum.

•
Mr. Kanouse. In December 2017, the Committee determined that the 2018 base salary for Mr. Kanouse, Redwood's Managing Director - Head of Residential, would be increased from $400,000 to $450,000 per annum.

•
Mr. Hughes. In December 2017, the Committee determined that the 2018 base salary for Mr. Hughes (who at that time was Redwood's Chief Executive Officer), would remain at its year-end 2017 level of $750,000 per annum, until his retirement in May 2018.

◦	Following his retirement from the CEO position, Mr. Hughes continued to be employed by Redwood in an advisory role at a base salary of $150,000 per annum.

2018 Performance-Based Annual Bonus Compensation
Redwood’s annual bonus program is designed to reward NEOs based on Redwood’s financial performance and each NEO’s individual performance. As an example, and as illustrated in the graph below, there has been significant variability in the performance-based annual bonuses paid to Redwood’s CEO over the last five years, reflecting the variations in Redwood’s financial performance over the same period.

CEO’s Performance-Based Annual Bonuses vs. ROE Performance Measures

Components of 2018 Annual Bonuses. In order to align the interests of Redwood’s NEOs with the interests of its stockholders, the Committee determined prior to the end of the first quarter of 2018, after consultation with FW Cook, that 2018 target annual bonuses for NEOs would continue to be weighted as follows:

•	75% on the achievement of a predetermined target level of a company financial performance metric; and

•	25% on the achievement of pre-established individual goals relating to strategic, business, operational, governance and risk management objectives.

This weighting has been used so that most of an NEO’s target annual bonus will depend directly on company financial performance, while also providing incentives for achievement of individual strategic, business, operational, governance and risk management goals that the Committee believes are in the interests of Redwood and its stockholders, but in some cases may be difficult to quantitatively link to company financial performance.

Financial Performance Metric for 2018 Annual Bonuses. During the first quarter of 2018, after a review of Redwood's compensation program, and following consultation with FW Cook, the Committee determined to continue to use in 2018 the same financial metric to underlie the company performance bonus that was used in 2017 and prior years. As noted above, the company performance bonus is based on Adjusted ROE. Adjusted ROE is a non-GAAP financial performance measure that reflects GAAP earnings on average equity capital adjusted to exclude certain unrealized mark-to-market gains and losses from equity. Because Adjusted ROE is a ratio of earnings to equity capital, the adjustment to exclude these unrealized mark-to-market gains and losses is made to enable the calculation of an “apples-to-apples” non-GAAP ratio of earnings to equity capital for purposes of evaluating financial performance.

•
For example, under GAAP, an unrealized loss recognized in equity capital but not recognized in earnings has the impact, all other factors being equal, of increasing the ratio of earnings to equity capital. Adjusted ROE addresses this by increasing equity capital by the amount of the unrealized loss, allowing for a non-GAAP calculation of a ratio using internally consistent earnings and equity capital amounts.

•
Conversely, under GAAP, an unrealized gain recognized in equity capital but not recognized in earnings has the impact, all other factors being equal, of decreasing the ratio of earnings to equity capital. Adjusted ROE addresses this by decreasing equity capital by the amount of the unrealized gain, allowing for a non-GAAP calculation of a ratio using internally consistent earnings and equity capital amounts.

The Committee believes that Adjusted ROE provides an appropriate measure of financial performance for a company like Redwood, whose primary source of earnings is income from investments in mortgage loans and other real estate-related assets, as well as from mortgage banking activities. It is also a performance metric that, over the long-term, should be correlated with long-term stockholder returns. Adjusted ROE is reconciled to ROE determined in accordance with GAAP for the years 2014 through 2018 in Annex A to this Proxy Statement.

Financial Performance Target for 2018 Annual Bonuses. For 2018, the Committee (in consultation with, and taking into account input from, management, FW Cook, and the Board of Directors) reviewed the process used in determining the company performance component of annual bonuses for executive officers. The Committee decided to continue its practice of using an Adjusted ROE financial performance target determined at the beginning of each year based on a risk-free interest rate plus an incremental premium determined by the Committee to be appropriate (each of which can vary from year to year). This decision continued to be premised, as it was in 2017, in large part on the nature of Redwood’s business model, which has had a significant focus on investing in residential mortgage loans and other real-estate related loans and debt instruments. Returns that Redwood can earn on new investments in residential mortgage loans and other real-estate related loans and debt investments are, to a certain extent, correlated with the market-driven interest rates for these and other types of loans and debt instruments (which rates depend on the perceived risk of these investments). These market-driven interest rates are typically analyzed as the risk-free interest rate for investment in U.S. Treasury obligations (or other debt backed by the full faith and credit of the U.S.) with a comparable duration plus an incremental risk premium above the risk-free rate.
The decision to use a target based on a risk-free interest rate plus an incremental premium was also premised on the fact that management believes that investors focused on investing in companies like Redwood also compare return on equity to risk-free rates of return in evaluating Redwood’s financial performance and that the Adjusted ROE financial performance target should take into account stockholders’ return and dividend yield expectations. As a result, the Committee also reviewed recent and historical dividend yields on Redwood’s common stock and determined a range of incremental premiums above the risk-free rate that would be consistent with those yields.

In addition to its review of market returns Redwood could earn on new investments and the level of Adjusted ROE financial performance necessary to meet stockholders’ return and dividend yield expectations, the Committee reviewed the level of Adjusted ROE performance necessary to support the payment of regular dividends in accordance with the Board of Directors’ annual dividend policy. As a result of this review, the Committee determined that the Adjusted ROE financial performance target should be above the level commensurate with earnings equal to the Board’s annual dividend policy for 2018.
The Committee believes that setting an Adjusted ROE performance target at an appropriate level above the risk-free interest rate (by adding the incremental premium to the risk-free interest rate) establishes an incentive for executives to achieve attractive financial performance for Redwood (and aligns the interests of executives and stockholders in seeking this level of financial performance), without exposing Redwood to inappropriate risk. If risk-free interest rates were to rise significantly in future years, all other factors being equal, the company financial performance target used for determining the company performance component of annual bonuses for executive officers would likely be increased in recognition of the fact that accomplishing the same financial performance in a higher interest rate environment might only require lower risk investments. Conversely, if risk-free interest rates were to decline in future years, all other factors being equal, the company financial performance target used for determining the company performance component of annual bonuses for executive officers would likely be lowered in recognition of the fact that reaching for the same financial performance in a lower interest environment would necessitate taking greater investment or other risks. Overall, the Committee believes that the use of a performance target that varies from year to year provides the ability to adjust compensation incentives in a manner consistent with Redwood’s business model and the market environment in which Redwood operates.
As part of its process for determining the Adjusted ROE performance target for 2018, the Committee also reviewed the projected impact of the Tax Cuts and Jobs Act of 2017 (the “2017 Tax Act”) on Redwood’s business, operations, and financial results. In particular, the 2017 Tax Act lowered the federal corporate income tax rate applicable in 2018 and future years to certain aspects of Redwood’s business and operations. The Committee took the potential future benefit to Redwood from this tax change, along with other potentially positive and negative impacts on Redwood from the 2017 Tax Act, into account in establishing the Adjusted ROE performance target for 2018 at a higher level than may have otherwise been established had the federal corporate income tax rate not been reduced by the 2017 Tax Act.
Following this process for determining company performance bonuses, and after consultation with FW Cook, the Committee determined that: (i) with respect to the 2018 financial performance target, the risk-free interest rate for this purpose should be 2%, which represented the average interest rate during the prior two calendar years on ten-year U.S. Treasury obligations (after rounding), with the ten-year risk-free interest rate being used because it generally corresponded to the weighted average duration of investments at Redwood; (ii) with respect to 2018 company performance bonuses for NEOs, target bonus amounts would be earned if Adjusted ROE equaled 9.6%, which represented a level of financial performance above the level commensurate with earnings equal to the Board of Directors' annual dividend policy for 2018; and (iii) with respect to 2018 company performance bonuses for NEOs: no bonuses would be earned if Adjusted ROE was 5.6% or less; bonuses below or at the target bonus amounts would be earned if Adjusted ROE was between 5.6% and 9.6%; and bonuses in excess of the target bonus amounts would not be earned unless Adjusted ROE was more than 9.6%.
The use of an initial performance threshold of greater than 5.6% Adjusted ROE for the payment of any portion of target company performance bonuses represents a determination by the Committee that financial performance below that threshold is not above the risk-free interest rate by a significant enough margin to merit payment of any portion of this component of annual bonuses. The payment of target company performance bonuses or a portion of target company performance bonuses for Adjusted ROE in the range between 5.6% and 9.6% reflects the determination by the Committee that financial performance within this range merits payment of below-target or target company performance bonuses as Adjusted ROE increases above the initial performance threshold to 9.6%.
The Committee also determined that for Adjusted ROE in excess of 9.6%, subject to the maximum total bonus for each NEO noted below and assuming the individual performance bonus is earned at target level, the company performance bonus would be increased by a pro-rated amount above the target company performance bonus (based on a straight-line, mathematical interpolation) such that the total annual bonus for an NEO would be four times the total target bonus for that NEO when Adjusted ROE is 20%.

Additionally, the Committee determined prior to the end of the first quarter of 2018 that individual performance in 2018 for each NEO would be reviewed in the context of, among other things, the specific pre-determined goals and factors discussed below under “Performance-Based Annual Bonuses Earned for 2018 — Individual Performance Component of 2018 Annual Bonuses.” As in past years, during 2018 these individual factors and goals were subject to adjustment when circumstances warranted, at the discretion of the Committee. For 2018, the individual performance component of annual bonuses could be earned up to 200% of the target amount depending on the Committee’s assessment of individual performance, subject to adjustment at the discretion of the Committee.
The Committee also established that the maximum annual bonus (i.e., the maximum sum of the two components of the annual bonus) in 2018 would continue to be $5 million for each of Mr. Hughes and Mr. Abate, and $3 million for each of the other NEOs. These maximum amounts were determined after consultation with FW Cook, and were considered appropriate based on each NEO’s position, responsibilities, required level of performance to reach the maximum, and competitive considerations.
NEOs' 2018 Target Annual Bonus Amounts. In addition, the Committee made determinations, after consultation with FW Cook, with respect to each NEO's target annual bonus (expressed as a percentage of 2018 base salary) as set forth below. In each case of an increase to an NEO’s target annual bonus, the increase was made after a review by the Committee of market-based benchmarks for the position and consideration of competitive factors and the NEO’s role, experience, and performance at Redwood.

•	Mr. Abate. In December 2017, the Committee determined that the 2018 target bonus percentage for Mr. Abate would be increased from 150% to 175% of base salary actually earned for 2018.

•	Mr. Robinson. In December 2017, the Committee determined that the 2018 target bonus percentage for Mr. Robinson would remain at 140% of base salary for 2018.

◦
In May 2018, in connection with his promotion to President, the Committee determined that the 2018 target bonus percentage for Mr. Robinson would be increased to 150% of base salary actually earned for 2018.

•	Mr. Stone. In December 2017, the Committee determined that the 2018 target bonus percentage for Mr. Stone would be increased from 110% to 115% of base salary for 2018.

•	Mr. Cochrane. In December 2017, the Committee determined that the 2018 target bonus percentage for Mr. Cochrane would remain at 110% of base salary for 2018.

•	Mr. Kanouse. In December 2017, the Committee determined that the 2018 target bonus percentage for Mr. Kanouse would be increased from 125% to 135% of base salary for 2018.

•	Mr. Hughes. In December 2017, the Committee determined that the 2018 target bonus percentage for Mr. Hughes would remain at 175% of base salary for 2018.

The table below sets forth the 2018 target annual bonuses that were established for each NEO.

NEO	2018 Base Salary (per annum)	2018 Target Annual Bonus (as % of Base Salary)	Company Performance Component of 2018 Target Annual Bonus ($)	Individual Performance Component of 2018 Target Annual Bonus ($)	Total 2018 Target Annual Bonus ($)
Mr. Abate, (1) Chief Executive Officer	$645,833	175%	$847,656	$282,552	$1,130,208
Mr. Robinson, (2) President	$515,278	150%	$579,688	$193,229	$772,917
Mr. Stone, Executive Vice President and General Counsel	$400,000	115%	$345,000	$115,000	$460,000
Mr. Cochrane, Chief Financial Officer	$350,000	110%	$288,750	$96,250	$385,000
Mr. Kanouse, Managing Director - Head of Residential	$450,000	135%	$455,625	$151,875	$607,500
Mr. Hughes,(3) Retired Chief Executive Officer	$295,673	175%	$388,071	$129,357	$517,428
(1) Mr. Abate was promoted to Chief Executive Officer effective May 22, 2018 and his base salary as of December 31, 2018 was $675,000 per annum. Actual base salary earned by Mr. Abate in 2018 was $645,833 and Mr. Abate's total 2018 target annual bonus was determined by multiplying his actual base salary earned in 2018 by the target bonus percentage of 175% established by the Committee in connection with his promotion to Chief Executive Officer.

(2)
Mr. Robinson was promoted to President effective May 22, 2018 and his base salary as of December 31, 2018 was $525,000 per annum. Actual base salary earned by Mr. Robinson in 2018 was $515,278 and Mr. Robinson's total 2018 target annual bonus was determined by multiplying his actual base salary earned in 2018 by the target bonus percentage of 150% established by the Committee in connection with his promotion to President.

(3)
Mr. Hughes retired as Chief Executive Officer effective May 22, 2018 and the base salary shown is the actual base salary earned from January 2018 to his retirement as Chief Executive Officer in May 2018 and as such, the target bonus reflected in the table is calculated based on his salary as Chief Executive Officer. After his retirement, Mr. Hughes remained employed as an adviser to Redwood with an annualized salary of $150,000. Actual base salary paid to Mr. Hughes during 2018 was $387,212:

-    $295,673 in his position as Chief Executive Officer from January to his retirement in May 2018
-    $91,539 in his position as an adviser to Redwood from May to December 2018

Form of Payment of 2018 Performance-Based Annual Bonuses. At its meeting in March 2018, the Committee decided, after consultation with FW Cook, to continue an existing practice that results in a portion of annual bonuses not being paid fully in cash in certain above-target performance circumstances. In particular, for 2018 with respect to each of the NEOs, if the performance-based annual bonuses earned by an NEO for 2018 exceeded two times the 2018 target annual bonus designated for that NEO, the excess portion would be paid 50% in cash and 50% in the form of vested DSUs with a mandatory three-year holding period.

Under this formula, as an NEO’s annual bonus increases above a specified multiple of target, an increasingly smaller percentage of that bonus is paid in cash. Payment of annual bonus amounts in this manner invests a greater portion of the NEOs’ annual bonuses in Redwood's future financial performance, which the Committee believes supports the alignment of executive and stockholder interests.

Performance-Based Annual Bonuses Earned for 2018

Annual performance-based bonuses earned by NEOs for 2018 consisted of both a company performance component and an individual performance component. A further discussion of each of these components is set forth below.

Company Performance Component of 2018 Annual Bonuses.  Redwood’s Adjusted ROE for 2018 was 9.94%. Accordingly, the company performance component of annual bonuses earned for 2018 was above the target amount, as set forth in the table below.

NEO	Company Performance Component of 2018 Target Annual Bonus ($)	% of Company Performance Component Earned	2018 Company Performance Component of Annual Bonus Earned ($)
Mr. Abate, Chief Executive Officer	$847,656	113%	$956,971
Mr. Robinson, President	$579,688	113%	$654,444
Mr. Stone, Executive Vice President and General Counsel	$345,000	113%	$389,491
Mr. Cochrane, Chief Financial Officer	$288,750	113%	$325,987
Mr. Kanouse, Managing Director - Head of Residential	$455,625	113%	$514,383
Mr. Hughes, Retired Chief Executive Officer	$388,071	113%	$438,117

Individual Performance Component of 2018 Annual Bonuses.  For 2018, the individual performance components of annual bonuses were determined after a review of each NEO’s individual achievements and contributions to the collective achievements of the senior management team. The Committee reviewed the individual performance of each of these NEOs, which included a review of each NEO’s self-assessment and the assessment by Mr. Abate and Mr. Robinson of the other NEOs. Among other factors, the Committee considered each NEO’s contribution to the achievement of the company-wide goals noted below in assessing each NEO’s individual performance for 2018. With respect to each of these goals, the Committee took into account various factors in evaluating the level of attainment of the goal and each NEO’s contribution to achieving the goal, including the principal factors described below and the related level of attainment (presented in italics after each listed goal). In considering these goals and factors, the Committee did not assign specific weightings to each factor and goal, but instead considered them together as part of a comprehensive qualitative review.

Goal: Deploy an increasing amount capital into new investments that are expected to generate attractive returns and contribute to increasing net interest income and a strong contribution margin from the investment portfolio segment. Succeed in investing significant amounts of capital in innovative structures that expand Redwood’s investment portfolio to include exposure to the broader housing sector and housing-related, credit-focused investments. Continue to manage financial risks within pre-established guidelines and deepen the expertise and capabilities of the portfolio team by hiring additional resources to support increased capital deployment across a broader range of investment opportunities.

•
The Committee evaluated achievement of this goal in the context of various factors, including that during 2018 Redwood: deployed over $800 million of capital into new investment opportunities; invested significant amounts of capital in mortgage loans secured by multifamily properties, re-performing residential mortgage loans, and business purpose residential mortgage loans (such as single-family residential properties acquired for rehabilitation and resale), as well as in mortgage servicing rights related to residential mortgage loans; and

successfully recruited several senior and junior resources to expand the breadth and depth of the investment portfolio team’s expertise and capabilities.

Goal:  Generate a strong contribution margin from Redwood’s mortgage banking segment by continuing to focus on profit margins and mortgage loan acquisition volumes through Redwood’s “Select” and “Choice” loan acquisition programs, as well through strategic relationships with designated loan originators focused on providing financing solutions and tailored mortgage acquisition programs. Maintain the Redwood and Sequoia brands as consistent and reliable sources of both mortgage liquidity and mortgage-related investments, as measured by Redwood ability to profitably and consistently transact in whole loans and regularly issue mortgage-backed securities in the marketplace.

•
The Committee evaluated achievement of this goal in the context of various factors, including that during 2018 Redwood: purchased $7.1 billion of residential mortgage loans through its loan acquisition programs while maintaining annual profit margins at an attractive level; completed 12 separate Sequoia securitization transactions, for total securitization volume of $5.0 billion, while maintaining the Sequoia program’s “best-in-class” reputation; completed sales of $2.2 billion of mortgage loans to third parties; and enhanced relationships and initiated alternative loan acquisition options with key seller counterparties.

Goal:  Respond to secular trends in the housing market by fully evaluating the potential expansion of Redwood’s mortgage banking capabilities to include acquisition of business purpose residential mortgage loans - i.e., mortgage loans secured by single-family residential properties acquired for rental or for rehabilitation and resale. Determine the best strategic approach to establishing a presence in this sector and develop and execute on plan to begin transacting with originating counterparties and investing in business purpose residential mortgage loans based on a thorough review of financial and operational risks and opportunities.

•
The Committee evaluated achievement of this goal in the context of various factors, including that during 2018 Redwood: evaluated various options for expanding its mortgage banking business to include business purpose residential mortgage loans, reviewed financial and operating risks associated with expansion into this sector of the mortgage finance market, and determined to establish a strategic relationship with an existing and established originator; following appropriate due diligence, negotiated a minority investment and exclusive loan purchase relationship with 5 Arches, LLC, an originator of business purpose residential mortgage loans, coupled with an option to acquire 5 Arches, LLC over a one-year period; and began acquiring business purpose residential mortgage loans for its investment portfolio and mortgage banking business.

Goal:  Manage to established operating expense budget, while continually rationalizing and modifying operational infrastructure and spending based on the anticipated pace of capital deployment and business activity; update enterprise-wide risk management structure to evolve with Redwood’s business model and operations; continue to enhance technology infrastructure and services to increase operational efficiency and maintain cybersecurity; continue to maintain a consistent corporate culture and strong communications among different office locations with a focus on further engagement by Redwood’s workforce, including through employee participation in updating Redwood’s mission, values, and community service initiatives.

•
The Committee evaluated achievement of this goal in the context of various factors, including that during 2018 Redwood: maintained expense discipline at appropriate levels in response to strategic initiatives and business activity and capital deployment levels; developed and reviewed with the Board of Directors an updated structure for management's enterprise-wide risk management practices that should enable Redwood to further scale and expand the scope of its operations while maintaining financial and operational risk discipline; improved cybersecurity infrastructure, practices, monitoring and training; and involved employees at all levels of the company and an external consultant in in updating Redwood’s values and engaging with each other about Redwood’s culture and mission, as well as participating in various charitable and community outreach efforts.

Based on its review, the Committee determined the individual performance component of annual bonuses for each NEO for 2018, as set forth in the table below.

NEO	Individual Performance Component of 2018 Target Annual Bonus ($)	% of Individual Performance Component Earned	2018 Individual Performance Component of Annual Bonus Earned ($)
Mr. Abate, Chief Executive Officer	$282,552	110%	$310,807
Mr. Robinson, President	$193,229	110%	$212,552
Mr. Stone, Executive Vice President and General Counsel	$115,000	110%	$126,500
Mr. Cochrane, Chief Financial Officer	$96,250	85%	$81,813
Mr. Kanouse, Managing Director - Head of Residential	$151,875	95%	$144,281
Mr. Hughes, Retired Chief Executive Officer	$129,357	100%	$129,357

2018 Long-Term Equity-Based Incentive Awards

Equity ownership in Redwood provides an important linkage between the interests of stockholders and executives by rewarding long-term stockholder value creation. To meet this objective, officers, directors, key employees, and other persons expected to contribute to Redwood's management, growth, and profitability are eligible to receive long-term equity-based awards. The Committee oversees the issuance of these awards to NEOs. The Committee, in consultation with FW Cook, determines the types and sizes of awards granted based upon a number of factors, including the NEO’s position, responsibilities, total compensation level, individual and company financial performance, competitive factors, and market-based benchmarks.

The Committee’s normal practice is to make long-term equity-based awards to NEOs at the regularly scheduled (pre-established) fourth quarter meeting of the Committee, which for 2018 occurred on December 12, 2018. On December 12, 2018, the Committee made 2018 year-end long-term equity-based awards to NEOs in two forms: DSUs and PSUs, the key terms of which are summarized below.

•
The DSUs granted on December 12, 2018 will vest over four years, with 25% vesting on January 31, 2020, and an additional 6.25% vesting on the last day of each subsequent quarter (beginning with the quarter ending March 31, 2020), with full vesting occurring on December 11, 2022. Shares of Redwood common stock underlying these DSUs will be distributed to the recipients not earlier than December 11, 2022 and not later than December 31, 2022, unless electively deferred under the terms of Redwood’s Executive Deferred Compensation Plan. The number of DSUs granted to each officer was determined as a targeted dollar amount, divided by the closing price of Redwood’s common stock on the grant date.

•
The PSUs granted on December 12, 2018 are performance-based equity awards which provide for vesting of 0% to 250% of the target number of PSUs granted, with the target number of PSUs adjusted to reflect the value of any dividends declared on Redwood common stock during the vesting period (as further described below). Vesting of these PSUs will generally occur at the end of three years (on December 31, 2021) based on the performance metrics described below during the three-year measurement period and continued employment through January 1, 2022.

Performance-based vesting of the PSUs granted in December 2018 will generally occur as of January 1, 2022 based on a three-step process as described below.

•
First, baseline vesting will range from 0% - 200% of the target number of PSUs granted based on the level of book value total stockholder return (“book value TSR”) attained over a three-year performance measurement period of January 1, 2019 through December 31, 2021, with 100% of the target number of PSUs vesting if three-year book value TSR is 25%. Book value TSR for the PSUs granted in December 2018 is defined as the percentage by which Redwood’s GAAP book value per share has increased or decreased as of the last day of the three-year performance measurement period relative to the first day of such period, plus the value of cash dividends declared and/or paid during such period on our common stock. In particular, baseline vesting of PSUs will be in accordance with the following table:

Book Value TSR (“bvTSR”)	% of Performance-Based Vesting*
Less than 50% bvTSR target	0%
50% of bvTSR target	50%
100% of bvTSR target	100%
150% or greater of bvTSR target	200%

* If actual bvTSR is between two of the performance thresholds set forth in this table, the percentage of baseline vesting shall be determined based on a straight-line, mathematical interpolation between the applicable performance-based vesting percentages.

•
Second, the baseline vesting level would then be adjusted to increase or decrease by up to an additional 50 percentage points based on Redwood’s relative total stockholder return (“relative TSR”) over the three-year performance measurement period compared to the component companies of the FTSE Nareit Mortgage REIT Index, with median relative TSR performance correlating to no adjustment from the baseline level of vesting. In particular, adjustments to baseline vesting of PSUs will be in accordance with the following table:

Relative TSR	Relative TSR Adjustment to Baseline Vesting*
Less than 25th percentile	minus 50 percentage points
25th percentile	minus 50 percentage points
50th percentile	No change
75th percentile or greater	plus 50 percentage points

* If actual relative TSR is between two of the performance thresholds set forth in this table, the adjustment to baseline vesting shall be determined based on a straight-line, mathematical interpolation between the applicable percentage point adjustments.

•
Third, if the vesting level after steps one and two is greater than 100% of the target number of PSUs, but absolute total shareholder return (“TSR”) is negative over the three-year performance measurement period, vesting would be capped at 100% of target number of PSUs. TSR is defined as the percentage by which the per share price of Redwood’s common stock has increased or decreased as of the last day of the three-year performance measurement period relative to the first day of such period, adjusted to reflect the reinvestment of all dividends declared and/or paid on our common stock.

Vested shares of Redwood common stock underlying these PSUs will be distributed to the recipients not later than March 31, 2022, unless electively deferred under the terms of Redwood's Executive Deferred Compensation Plan. Prior to vesting, no dividend equivalent rights are paid in respect of PSUs.

•
At the time of vesting, the value of any dividends paid during the vesting period will be reflected in the PSUs by increasing the target number of PSUs granted by an amount corresponding to the incremental number of shares of Redwood common stock that a stockholder would have acquired during the three-year performance measurement period had all dividends during that period been reinvested in Redwood common stock on the applicable dividend payment dates.

•
After the vesting of these PSUs on January 1, 2022 (if any vest) and until the delivery of the underlying shares of Redwood common stock, the underlying vested award shares will have attached dividend equivalent rights, resulting in the payment of dividend equivalents each time Redwood pays a common stock dividend.

The terms of the DSUs and PSUs granted on December 12, 2018 are established under a deferred stock unit award agreement or performance stock unit award agreement, as applicable, and Redwood’s 2014 Incentive Plan. These terms include provisions relating to dividend equivalent rights, forfeiture, retirement, mandatory net settlement for income tax withholding purposes, and change-in-control.

NEOs' 2018 Long-Term Equity Awards. The Committee made determinations, after consultation with FW Cook, with respect to the value of each NEO's 2018 long-term equity-based incentive awards set forth below. In each case, the value of long-term equity-based incentive awards were determined after a review by the Committee of market-based benchmarks for the position and consideration of competitive factors and the NEO’s role, experience, and performance at Redwood.

•
Mr. Abate. In December 2018, the Committee determined that the aggregate grant date fair value of year-end, long-term equity-based incentive awards granted to Mr. Abate would be $2.5 million - awarded $1.25 million in DSUs and $1.25 million in PSUs.

◦
Previously, in May 2018, in connection with his promotion to Chief Executive Officer, the Committee also awarded long-term equity-based incentive awards to Mr. Abate with aggregate grant date fair value of $500,000 - awarded $250,000 in DSUs and $250,000 in PSUs.

•
Mr. Robinson. In December 2018, the Committee determined that the aggregate grant date fair value of year-end, long-term equity-based incentive awards granted to Mr. Robinson would be $2 million - awarded $1 million in DSUs and $1 million in PSUs.

◦
Previously, in May 2018, in connection with his promotion to President, the Committee also awarded long-term equity-based incentive awards to Mr. Robinson with aggregate grant date fair value of $200,000 - awarded $100,000 in DSUs and $100,000 in PSUs.

•
Mr. Stone. In December 2018, the Committee determined that the aggregate grant date fair value of year-end, long-term equity-based incentive awards granted to Mr. Stone would be $950,000 - awarded $475,000 in DSUs and $475,000 in PSUs.

•
Mr. Cochrane. In December 2018, the Committee determined that the aggregate grant date fair value of year-end, long-term equity-based incentive awards granted to Mr. Cochrane would be $800,000 - awarded $400,000 in DSUs and $400,000 in PSUs.

•
Mr. Kanouse. In December 2018, the Committee determined that the aggregate grant date fair value of year-end, long-term equity-based incentive awards granted to Mr. Kanouse would be $1 million - awarded $500,000 in DSUs and $500,000 in PSUs.

•
Mr. Hughes. In May 2018, Mr. Hughes retired from the CEO position. Because of his status as having retired from the CEO position, the Committee determined that Mr. Hughes would not receive a 2018 year-end long-term equity award.

The number and grant date fair value of DSUs and PSUs comprising the 2018 year-end long-term equity-based awards granted to each NEO in December 2018 are set forth in the table below:

	Deferred Stock Units (“DSUs”)(1)		Performance Stock Units (“PSUs”)(1)
NEO	#	Aggregate Grant Date Fair Value	#	Aggregate Grant Date Fair Value
Mr. Abate, Chief Executive Officer	77,255	$1,249,986	72,547	$1,249,985
Mr. Robinson, President	61,804	$999,989	58,038	$999,995
Mr. Stone, Executive Vice President and General Counsel	29,357	$474,996	27,568	$474,997
Mr. Cochrane, Chief Financial Officer	24,721	$399,986	23,215	$399,994
Mr. Kanouse, Managing Director - Head of Residential	30,902	$499,994	29,019	$499,997

(1)
Grant date fair value determined at the time the grant was made in accordance with FASB Accounting Standards Codification Topic 718. The value of dividend equivalent rights associated with DSUs and the value of any increase in the target number of PSUs to reflect dividends paid during the performance period were taken into account in establishing the grant date fair value of these DSUs and PSUs under FASB Accounting Standards Codification Topic 718 at the time the awards were granted. Therefore, dividend equivalent right payments and any increase in the target number of PSUs to reflect dividends paid during the performance period are not considered part of the compensation or other amounts reported in the summary table of NEO compensation under “Executive Compensation Tables — Summary Compensation,” or reported below under “Executive Compensation Tables — Grants of Plan-Based Awards.”

(2)
As described above, with respect to Mr. Abate and Mr. Robinson, in addition to the long-term equity-based awards granted in December 2018 (set forth above), both received an additional grant each of DSUs and PSUs at the time of their promotions in May 2018. DSUs granted in May 2018 vest over a four-year period and PSUs granted in May 2018 vest over a three-year performance measurement period.

	DSUs (*)		PSUs (*)
2018 Promotion Awards	#	Aggregate Grant Date Fair Value	#	Aggregate Grant Date Fair Value
Mr. Abate, Chief Executive Officer	15,042	$249,998	16,447	249,994
Mr. Robinson, President	6,017	$100,003	6,578	99,986

* Grant date fair value determined at the time the grant was made in accordance with FASB Accounting
Standards Codification Topic 718.

Vesting and Mandatory Holding Periods for 2018 Long-Term Equity-Based Incentive Awards

DSUs Granted in May and December 2018.  The DSUs granted to NEOs in 2018 have the four-year vesting schedule described above on page 52 within this CD&A under the heading “2018 Long-Term Equity-Based Incentive Awards.” Notwithstanding this vesting schedule, while continuously employed, the NEOs are subject to a mandatory four-year holding period with respect to these DSU awards, with the result that these DSU awards are not scheduled to be distributed to recipients in shares of Redwood common stock until four years following the respective grant dates (i.e., in December 2022).

PSUs Granted in May 2018.  The PSUs granted to Mr. Abate and Mr. Robinson in May 2018 have a three-year performance vesting period and provide for vesting of 0% to 200% of the target number of PSUs granted, with the target number of PSUs adjusted to reflect the value of any dividends declared on Redwood common stock during the vesting period. Vesting of these PSUs will generally occur at the end of three years based on TSR performance during the three-year measurement period. The three-year TSR performance target for these PSUs is 25% and the terms of these PSUs, including performance-based vesting above and below target level, is generally consistent with PSUs granted to executives in December 2017, as further described under the heading “2017 Long-Term Equity-Based Incentive Awards" in Redwood's 2017 annual proxy statement. For NEOs receiving these awards, if any of these PSUs vest, they are not scheduled to be distributed to recipients in shares of Redwood common stock until July 15, 2021.

PSUs Granted in December 2018. The PSUs granted to NEOs in December 2018 have the three-year vesting schedule described above on pages 52-55 within this CD&A under the heading “2018 Long-Term Equity-Based Incentive Awards.” For NEOs receiving these awards, if any of these PSUs vest, they are not scheduled to be distributed to recipients in shares of Redwood common stock until March 31, 2022.

Section III - Other Compensation, Plans and Benefits

➢	Deferred Compensation

➢	Employee Stock Purchase Plan

➢	401(k) Plan and Other Matching Contributions

➢	Other Compensation and Benefits

➢	Severance and Change of Control Arrangements

Deferred Compensation
Under Redwood’s Executive Deferred Compensation Plan, NEOs (and other eligible officers of Redwood) may elect to defer up to 100% of their cash compensation as well as dividend equivalent right payments on DSUs and vested PSUs and, under certain circumstances, can also elect to re-defer scheduled distributions of cash or stock from the plan. Additionally, delivery of shares of Redwood common stock underlying DSUs and PSUs granted under Redwood’s 2014 Incentive Plan is deferred under the Executive Deferred Compensation Plan. Deferred amounts may be deferred until a date chosen by the participant in the Plan at the time of the initial deferral (subject to certain restrictions) or until retirement, at which time the balance in the participant’s account will be delivered in cash or common stock (as applicable), or will be paid out over a period of up to 15 years, depending upon deferral elections.

Cash amounts deferred under the Executive Deferred Compensation Plan are credited with interest at 120% of the long-term applicable federal rate as published by the IRS, which does not constitute above-market interest under IRS regulations. As an example, for December 2018, 120% of the long-term applicable federal rate was 3.91% per annum. Cash balances deferred under the Executive Deferred Compensation Plan remain available to Redwood for general corporate purposes pending the obligation to deliver the deferred amounts on the deferral date. The ability of participants to elect to receive interest on deferred amounts is one incentive to participate in this Plan, thereby making funds available for use to Redwood.

Redwood also matches 50% of cash compensation deferred by participants in the Executive Deferred Compensation Plan, provided that total matching payments and contributions made by Redwood to participants in the Executive Deferred Compensation Plan and Redwood’s 401(k) plan (discussed below) are limited to 6% of base salary. Participants are fully vested in all prior and all new matching payments after three years of employment. Redwood believes the Executive Deferred Compensation Plan provides a vehicle for executive officers and other participants to plan for retirement and tax planning flexibility.

Employee Stock Purchase Plan
Redwood offers all eligible employees (including NEOs) the opportunity to participate in a tax-qualified Employee Stock Purchase Plan (ESPP). Through payroll deductions, employees can purchase shares of Redwood's common stock at a discount from fair market value on a quarterly basis. The purchase price per share is the lower of (a) 85% of the fair market value per share on the first day of each 12-month offering period (January 1st) or (b) 85% of the fair market value per share on the purchase date (the end of each calendar quarter, March 31st, June 30th, September 30th, and December 31st). An employee is eligible to participate in the ESPP at the beginning of the quarter following 90 consecutive days of employment. Employees are allowed to contribute up to 15% of their cash compensation, subject to a limit of $25,000 per offering period, which is equivalent to a calendar year.

401(k) Plan and Other Matching Contributions
During 2018, Redwood offered a tax-qualified 401(k) plan to all eligible employees (including NEOs) for retirement savings. Under this plan, during 2018, NEOs were allowed to defer and invest up to 100% of their cash earnings, subject to the maximum 401(k) contribution amount (which, in 2018, was $18,500 for those under 50 years of age and $24,500 for those 50 years of age or older). Contributions can be invested in a diversified selection of mutual funds.

In order to encourage participation and to provide a retirement planning benefit to employees, during 2018 Redwood also provided a matching contribution of 50%of employees’ 401(k) plan contributions, provided that matching contributions to the 401(k) plan were limited to the lesser of 4% of an employee’s cash compensation or, in 2018, $9,250. Employees are fully vested in all prior and all new matching contributions after three years of employment.

As noted above, for 2018 total matching payments made to participants in the Executive Deferred Compensation Plan (including deferred compensation matching plus matches in the 401(k) plan) were limited to 6% of base salary.

Other Compensation and Benefits
During 2018, Redwood also provided all employees (including NEOs) with certain other health and welfare benefits consisting of: medical, dental, vision, disability, and life insurance, a disability income continuation program (which can supplement disability insurance payments), an employee assistance program (which is a standard package of assistance benefits such as counseling and legal and financial consultation and referral services), a fitness-related activity reimbursement program, and a flexible spending account program. The provision of these types of benefits is important in attracting and retaining employees. These plans were available in 2018 to all eligible employees on a substantially similar basis. During 2018, Redwood paid approximately two-thirds of all employees’ monthly premium for medical and dental coverage, and 100% of all employees’ premiums for basic long-term disability and life insurance provided through Redwood plans.

Severance and Change of Control Arrangements
For NEOs and other Redwood employees, the terms of outstanding equity award agreements include a "change of control" double-trigger protection that provide for the acceleration of outstanding awards in the event a termination without “cause” or a termination of employment with “good reason", following a "change of control".

In addition, certain of Redwood’s NEOs have entered into employment agreements with Redwood, which provide for severance payments and vesting of equity-related awards in the event Redwood terminates the executive’s employment without “cause” or the executive terminates his employment for “good reason.” These employment agreements also provide for payments and vesting of equity-related awards in the event of the executive’s death or disability.

In the event of a “change of control,” these employment agreements provide for vesting of equity-related awards only after a “double trigger” - meaning that no awards would vest unless the executive is terminated without “cause” or terminates his employment with “good reason", following such a "change of control".

In addition, under these employment agreements if the surviving or acquiring corporation does not assume outstanding equity-related awards or substitute equivalent awards, then the equity-related awards will generally vest in full. These agreements were entered into in order to attract and retain these executives in the competitive marketplace for executive talent.

For all NEOs, under the equity award agreements governing outstanding PSUs granted in 2017 and 2018, in the event of a "change of control," the per share price paid in connection with the change of control will be used to calculate total stockholder return when determining the vesting of outstanding PSU awards, and total stockholder return performance goals will be annualized to reflect the number of days completed in the performance-measurement period (from the first day of the period through the closing date of the change of control).

The various levels of post-termination benefits for each of the NEOs were determined by the Committee to be appropriate based on that executive’s duties and responsibilities with Redwood and were the result of arm’s-length negotiations with these individuals. The different levels were also determined to be appropriate and reasonable when generally compared to post-termination benefits provided by Redwood’s peers to executives with similar titles and similar levels of responsibility. The levels of benefit were also intended to take into account the expected length of time and difficulty the executive may experience in trying to secure new employment. The amount of the severance is balanced against Redwood’s need to be responsible to its stockholders and also takes into account the potential impact the severance payments may have on other potential parties to a change in control transaction.

The terms of the executive severance and change of control arrangements that were in place during 2018 are described in more detail below under “Potential Payments upon Termination or Change of Control.”

Redwood does not provide for excise tax gross-ups for change-in-control severance payments.  Redwood does not have any agreements in place with any executive (or any other employee) that provide for an excise tax gross-up for a change-in-control severance payment, whether imposed under Section 280G of the Internal Revenue Code of 1986, as amended (the Code) or otherwise. The Committee does not intend to offer any such excise tax gross-up provisions in any future agreements.

Section IV - Compensation-Related Policies and Tax Considerations

➢	Mandatory Executive Stock Ownership Requirements

➢	Prohibition on Use of Margin, Pledging, and Hedging in Respect of Redwood Shares

➢	Clawback Policy with Respect to Bonus and Incentive Compensation

➢	Tax Considerations

➢	Accounting Standards

Mandatory Executive Stock Ownership Requirements
As described on pages 9-10 of this Proxy Statement under the heading “Stock Ownership Requirements — Required Stock Ownership by Executive Officers,” the Committee maintains mandatory stock ownership requirements with respect to Redwood’s executive officers, which the Committee believes foster long-term alignment between executives and stockholders. The Committee conducts a review of the executive stock ownership requirements each year.

Mandatory Executive Stock Ownership Requirements

•
The Chief Executive Officer, the President, and the other executive officers are required to own stock with a value at least equal to (i) six times current salary in the case of the Chief Executive Officer, (ii) three times current salary in the case of the President, and (iii) two times current salary in the case of the other executive officers;

•
Executive officers are allowed three years to attain the required level of ownership and three years to acquire additional incremental shares if promoted to a position with a higher ownership requirement or when a salary increase results in a higher ownership requirement (if not in compliance at the compliance deadlines, the executive officer is required to retain net after-tax shares delivered as compensation or from the Executive Deferred Compensation Plan until compliance is achieved);

•
All shares owned outright are counted, including those held in trust for the executive officer and his or her immediate family, as well as vested DSUs and vested shares held pursuant to other employee plans; and

•	For purposes of determining compliance, the purchase or acquisition price is used as the value of shares held.
As of the date of this Proxy Statement, all of Redwood’s executive officers were in compliance with these requirements either due to ownership of the requisite number of shares or because the time period during which the executive officer is permitted to attain the required level of ownership had not expired.

Prohibition on Use of Margin, Pledging, and Hedging in Respect of Redwood Shares
Under Redwood’s Insider Trading Policy, Redwood’s executive officers, employees and directors may not acquire securities issued by Redwood using borrowed funds, may not use margin in respect of the purchase of securities issued by Redwood, may not use margin accounts to hold Redwood securities, may not pledge or otherwise use as collateral securities issued by Redwood, and may not engage in hedging or other transactions with respect to their ownership of securities issued by Redwood (including short sales or transactions in puts, calls, or other derivative securities). The Committee believes these proscribed activities would be inconsistent with the purposes and intent of Redwood's stock ownership requirements.

Clawback Policy with Respect to Bonus and Incentive Compensation
Redwood continues to maintain a “clawback” policy with respect to bonus, equity, and other incentive payments made to any executive officer whose fraud or misconduct resulted in a financial restatement. Pursuant to this policy, in the event of a significant restatement of Redwood’s financial results due to fraud or misconduct, the Board of Directors of Redwood will review all bonus and incentive compensation payments made on the basis of Redwood having met or exceeded specific performance targets during the period affected by the restatement. If any of the payments would have been lower if determined using the restated results, the Board of Directors will, in its discretion and to the extent permitted by law, seek to recoup from the executive officers whose fraud or misconduct materially contributed to the restatement the excess value or benefit of the prior payments made to those executive officers.

Tax Considerations
In general, Section 162(m) places a $1,000,000 annual limit on a publicly-held corporation’s tax deduction for compensation paid to certain executive officers. Prior to the enactment of the TCJA, this limit did not apply to compensation that satisfied the applicable requirements for the "qualified performance-based compensation" exception to the Section 162(m) deductibility limitation. However, under the TCJA, effective for tax years commencing after December 31, 2017, the performance-based compensation exception, and our ability to rely on this exception, were eliminated (other than with respect to grandfathered arrangements in effect on November 2, 2017), and the meaning of “covered employee” generally was expanded.

Redwood has elected to be taxed as a REIT under the Code and generally is not subject to federal income taxes, provided it distributes to stockholders at least 90% of taxable income each year. As a result of Redwood’s tax status as a REIT, the loss of a deduction under Section 162(m) of the Code is not expected to have a material impact on the amount of federal income tax payable by Redwood.

The Committee considers the anticipated tax treatment to Redwood and to executive officers when reviewing executive compensation levels and Redwood’s compensation programs. The deductibility of some types of compensation payments can depend upon the timing of an executive’s vesting or exercise of previously granted rights or termination of employment. Interpretations of and changes in applicable tax laws and regulations, as well as other factors beyond the Committee’s control, also can affect the deductibility of compensation.

While the tax impact of any compensation arrangement is one factor considered by the Committee, that impact is evaluated in light of the Committee’s overall compensation philosophy and objectives. The Committee will consider the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate officers in a manner commensurate with performance and the competitive environment for executive talent. The Committee may determine to provide significant amounts of compensation to executive officers that are not fully tax deductible to Redwood because, for example, the compensation amounts are consistent with its philosophy and are in Redwood’s best interests, and the lack of full deductibility of the compensation amounts is not significant enough to Redwood (including, among other reasons, as a result of its structure as a REIT) to outweigh the compensation benefits to Redwood.

Accounting Standards
Under GAAP, ASC Topic 718 requires Redwood to calculate the grant date “fair value” of stock-based awards using a variety of assumptions. ASC Topic 718 also requires Redwood to recognize an expense for the fair value of equity-based compensation awards. Grants of restricted stock, restricted stock units and performance units under equity incentive award plans will be accounted for under ASC Topic 718. The Compensation Committee regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to equity incentive award plans and programs. As accounting standards change, the Committee may revise certain programs to align appropriately the accounting expense of equity awards with Redwood's overall executive compensation philosophy and objectives.

Section V - Conclusion

➢	Certain Compensation Determinations Relating to 2019

➢	Compensation Committee Report
Certain Compensation Determinations Relating to 2019
In accordance with its normal practice, at its meeting in December 2018, the Committee made certain decisions relating to the NEOs’ 2019 base salaries and 2019 targets for performance-based annual bonuses, as further described below. The Committee retains the discretion to make adjustments to these decisions prior to its annual year-end review in December 2019, including in connection with promotions and hiring.
2019 Base Salaries.  In accordance with its above-described policy and practice relating to base salaries (see discussion above on page 44 within this CD&A under the heading “2018 Base Salaries”), the Committee reviewed the base salaries of the current executive officers for 2019. Effective as of January 1, 2019, the following NEOs' base salaries were increased from their 2018 year-end level.

	Base Salary
	2018	2019
Mr. Abate, Chief Executive Officer	$675,000	$750,000
Mr. Robinson, President	$525,000	$600,000
Mr. Cochrane, Chief Financial Officer	$350,000	$375,000
Mr. Kanouse, Managing Director - Head of Residential	$450,000	$475,000
2019 Targets for Performance-Based Annual Bonuses.  In accordance with its above-described policy and practice relating to target annual bonuses (see discussion above on pages 45-49 within this CD&A under the heading “2018 Performance-Based Annual Bonus Compensation”), the Committee established a 2019 target annual bonus for each current executive officer.
The table below sets forth the 2019 target annual bonuses for each of the current NEOs.

Current NEO	2019 Base Salary	2019 Target Annual Bonus (%)	Percentage Change from 2018 Target Annual Bonus (%)(1)	Total 2019 Target Annual Bonus ($)
Mr. Abate, President	$750,000	175%	—%	$1,312,500
Mr. Robinson, Executive Vice President	$600,000	165%	10%	$990,000
Mr. Stone, Executive Vice President and General Counsel	$400,000	120%	4%	$480,000
Mr. Cochrane, Chief Financial Officer	$375,000	125%	14%	$468,750
Mr. Kanouse, Managing Director - Head of Residential	$475,000	140%	4%	$665,000

(1)
Amounts set forth in the table under “Change from 2018 Target Annual Bonus Percentage (%)” reflect the increase, if any, in the 2019 Target Annual Bonus (%) from the 2018 Target Annual Bonus (%) in effect for each NEO at the end of 2018.

2019 Maximum Total Annual Bonuses. The Committee also determined that the maximum total annual bonus for 2019 will continue to be $5 million for each of the CEO and President, and $3 million for each of the other current executive officers.

Form of Payment of 2019 Performance-Based Annual Bonuses. For 2019, the Committee determined that if the performance-based annual bonus earned by an executive officer exceeded two times the target annual bonus designated for that executive officer, the excess portion would not be paid fully in cash, but would instead be paid 50% in cash and 50% in the form of vested DSUs with a mandatory three-year holding period.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis and Executive Summary of Compensation Discussion and Analysis included in this Proxy Statement. Based on this review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis and Executive Summary of Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee:
Georganne C. Proctor, Chair
Richard D. Baum
Debora D. Horvath
Karen R. Pallotta
Jeffrey T. Pero

Executive Compensation Tables
Summary Compensation

The following table includes information concerning compensation earned by the NEOs for the years ended December 31, 2018, 2017, and 2016, as applicable. Titles shown in the table are those held by the NEOs on December 31, 2018.

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation (3)	Total
Christopher J. Abate, Chief Executive Officer (4)	2018	$645,833	—	$2,999,963	$1,267,778	$37,000	$4,950,574
	2017	$550,000	—	$1,502,057	$1,652,076	$33,000	$3,737,133
	2016	$512,500	—	$1,649,992	$1,528,994	$28,500	$3,719,986

Marty S. Hughes, Retired Chief Executive Officer (5)	2018	$387,212	—	$—	567,474	$24,163	$978,849
	2017	$750,000	—	$823,613	2,136,116	$45,000	$3,754,729
	2016	$750,000	—	$2,499,999	2,610,477	$45,000	$5,905,476

Dashiell I. Robinson, President (6)	2018	$515,278	—	$2,199,973	866,996	$19,625	$3,601,872
	2017	$128,846	$1,000,000	$2,499,377	—	$1,255,250	$4,883,473

Andrew P. Stone, Executive Vice President and General Counsel	2018	$400,000	—	$949,993	$515,991	$25,000	$1,890,984
	2017	$400,000	—	$851,093	$881,107	$24,000	$2,156,200
	2016	$375,000	—	$799,993	$820,436	$22,500	$2,017,929

Collin L. Cochrane, Chief Financial Officer (7)	2018	$350,000	—	$799,980	$407,800	$21,000	$1,578,780
	2017	$314,583	—	$1,250,846	$692,954	$16,500	$2,274,883

Garnet W. Kanouse, Managing Director - Head of Residential (7)	2018	$450,000	—	$999,991	$658,664	$27,634	$2,136,289
	2017	$400,000	—	$1,482,484	$1,032,508	$23,600	$2,938,592

(1)
Represents the grant date fair value of stock units awarded, as determined in accordance with FASB Accounting Standards Codification Topic 718. Information regarding the assumptions used to value our NEOs’ stock units is provided in Note 18 to our consolidated financial statements included in our Annual Report on Form 10-K filed February 28, 2019.

For 2018, our NEOs received the following stock unit awards:
-    With the exception of Mr. Hughes, all current NEOs received annual grants of deferred stock units and performance stock units on December 12, 2018. These deferred stock units and performance stock units were granted with the grant date fair values of $16.18, and $17.23 per unit, respectively.

-
Mr. Abate and Mr. Robinson each received an additional grant of deferred stock units and performance stock units upon their promotions to Chief Executive Officer and President, respectively, in May 2018, with grant date fair values of $16.62 and $15.20 per unit, respectively.

-	For additional details regarding these awards and the vesting of performance stock units, see the “Grants of Plan-Based Awards” table.

(2)
These amounts are annual performance-based bonuses paid in cash for each fiscal year indicated with respect to performance during such fiscal year (but paid early in the following fiscal year). See pages 50-52 of this Proxy Statement under the heading "Compensation Discussion and Analysis — Performance-Based Annual Bonuses Earned for 2018" for additional details.

(3)
Represents matching contributions to our 401(k) Plan and Executive Deferred Compensation Plan, as well as amounts provided under our fitness-related activity reimbursement program. Details for these matching contributions and reimbursement program are outlined on page 58 under headings "401(k) Plan and Other Contributions" and "Other Compensation and Benefits".

(4)	Mr. Abate was promoted to Chief Executive Officer in May 2018 and his annual base salary was increased to $675,000 at that time. The actual base salary paid to Mr. Abate during 2018 was $645,833.

(5)
Mr. Hughes retired as Redwood's Chief Executive Officer in May 2018. After his retirement from the CEO position, Mr. Hughes remained employed as an advisor to Redwood with a salary of $150,000 per annum. Actual base salary paid to Mr. Hughes during 2018 was $387,212:

-    $295,673 in his position as Chief Executive Officer from January to May 2018
-    $91,539 in his position as an advisor to Redwood from May to December 2018

(6)	Mr. Robinson was promoted to President in May 2018 and his annual base salary was increased to $525,000 at that time. The actual base salary paid to Mr. Robinson during 2018 was $515,278.

(7)	Compensation data for each of Mr. Cochrane and Mr. Kanouse for 2016 is not provided as neither was an executive officer during 2016.

Grants of Plan-Based Awards

The following table reflects estimated possible payouts to current NEOs in 2018 under Redwood’s performance-based bonus compensation plan, as well as actual equity-related grants made in 2018 under Redwood’s Incentive Plan. Actual bonus payouts for performance in 2018 are reflected in the “Summary Compensation” table above. As discussed above under “Executive Compensation — Compensation Discussion and Analysis — 2018 Performance-Based Annual Bonus Compensation,” 2018 target annual performance-based bonuses were weighted 75% on Adjusted ROE and 25% on achievement of pre-established individual goals. For 2018, annual bonuses were subject to an overall maximum of $5 million for Mr. Abate and Mr. Robinson, and $3 million for each of the other NEOs.

Name	Type of Award (1)	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)(5)			Estimated Possible Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units (#) (9)	Grant Date Fair Value of Stock and Option Awards ($) (9)
			Threshold	Target	Maximum	Threshold	Target (6)	Maximum
Christopher J. Abate	—	—	—	1,130,208	3,630,208	—	—	90,895	(7)	—	—
	DSU (2)	5/22/2018	—	—	—	—	—	—		15,042	249,998
	PSU (2)	5/22/2018	—	—	—	—	16,447	32,894	(8)		249,994
	DSU (3)	12/12/2018	—	—	—	—	—	—		77,255	1,249,986
	PSU (4)	12/12/2018	—	—	—	—	72,547	181,368	(8)	—	1,249,985
Marty S. Hughes	—	—	—	517,428	—	—	—	—		—	—
Dashiell I. Robinson	—	—	—	772,917	3,272,917	—	—	114,604	(7)	—	—
	DSU (2)	5/22/2018	—	—	—	—	—	—		6,017	100,003
	PSU (2)	5/22/2018	—	—	—	—	6,578	13,156	(8)	—	99,986
	DSU (3)	12/12/2018	—	—	—	—	—	—		61,804	999,989
	PSU (4)	12/12/2018	—	—	—	—	58,038	145,095	(8)	—	999,995
Andrew P. Stone	—	—	—	460,000	1,960,000	—	—	69,011	(7)	—	—
	DSU (3)	12/12/2018	—	—	—	—	—	—		29,357	474,996
	PSU (4)	12/12/2018	—	—	—	—	27,568	68,920	(8)	—	474,997
Collin L. Cochrane	—	—	—	385,000	1,885,000	—	—	73,988	(7)	—	—
	DSU (3)	12/12/2018	—	—	—	—	—	—		24,721	399,986
	PSU (4)	12/12/2018	—	—	—	—	23,215	58,038	(8)	—	399,994
Garnet W. Kanouse	—	—	—	607,500	2,107,500	—	—	59,224	(7)	—	499,994
	DSU (3)	12/12/2018	—	—	—	—	—	—		30,902	499,994
	PSU (4)	12/12/2018	—	—	—	—	29,019	72,548	(8)	—	499,997

(1)	DSU refers to deferred stock units; PSU refers to performance stock units.

(2)
Mr. Abate and Mr. Robinson each received a grant of deferred stock units upon their respective promotions to Redwood's Chief Executive Officer and President with a grant date fair value of $16.62. In addition, they also received a grant of performance stock units with a grant date fair value of $15.20 per unit, subject to a three-year performance vesting period ending May 21, 2021. Under the terms of these performance stock units the number of underlying shares of Redwood common stock that vest and that the award recipient becomes entitled to receive at the time of vesting are contingent upon Redwood’s total stockholder return (TSR) during the performance vesting period according to the following schedule, with prorated vesting for TSR percentages that fall between those set forth below (with the target number of performance stock units granted being adjusted to reflect the value of any dividends paid on Redwood common stock during the vesting period):

Three-Year TSR	Vesting/Crediting of Target Shares
Less than 0%	0%
25%	100%
125% or greater	200%

(3)
All NEOs who received a 2018 annual long-term incentive grant in December 2018 received one half of that grant in the form of deferred stock units on December 12, 2018 with a grant date fair value of $16.18 per unit, subject to a four-year vesting schedule (fully vesting on December 11, 2022). The distribution of shares underlying vested DSUs is deferred under Redwood’s Executive Deferred Compensation Plan, with a distribution date of December 20, 2022, unless distribution is electively further deferred by the recipient under the terms of the Company’s Executive Deferred Compensation Plan.

(4)
All NEOs who received a 2018 annual long-term incentive grant in December 2018 received one half of that grant in the form of a target number of performance stock units on December 12, 2018 with a grant date fair value of $17.23 per unit. Vesting of these PSUs will generally occur, if at all, as of January 1, 2022 based on a three-step process as described below.

First, baseline vesting would range from 0 – 200% of the target PSUs granted based on the level of book value total stockholder return (“bvTSR”) attained over the three-year vesting period, with 100% of the target PSUs vesting if three-year bvTSR is 25%.
Second, the vesting level would then be adjusted to increase or decrease by up to an additional 50 percentage points based on Redwood’s relative total stockholder return (“rTSR”) against a comparator group of companies measured over the three-year vesting period, with median rTSR performance correlating to no adjustment from the baseline level of vesting.
Third, if the vesting level after steps one and two is greater than 100% of the target PSUs, but absolute total shareholder return (“TSR”) is negative over the three-year performance period, vesting would be capped at 100% of target PSUs.

(5)
The amounts reported in the "Estimated Possible Payouts Under Non-Equity Incentive Plan Awards" column reflect the target, threshold and maximum short-term incentive cash award opportunity for each of the NEOs under Redwood’s performance-based annual bonus program which could be earned based on Redwood's 2018 Adjusted ROE and pre-established individual performance goals for 2018. See “Compensation Discussion and Analysis — 2018 Performance-Based Annual Bonus Compensation” beginning on page 45 for a more complete description of the Company’s performance-based annual bonus program. Actual amounts awarded to our NEOs for fiscal year 2018 are reflected in the “Summary Compensation” table on pages 64-65.

(6)	Represents the target number of shares to be awarded upon the contingent vesting of performance stock units as discussed above in Note 4.

(7)
Represents the dollar-denominated value of the portion of 2018 performance-based annual bonuses that would have been paid in vested deferred stock units assuming a maximum performance-based annual bonus ($5 million for each of Mr. Abate and Mr. Robinson and $3 million for each of the other NEOs). The number of deferred stock units was calculated using a common stock price of $15.07 per share (the closing price of Redwood’s common stock on the NYSE on December 31, 2018).

(8)
For performance stock units, represents the maximum number of shares that could contingently vest, as discussed above in Notes 2 and 4, subject to adjustment of the target number of performance stock units granted to reflect the value of any dividends paid on Redwood common stock during the vesting period.

(9)
These awards were approved by the Compensation Committee of the Board of Directors and granted pursuant to Redwood’s 2014 Incentive Plan. The value of these awards is determined in accordance with FASB Accounting Standards Codification Topic 718 based on the closing price of Redwood’s common stock on the grant date. Information regarding the assumptions used to value our NEOs’ stock units is provided in Note 17 to our consolidated financial statements included in Redwood's Annual Report on Form 10-K filed February 28, 2019.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding outstanding equity awards for each NEO as of December 31, 2018.

	Stock Awards
NEO	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, That Have Not Vested ($)(4)
Christopher J. Abate	188,764	$2,844,673	207,119	$3,121,283
Marty S. Hughes	73,018	$1,100,381	94,410	$1,422,759
Dashiell I. Robinson	117,195	$1,766,129	131,760	$1,985,623
Andrew P. Stone	80,459	$1,212,517	95,828	$1,444,128
Collin L. Cochrane	81,612	$1,229,893	52,311	$788,327
Garnet W. Kanouse	99,638	$1,501,543	67,068	$1,010,715

(1)
Represents unvested deferred stock units as of December 31, 2018. The table below shows the vesting schedule for unvested deferred stock units as of December 31, 2018. Deferred stock units are time-vested and generally vest 25% after the first year, and 6.25% every quarter thereafter. Deferred stock unit awards relating to the schedule below were granted from December 2015 through December 2018.

Total DSUs Scheduled to Vest On:	Christopher J. Abate	Marty S. Hughes	Dashiell I. Robinson	Andrew P. Stone	Collin L. Cochrane	Garnet W. Kanouse
1/1/2019	6,693	10,513	—	3,316	3,944	4,898
1/31/2019	12,344	—	12,344	6,995	5,349	6,995
2/28/2019	—	—	—	—	1,308	2,289
4/1/2019	9,779	10,514	3,086	5,065	5,280	6,647
7/1/2019	13,540	10,514	4,591	5,065	5,280	6,647
10/1/2019	10,720	10,513	3,462	5,065	5,279	6,647
12/15/2019	2,640	5,400	—	1,680	—	—
1/1/2020	8,079	5,113	3,462	3,385	5,279	6,647
1/31/2020	19,313	—	15,451	7,339	6,180	7,725
2/28/2020	—	—	—	—	1,682	2,628
4/1/2020	12,908	5,113	7,325	5,220	5,143	5,951
6/7/2020	1,292	—	—	—	—	—
7/1/2020	11,616	5,113	7,325	5,220	5,142	5,951
10/1/2020	11,616	5,113	7,325	5,220	5,142	5,951
12/13/2020	2,761	5,112	—	1,636	—	—
1/1/2021	8,855	—	7,325	3,583	5,142	5,950
2/26/2021	—	—	—	—	1,513	2,269
4/1/2021	8,855	—	7,325	3,583	3,629	3,680
7/1/2021	8,855	—	7,325	3,583	3,629	3,679
8/31/2021	—	—	—	—	747	—
10/1/2021	8,853	—	7,324	3,583	2,882	3,679
12/12/2021	3,085	—	3,085	1,748	1,337	—
1/1/2022	5,768	—	4,239	1,835	1,545	3,679
4/1/2022	5,768	—	4,239	1,835	1,545	1,931
5/21/2022	940	—	376	—	—	—
7/1/2022	4,828	—	3,862	1,835	1,545	1,931
10/1/2022	4,828	—	3,862	1,834	1,545	1,931
12/11/2022	4,828	—	3,862	1,834	1,545	1,931

TOTAL	188,764	73,018	117,195	80,459	81,612	99,638

(2)	Assumes a common stock value of $15.07 per share (the closing price of Redwood’s common stock on the NYSE on December 31, 2018).

(3)
Represents unearned performance stock units as of December 31, 2018. Performance stock units are performance-based equity awards under which the number of underlying shares of Redwood common stock that vest and that the award recipient becomes entitled to receive at the time of vesting will generally range from 0% to 250% based on absolute, book value, and/or relative total shareholder return goals over the three-year performance period. Performance stock units are granted annually and vest, if at all, at the end of the three-year performance period. The table below shows the vesting schedule for unearned performance stock units as of December 31, 2018. The number of PSUs shown below is dependent on the interim performance of the respective PSU grants as of December 31, 2018. Grant(s) performing at below-target on December 31, 2018 are reflected as target number of shares, and grant(s) performing above-target on December 31, 2018 are reflected as the maximum number of shares that can be earned. The performance stock unit awards relating to the schedule below were granted from December 2016 through December 2018.

Total PSUs Scheduled to Vest On:	PSUs Shown	Christopher J. Abate	Marty S. Hughes	Dashiell I. Robinson	Andrew P. Stone	Collin L. Cochrane	Garnet W. Kanouse
12/13/2019	Target	50,981	94,410	—	30,211	—	—
12/12/2020	Target	67,144	—	67,144	38,049	29,096	38,049
5/21/2021	Target	16,447	—	6,578	—	—	—
12/31/2021	Target	72,547	—	58,038	27,568	23,215	29,019
	Total	207,119	94,410	131,760	95,828	52,311	67,068

Please refer to “Grants of Plan-Based Awards” table above for additional detail on the vesting of PSUs.

(4)	Represents the applicable number of award shares multiplied by a value per share of $15.07 (the closing price of Redwood common stock on the NYSE on December 31, 2018).

Options Exercised and Stock Vested

The following table sets forth the value of accumulated deferred stock unit awards and performance stock unit awards that vested during 2018 for each NEO.

	Stock Awards
NEO	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Christopher J. Abate	138,332	$2,185,089
Marty S. Hughes	332,041	$5,181,693
Dashiell I. Robinson	—	$—
Andrew P. Stone	84,380	$1,333,295
Collin L. Cochrane	24,091	$383,168
Garnet W. Kanouse	35,508	$560,857

(1) The value realized on vesting is calculated by multiplying the number of shares vesting by the fair market value of Redwood’s stock on the respective vesting date.

Non-Qualified Deferred Compensation

Our Executive Deferred Compensation Plan permits eligible employees to voluntarily defer receipt of a portion or all of their salary, bonus, and/or dividend equivalent right payments on a tax deferred basis for distribution from the plan to the employee at a later date, and requires all deferred stock units awarded to be deferred into the plan for distribution from the plan to the employee at a later date. Distributions of deferred stock units and voluntary cash amounts deferred under the Executive Deferred Compensation Plan are distributed according to the date provided in the Deferral Election Form, in accordance with the terms and conditions of the Executive Deferred Compensation Plan. The earliest permissible distribution date for deferred stock units is generally four years after the grant date, when they have vested in full. The earliest distribution date of voluntary cash amounts deferred is the May 1 that occurs sixteen months after the end of the plan year in which the deferral occurred. Each of our NEOs is a participant in our Executive Deferred Compensation Plan. Each of our NEOs voluntarily deferred a portion of his cash earnings during fiscal year 2018.

Interest accrual in respect of cash amounts deferred in our Executive Deferred Compensation Plan is described above under “Executive Compensation — Compensation Discussion and Analysis — Deferred Compensation.” Our NEOs are also entitled to a Redwood matching contribution on all or a portion of their executive deferred compensation cash deferrals subject to vesting requirements and a matching contribution limit, as described above under “Executive Compensation — Compensation Discussion and Analysis —  Deferred Compensation.” As of December 31, 2018, with the exception of Mr. Robinson, all of our NEOs were fully vested in matching payments made under our Executive Deferred Compensation Plan.

The following table sets forth information with respect to our NEOs’ cash contributions, vested deferred stock unit contributions, cash and deferred stock unit withdrawals, earnings, and aggregate balances in our Executive Deferred Compensation Plan for the fiscal year ended December 31, 2018.

NEO	Executive Contributions in 2018	Redwood Matching Contributions in 2018	Aggregate Earnings in 2018(1)	Aggregate Withdrawals/ Distributions in 2018	Aggregate Balance at 12/31/2018(2)
Christopher J. Abate(3)	$2,238,589	$26,750	$5,779	$(1,894,175)	$1,065,608
Marty S. Hughes(4)	$5,253,193	$13,913	$7,776	$(4,226,354)	$2,482,809
Dashiell I. Robinson(5)	$20,750	$10,375	$1,119	$(994,489)	$48,026
Andrew P. Stone(6)	$1,362,795	$14,750	$2,887	$(1,232,827)	$544,605
Collin L. Cochrane(7)	$404,668	$11,750	$2,526	$(23,979)	$802,669
Garnet W. Kanouse(8)	$596,357	$17,750	$3,514	$(22,812)	$1,254,457

(1)
Represents market rate interest earned on cash balances in our Executive Deferred Compensation Plan. “Market rate interest” is defined as 120% of long-term applicable federal rate compounded monthly, as published by the IRS.

(2)
The balance indicated reflects the value of vested deferred stock units in the plan assuming the price of $15.07 per share (the closing price of Redwood common stock on the NYSE on December 31, 2018) and the cash balance in Redwood’s Deferred Compensation Plan, all of which has been previously reported as compensation in prior years.

(3)
Mr. Abate's contribution included $53,500 in voluntary cash deferrals from his 2018 compensation (reported as compensation in the “Summary Compensation” table above) and $2,185,089 as a result of vesting of previously awarded deferred stock units and performance stock units (reported as compensation in previous years). Mr. Abate received a distribution of 120,436 shares of common stock underlying deferred stock units and performance stock units which were previously awarded in 2014 and 2015 respectively.

(4)
Mr. Hughes’ contribution included $71,500 in voluntary cash deferrals from his 2018 compensation (reported as compensation in the “Summary Compensation” table above) and $5,181,693 as a result of vesting of previously awarded deferred stock units and performance stock units (reported as compensation in previous years). Mr. Hughes received a distribution of 270,368 shares of common stock underlying deferred stock units and performance stock units which were previously awarded in 2014 and 2015 respectively.

(5)
Mr. Robinson’s contribution included $20,750 in voluntary cash deferrals from his 2018 compensation (reported as compensation in the “Summary Compensation” table above) and distribution of 61,237 shares of common stock underlying deferred stock units which were previously awarded in 2017.

(6) Mr. Stone’s contribution included $29,500 in voluntary cash deferrals from his 2018 compensation (reported as compensation in the “Summary Compensation” table above) and $1,333,295 as a result of vesting of previously awarded deferred stock units and performance stock units (reported as compensation in previous years). Mr. Stone received a distribution of 78,242 shares of common stock underlying deferred stock units and performance stock units which were previously awarded in 2014 and 2015 respectively.
(7) Mr. Cochrane’s contribution included $23,500 in voluntary cash deferrals from his 2018 compensation (reported as compensation in the “Summary Compensation” table above) and $383,168 as a result of vesting of previously awarded deferred stock units.
(8) Mr. Kanouse’s contribution included $35,500 in voluntary cash deferrals from his 2018 compensation (reported as compensation in the “Summary Compensation” table above) and $560,857 as a result of vesting of previously awarded deferred stock units.

Potential Payments upon Termination or Change of Control

Among our Named Executive Officers, each of Mr. Abate, Mr. Robinson, and Mr. Stone had an employment agreement in place with Redwood during 2018 that currently remains in place and provides for severance payments, vesting of equity-related awards, and other benefits in the event the executive is terminated without “cause” or resigns with “good reason,” which are each defined in the applicable agreement. The employment agreements provide for one-year terms ending on December 31 of each year and are subject to automatic one-year renewals if not terminated by either party. Mr. Hughes also had an employment agreement in place with Redwood during 2018 that currently remains in place and provides for severance payments, vesting of equity-related awards, and other benefits in the event he is terminated without “cause.” Mr. Hughes' employment agreement expires on May 22, 2020, unless earlier terminated. Mr. Cochrane and Mr. Kanouse do not currently have an employment agreement with Redwood.

The employment agreements with each of Mr. Abate, Mr. Robinson, and Mr. Stone provide for the executive to receive severance payments in the event Redwood terminates the executive's employment without “cause” or the executive resigns for “good reason” (each as defined below). The severance payments would be in addition to payment of the executive's base salary through the date of termination of the executive’s employment. If terminated without “cause” or if the executive had terminated for “good reason,” the aggregate amount of these severance payments will be equal to 200% of such executive’s base salary plus 100% of his base salary prorated to the date of termination.

The employment agreement with Mr. Hughes provides for him to receive severance payments in the event Redwood terminates his employment without “cause.” The severance payments would be in addition to payment of his base salary through the date of termination of his employment. If terminated without “cause,” the aggregate amount of these severance payments will be equal to the remaining base salary that would have been payable to Mr. Hughes for the remainder of the term of the employment agreement.

In addition, for Mr. Abate, Mr. Robinson, and Mr. Stone, upon either such type of termination, and for Mr. Hughes, if terminated without “cause,” all outstanding equity-related awards with time-based vesting will vest in full, and outstanding equity-related awards with performance-based vesting will remain outstanding and continue to be eligible to vest based on the relevant performance goals granted to these four executives. Additionally, for the periods specified below, these four executives would be entitled to receive all life insurance, disability insurance, and medical coverage fringe benefits as if the executive had not been terminated. In the case of Mr. Abate, Mr. Robinson, and Mr. Stone, these fringe benefits will continue for the one-year period following termination of employment and for Mr. Hughes, these fringe benefits will continue until November 30, 2021.

The employment agreements with Mr. Abate, Mr. Robinson, and Mr. Stone provide that 75% of severance amounts due will be paid in a lump sum six months following termination and the remaining 25% will be paid in equal monthly installments over the succeeding six months. The employment agreement with Mr. Hughes provides that 100% of severance amounts due will be paid in a lump sum six months following termination.

The employment agreements with these four executives do not permit for the provision of excise tax gross-ups with respect to excise taxes that may be imposed on change-in-control severance payments. The agreements provide that in the event that any payments or benefits under these employment agreements constitute an “excess parachute payment” for purposes of Section 280G of the Code, the amounts otherwise payable and benefits otherwise due under these employment agreements will either (i) be delivered in full or (ii) be reduced or limited to the minimum extent necessary to ensure that no payments under these employment agreements will be subject to the excise tax imposed under Section 4999 of the Code, whichever of the foregoing amounts, taking into account applicable federal, state and local income and employment taxes and the excise tax imposed under Section 4999 of the Code, results in the largest benefit to the executive on an after-tax basis, notwithstanding that all or some portion of such payments and/or benefits may be subject to the excise tax imposed under Section 4999 of the Code.

All severance benefits under each agreement with these four executives are contingent on the executive agreeing to execute an agreement releasing all claims against Redwood and the executives are subject to non-solicitation restrictions for a year following a termination for which severance is paid.

“Cause” for Mr. Abate, Mr. Robinson, Mr. Stone, and Mr. Hughes is defined as (i) the executive’s material failure to substantially perform the reasonable and lawful duties of his position for Redwood, which failure shall continue for 30 days after notice thereof; (ii) acts or omissions constituting gross negligence, recklessness, or willful misconduct in the performance of the executive’s duties, fiduciary obligations or otherwise relating to the business of Redwood; (iii) the habitual or repeated neglect of the executive’s duties; (iv) the executive’s conviction of a felony; (v) theft or embezzlement, or attempted theft or embezzlement, of money, tangible, or intangible assets or property of Redwood or its employees; (vi) any act of moral turpitude by the executive injurious to the interest, property, operations, business, or reputation of Redwood; or (vii) unauthorized use or disclosure of trade secrets or confidential or proprietary information pertaining to Redwood’s business.

“Good reason” for Mr. Abate, Mr. Robinson and Mr. Stone is defined as the occurrence, without the executive’s written consent, of (i) a significant reduction in the executive’s responsibilities/duties or title; (ii) a reduction in the executive’s base salary or a material reduction by Redwood in the value of the executive’s total compensation package if such a reduction is not made in proportion to an across-the-board reduction of all senior executives of Redwood and a change of control has not occurred, or, in the case of Mr. Robinson, prior to September 27, 2020 (third anniversary of his hire date), a reduction in base salary below $500,000 per annum or a reduction of target bonus below 140% of base salary; (iii) the relocation of the executive’s principal office to a location more than 25 miles from its location as of the effective date of the agreement; (iv) a failure at any time to renew the employment agreement; (v) the complete liquidation of Redwood; or (vi) in the event of a merger, consolidation, transfer, or closing of a sale of all or substantially all the assets of Redwood, the failure of the successor company to affirmatively adopt the employment agreement.

In the event of a “change of control” (as defined below) in which the surviving or acquiring corporation does not assume outstanding equity-related awards or substitute equivalent awards, outstanding equity-related awards for all the NEOs will immediately vest and become exercisable.

In the event of a “change of control” in which outstanding equity-related awards are assumed or substituted, then acceleration only would occur upon a qualifying employment termination as specified in the grant agreement for such award or the executives' employment agreements. The number of any outstanding performance-based equity awards eligible to vest will be determined by reference to the applicable performance goals for each such award, pro-rated on an annualized basis to reflect the shortened performance period.

In addition, in the event of termination due to the executive’s death or disability, the employment agreements with Mr. Abate, Mr. Robinson, and Mr. Stone provide for (i) the payment to the executive or his estate of (a) the executive’s base salary to the date of termination, and (b) the executive’s target annual bonus for the year, prorated to the date of termination and (ii) vesting in full of all of the executive’s outstanding stock options and other equity-related awards, unless otherwise provided in the grant agreement for an equity-related award. The employment agreement with Mr. Hughes provides, in the event of termination due to his death or disability, for (i) the payment to the executive or his estate of the executive’s base salary to the date of termination, and (ii) all outstanding equity-related awards with time-based vesting will vest in full, and outstanding equity-related awards with performance-based vesting will remain outstanding and continue to be eligible to vest based on the relevant performance goals granted to Mr. Hughes.

“Change of control” is defined as the occurrence of any of the following:

(1)
any one person, or more than one person acting as a group (within the meaning of Section 409A of the Code), acquires ownership of stock of Redwood that, together with other stock held by such person or group constitutes more than 50 percent of the total fair market value or total voting power of all stock of Redwood; or

(2)
any one person, or more than one person acting as a group (within the meaning of Section 409A of the Code), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of Redwood possessing 30 percent or more of the total voting power of the stock of Redwood; or

(3)
during any 12-month period, a majority of the members of Redwood’s Board of Directors is replaced by directors whose appointment or election is not endorsed by a majority of the members of Redwood’s Board of Directors prior to such appointment or election; or

(4)
any one person, or more than one person acting as a group (within the meaning of Section 409A of the Code), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from Redwood that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of Redwood immediately before such acquisition or acquisition; provided, that no change of control shall be deemed to occur when the assets are transferred to (x) a stockholder of Redwood in exchange for or with respect to its stock, (y) a person, or more than one person acting as a group (within the meaning of Section 409A of the Code), that owns, directly or indirectly, 50 percent or more of the total value or voting power of all of the outstanding stock of Redwood, or (z) an entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a person that owns directly or indirectly 50 percent or more of the total value or voting power of all of the outstanding stock of Redwood, in each case with such persons status determined immediately after the transfer of assets.

Termination (No Change of Control)

If any of Mr. Abate, Mr. Robinson, Mr. Stone, or Mr. Hughes had been terminated as of December 31, 2018 without “cause” or Mr. Abate, Mr. Robinson, or Mr. Stone had terminated his employment as of that date for "good reason," the approximate value of the severance benefits payable to the executive would have been as follows, as calculated in accordance with the terms of the respective employment agreements in place on December 31, 2018. Any executive officer not contractually entitled to severance benefits on December 31, 2018 is not listed in the table below.

Name	Cash Severance Payment	Accelerated Vesting of Deferred Stock Units(1)	Benefits(2)	Total Value Involuntary Termination Without “Cause” or Voluntary Termination for “Good Reason” (3)
Christopher J. Abate	$2,025,000	$2,844,673	$88,361	$4,958,034
Marty S. Hughes	$371,371	$1,100,381	$235,869	$1,707,621
Dashiell I. Robinson	$1,575,000	$1,766,129	$87,717	$3,428,846
Andrew P. Stone	$1,200,000	$1,212,517	$77,246	$2,489,763

(1)
The value of acceleration of deferred stock units assumes a common stock price of $15.07 per share (the closing price of Redwood’s common stock on the NYSE on December 31, 2018). Although unvested performance stock units are not forfeited following a termination without “Cause” or, for Mr. Abate, Mr. Robinson, or Mr. Stone, a voluntary termination for "Good Reason," no value for unvested performance stock units was included due to the fact that under the applicable award agreements the performance stock units would vest, if at all, only at the end of the performance period and only to the extent the performance vesting threshold is met at the end of the performance period.

(2)
Each of Mr. Abate, Mr. Robinson, Mr. Stone, and Mr. Hughes are entitled to a continuation of health insurance, life insurance, and long-term disability insurance for the respective periods specified above following a termination without "Cause" or, for Mr. Abate, Mr. Robinson, or Mr. Stone, a voluntary termination for "Good Reason".

Termination (Change of Control)

If a “change of control” occurred on December 31, 2018 and any of Mr. Abate, Mr. Robinson, Mr. Stone, or Mr. Hughes had been terminated as of December 31, 2018 without “Cause” or Mr. Abate, Mr. Robinson, or Mr. Stone had terminated his employment as of that date for “Good Reason,” the approximate value of the severance benefits payable to the executive would have been as follows, as calculated in accordance with the terms of the respective employment agreements in place on December 31, 2018. The remaining two NEOs, Mr. Cochrane and Mr. Kanouse do not have employment agreements, however, the terms of the DSU and PSU agreements provide for the acceleration of any outstanding awards as of December 31, 2018. They are not contractually entitled to any other severance benefits as of December 31, 2018 as reported on the table below.

Name	Cash Severance Payment	Accelerated Vesting of Deferred Stock Units(1)	Accelerated Vesting of Performance Stock Units(1)(2)	Benefits(3)	Total Value Involuntary Termination Without “Cause” or Voluntary Termination for “Good Reason” (4)
Christopher J. Abate	$2,025,000	$2,844,673	$963,411	$88,361	$5,921,445
Marty S. Hughes	$371,371	$1,100,381	$837,761	$235,869	$2,545,382
Dashiell I. Robinson	$1,575,000	$1,766,129	$456,863	$87,717	$3,885,709
Andrew P. Stone	$1,200,000	$1,212,517	$506,518	$77,246	$2,996,281
Collin L. Cochrane	-	$1,229,893	$182,332	-	$1,412,225
Garnet W. Kanouse	-	$1,501,543	$238,437	-	$1,739,980

(1)
The value of acceleration of deferred stock units and performance stock units assumes a "change in control" price of $15.07 per share (the closing price of Redwood’s common stock on the NYSE on December 31, 2018).

(2)
The number of performance-based equity awards eligible to vest is determined by reference to the performance attainment through December 31, 2018. Further details regarding the terms of the 2018 PSUs are provided on pages 58-59 of this Proxy Statement under the heading "Executive Compensation - Severance and Change of Control Arrangements."

(3)
Each of Mr. Abate, Mr. Robinson, Mr. Stone, and Mr. Hughes are entitled to a continuation of health insurance, life insurance, and long-term disability insurance for the period specified above following a termination without "Cause" or, for Mr. Abate, Mr. Robinson, or Mr. Stone, a voluntary termination for "Good Reason".

(4)	For all four executives, the total value reflected is equivalent to the full amount to be delivered, as it was less than the safe harbor calculation for purposes of Section 280G of the Code.

Compensation Risks

As noted above, the Compensation Committee reviews risks that may arise from Redwood’s compensation policies and practices. In particular, during the fourth quarter of 2018, management, in consultation with FW Cook and the Compensation Committee, prepared a framework for performing a compensation risk assessment, which framework provided for assessment of risks relating to, among other things, components of compensation, performance metrics, performance-based compensation leverage, the timing of compensation delivery, equity-based incentive compensation, stock ownership requirements, stock trading policies, methods for assessing performance, and performance culture. Subsequently, management utilized the framework to prepare a compensation risk assessment for review and consideration by the Compensation Committee and the Audit Committee. Following the review and discussion of this assessment by those committees, as well as other reviews and discussions relating to risks that may arise from Redwood’s compensation policies and practices, the Compensation Committee determined, after consultation with FW Cook, that it does not currently believe that Redwood’s compensation policies and practices are reasonably likely to have a material adverse effect on Redwood.

CEO Pay Ratio

  As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of the SEC's Regulation S-K, the following information is being provided regarding the ratio of the total compensation of Redwood's median compensated employee to the total compensation of Redwood's CEO during 2018.

Due to Redwood's May 2018 CEO transition to Mr. Abate, the compensation that is reported in the "Summary Compensation Table" was not used for the purpose of the CEO Pay Ratio calculation. Instead, Mr. Abate's 2018 compensation as CEO was annualized and compared to that of our median compensation employee.

For 2018, Redwood's most recently completed fiscal year:

•	Median Total Compensation - 2018. The annual total compensation of the employee who represents Redwood's median compensated employee (other than our CEO) was $132,000; and

•	CEO's Total Annualized Compensation - 2018. The annualized total compensation of Redwood's CEO was $5,040,489.

Based on this information, for 2018, the estimated ratio of (x) the annual total compensation of Redwood's CEO, to (y) the annual total compensation of Redwood's median compensated employee, was 38 to 1. This pay ratio is a reasonable estimate calculated in a manner that is intended to be consistent with Item 402(u) of Regulation S-K.

Determining the Median Compensated Employee

•	Employee Population
Redwood determined that, as of December 31, 2018, its employee population, excluding the Chief Executive Officer, consisted of 148 individuals. Redwood's employee workforce consists of full-time employees.

•	Methodology for Determining Redwood's Median Compensated Employee
To identify the median compensated employee from Redwood's employee population, a review of the annual total compensation of each of Redwood's employees was conducted. For purposes of measuring the annual total compensation of each employee, Redwood selected base salary, overtime pay and bonus as the most appropriate measure of compensation, which was consistently applied to all of Redwood's employees. In identifying the median compensated employee, the compensation of all permanent employees who were new-hires in 2018 was annualized.

•	Compensation Measure and Annual Total Compensation of Median Compensated Employee
With respect to the annual total compensation of the median compensated employee, Redwood calculated the elements of such employee’s compensation for 2018 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $132,000.

•	Annualized Total Compensation of CEO
With respect to the annual total compensation of Redwood's CEO, Redwood used the annualized total compensation amount as described above, and not the total compensation for CEO as reported in the "Summary Compensation Table" in the Proxy.

Securities Authorized For Issuance Under Equity Compensation Plans

The following table provides information, as of December 31, 2018, with respect to compensation plans under which equity securities of the registrant are authorized for issuance.

Plan Category	Plan Name	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (b))
Equity compensation plan approved by security holders	2014 Incentive Award Plan	2,965,250	(1)(2)	—	(3)	4,616,776
	2002 Employee Stock Purchase Plan	—		—		59,431
Equity compensation plan not approved by security holders	Amended and Restated Executive Deferred Compensation Plan	97,218	(4)		(3)	200,755
Total		3,062,468		—		4,876,962

(1)
As of December 31, 2018, 2,965,250 shares of common stock may be issued pursuant to 2014 Incentive Award Plan (i) 2,244,510 outstanding deferred stock units (DSUs) and restricted stock units (RSUs), and (ii) 725,616 outstanding performance stock units (PSUs) based on target number of shares awarded. Does not include 334,606 shares of restricted stock where the restrictions have not yet lapsed, but which shares are issued and outstanding. For additional information regarding each category of equity awards, please refer to Note 2 below.

(2)
As of December 31, 2018, 2,244,510 outstanding DSUs and RSUs issuable under the 2014 Incentive Award Plan, consisted of 1,084,539 units which were vested and 1,159,971 units which were unvested. As of December 31, 2018, there were no outstanding stock options. As of December 31, 2018, all 725,616 PSUs were unearned and outstanding (based on the target number of shares to be awarded upon the contingent vesting of PSUs). PSUs are performance-based equity awards under which the number of shares of common stock that may be issued at the time of vesting will generally range from 0% to 250% of the number of PSUs granted based on the level of satisfaction of the applicable performance-based vesting condition over the vesting period, with the number of PSUs granted being adjusted to reflect the value of any dividends paid on shares of common stock during the vesting period.

(3)	As of December 31, 2018, there were no outstanding stock options and under our equity compensation plans no exercise price is applicable to DSUs, RSUs and PSUs.

(4)
As of December 31, 2018, 97,218 shares of common stock may be issued pursuant to Redwood's Amended and Restated Executive Deferred Compensation Plan. Through this plan, directors may elect to defer receipt of cash compensation and/or dividend equivalent rights, and instead acquire DSUs, which are 100% vested.

ADDITIONAL INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of our common stock, to file reports of ownership of, and transactions in, our common stock with the SEC within certain time periods following events giving rise to such filing requirements. Their initial report must be filed using the SEC’s Form 3 and subsequent stock purchases, sales, option exercises and other changes must be reported on the SEC’s Form 4, which must be filed within two business days of most transactions. In some cases, such as changes in ownership arising from gifts and inheritances, the SEC allows delayed reporting at year-end on the SEC’s Form 5. Based solely on a review of the copies of such reports, we believe that all Section 16(a) filing requirements applicable to our directors, executive officers, and stockholders were complied with during 2018.

Absence of Compensation Committee Interlocks and No Insider Participation on Compensation Committee

Our Compensation Committee currently consists of Ms. Proctor (the Chair), Mr. Baum, Ms. Horvath, Ms. Pallotta, and Mr. Pero. No member of our Compensation Committee has served as an officer or employee of Redwood at any time. None of our executive officers serve as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board of Directors. None of our executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member of our Compensation Committee.

Certain Relationships and Related Transactions

Our Board of Directors monitors and reviews issues involving potential conflicts of interest and related party transactions. In this regard, the Board of Directors applies Redwood’s Code of Ethics, which provides that directors, officers, and all other employees are prohibited from taking actions, having interests, or having relationships that would cause a conflict of interest, and our directors, officers, and all other employees are expected to refrain from taking actions, having interests, or having relationships that would appear to cause a conflict of interest. Except as described below, there were no relationships or related party transactions between Redwood and any affiliated parties that are required to be reported in this Proxy Statement.

Relationship with Latham & Watkins LLP.  Mr. Pero is a retired partner of Latham & Watkins LLP and has been a director of Redwood since November 2009. Latham & Watkins LLP provides legal services to Redwood. Mr. Pero’s retirement payments from Latham & Watkins LLP are adjusted to exclude any proportionate benefit received from the fees paid by Redwood to Latham & Watkins LLP.

AUDIT COMMITTEE MATTERS
Audit Committee Report

The Audit Committee of the Board of Directors reports to and acts on behalf of the Board of Directors in providing oversight of the financial and risk management, independent registered public accounting firm, and financial reporting procedures of Redwood. Redwood’s management is responsible for internal controls and for preparing Redwood’s financial statements. The independent registered public accounting firm is responsible for performing an independent audit of Redwood’s consolidated financial statements in accordance with the Public Company Accounting Oversight Board (PCAOB) standards and issuing a report thereon. The Audit Committee is responsible for overseeing the conduct of these activities by Redwood’s management and the independent registered public accounting firm, including responsibility for the appointment, compensation and oversight of the independent registered public accounting firm.

In this context the Audit Committee met and held discussions during 2018 and 2019 with management and the independent registered public accounting firm (including private sessions with the independent registered public accounting firm and Redwood’s head of internal audit). During these meetings, the Audit Committee, among other things, reviewed and discussed with both management and the independent registered public accounting firm the quarterly and audited year-end financial statements and reports prior to their issuance. These meetings also included an overview of the preparation and review of these financial statements and a discussion of any significant accounting issues. Management and the independent registered public accounting firm advised the Audit Committee that these financial statements were prepared under generally accepted accounting principles in all material respects. The Audit Committee also discussed the quality, not just the acceptability, of the accounting principles used in preparing the financial statements, the reasonableness of significant accounting judgments and estimates, and the clarity of disclosures in the financial statements.

The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the PCAOB Auditing Standard No. 1301 "Communications with Audit Committees."

In addition, the Audit Committee received from the independent registered public accounting firm the written disclosures and the letter regarding the firm’s independence as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The independent registered public accounting firm provided certain other services in 2018. These disclosures and other matters relating to the firm’s independence, including any provision of non-audit services and the fees billed for professional services by the independent registered public accounting firm, were reviewed by the Audit Committee and discussed with the independent registered public accounting firm.

The independent registered public accounting firm discussed the scope of its audit with the Audit Committee prior to the audit. The Audit Committee discussed the results of the audit with management and the independent registered public accounting firm. The Audit Committee also discussed with management and the independent registered public accounting firm the adequacy of Redwood’s internal controls, policies, and systems, and the overall quality of Redwood’s financial reporting.

The Audit Committee also considered the reappointment of the independent registered public accounting firm, including based on an assessment of the service provided by the independent registered public accounting firm and the effectiveness of the external audit process. The Audit Committee considered, among other factors, the independence and integrity of the independent registered public accounting firm and its controls and procedures; the performance and qualifications of the independent registered public accounting firm, including expertise related to Redwood's business and operations; the quality and effectiveness of the independent registered public accounting firm's personnel and communications; and the appropriateness of fees for professional services.

Based on its review of the financial statements, and in reliance on its review and discussions with management and the independent registered public accounting firm, the results of internal and external audit examinations, evaluations by the independent registered public accounting firm of Redwood’s internal controls, and the quality of Redwood’s financial reporting, the Audit Committee recommended to the Board of Directors that Redwood’s audited financial statements be included in Redwood’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for filing with the Securities and Exchange Commission.

Audit Committee:
  Greg H. Kubicek, Chair
  Mariann Byerwalter
  Debora D. Horvath
  Karen R. Pallotta
  Georganne C. Proctor

Fees to Independent Registered Public Accounting Firm for 2018 and 2017

Grant Thornton LLP audited Redwood’s financial statements and otherwise acted as Redwood’s independent registered public accounting firm with respect to the fiscal years ended December 31, 2018 and 2017. The following is a summary of the fees billed to Redwood by Grant Thornton LLP for professional services rendered for 2018 and 2017:

	Fiscal Year 2018	Fiscal Year 2017
Audit Fees	$1,555,675	$1,466,970
Audit-Related Fees	190,193	85,600
Total Fees	$1,745,868	$1,552,570

Audit Fees were for the audits of our annual consolidated financial statements included in our Annual Report on Form 10-K, review of the consolidated financial statements included in our Quarterly Reports on Form 10-Q, audits of our internal controls over financial reporting as required by Sarbanes Oxley, audits of annual financial statements of certain of our subsidiaries, as well as other services in connection with statutory and regulatory filings or engagements.

Audit-Related Fees reflect fees incurred for assurance and related services that are related to the performance of the audit or review of our financial statements, primarily including comfort letters and consents issued in association with securities offerings or filings.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

It is the Audit Committee’s policy to review and pre-approve the scope, terms, and related fees of all auditing services and permitted non-audit services provided by the Independent Registered Accounting Firm, subject to de minimis exceptions for non-audit services which are approved by the Audit Committee prior to the completion of the audit.

ITEM 2 — RATIFICATION OF APPOINTMENT OF
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Grant Thornton LLP as the independent registered public accounting firm to audit the books of Redwood and its subsidiaries for the year ending December 31, 2019, to report on the consolidated financial statements of Redwood and its subsidiaries, and to perform such other appropriate accounting services as may be required by our Board of Directors. The Board of Directors recommends that the stockholders vote in favor of ratifying the appointment of Grant Thornton LLP for the purposes set forth above. If the stockholders do not ratify the appointment of Grant Thornton LLP, the Audit Committee will consider a change in auditors for the next year. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of Redwood.

Grant Thornton LLP has advised the Audit Committee that they are independent accountants with respect to Redwood, within the meaning of standards established by the American Institute of Certified Public Accountants, the PCAOB, and the Independence Standards Board and federal securities laws administered by the SEC. A representative of Grant Thornton LLP will be present at the Annual Meeting, will have the opportunity to make a statement if so desired, and will be available to respond to appropriate questions.

Vote Required

If a quorum is present, the affirmative vote of a majority of the votes cast at the Annual Meeting is required for ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2019. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the results of the vote in ratifying the appointment of Grant Thornton LLP.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS REDWOOD’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2019.

ITEM 3 — VOTE ON ADVISORY RESOLUTION TO
APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Each year, Redwood’s stockholders have an opportunity to vote on a resolution to approve, on an advisory (non-binding) basis, the compensation of Redwood’s Named Executive Officers (also referred to as NEOs) as disclosed in this Proxy Statement in the “Compensation Discussion and Analysis” section and the related executive compensation tables. This proposal, commonly known as a “Say-on-Pay” proposal, gives Redwood’s stockholders the opportunity to express their views on the compensation of Redwood’s Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of Redwood’s NEOs and the executive compensation philosophy, objectives, programs, plans, policies, and practices described in this Proxy Statement. Redwood’s NEOs are the officers listed in the various compensation tables of the “Compensation Discussion and Analysis” section of this Proxy Statement and the related executive compensation tables that follow the “Compensation Discussion and Analysis” section.
The Compensation Committee of Redwood’s Board of Directors acts on behalf of the Board of Directors in administering Redwood’s executive compensation plans and programs. As described in detail within the “Compensation Discussion and Analysis” section of this Proxy Statement, Redwood has a performance-based executive compensation philosophy that seeks to provide incentives to achieve both short-term and long-term business and stockholder return objectives, align the interests of executive officers with those of long-term stockholders, and ensure that Redwood can hire and retain talented individuals in a competitive marketplace. Based on this compensation philosophy, Redwood’s executive compensation objectives are as follows:

•	Attract and retain highly qualified and productive executives

•	Motivate executives to enhance the overall performance and profitability of Redwood, both on a short-term and a long-term basis, with an emphasis on the long-term

•	Foster long-term alignment of the interests of Redwood’s executives and its stockholders through ownership of Redwood common stock by executives and by rewarding stockholder value creation

•	Ensure that compensation opportunities are competitive

•	Avoid incentivizing inappropriate risk taking
The Compensation Committee is committed to providing disclosure within the “Compensation Discussion and Analysis” section of this Proxy Statement that gives insight into the process by which it arrives at determinations relating to executive compensation and the underlying rationale for those determinations. Among other things, the Compensation Discussion and Analysis describes:

•	The Compensation Committee’s process for reviewing and determining the elements of the CEO’s compensation and that of the other NEOs

•	The rationale for the different elements of the NEOs' compensation and Redwood’s compensation philosophy, objectives, and methodology for competitive benchmarking

•	The metrics and goals used for performance-based compensation and factors taken into account in the Committee’s determination of whether those measures and goals were satisfied

•	The severance and change of control payments that NEOs may become entitled to receive under certain circumstances

•	The role of the Compensation Committee’s independent compensation consultant
Each year the Committee reviews Redwood’s compensation philosophy and its executive compensation plans and programs. After taking into account various factors and analyses, input from its independent compensation consultant, feedback from stockholders obtained during stockholder outreach efforts, and the outcome of recent stockholder advisory votes on executive compensation (commonly referred to as "Say-on-Pay" votes), the Committee makes compensation determinations it believes are appropriate in light of its executive compensation objectives.

Please read the “Executive Summary of Compensation Discussion and Analysis” and “Compensation Discussion and Analysis” sections of this Proxy Statement, which begin on pages 27 and 36, respectively, and the related executive compensation tables, which begin on page 64, for more information about the compensation of Redwood’s NEOs for 2018. The Board of Directors and the Compensation Committee believe these disclosures should be taken into consideration by stockholders in exercising their advisory vote on executive compensation.
*  *  *
At this 2019 Annual Meeting, stockholders are being asked to indicate their support for the compensation of Redwood’s Named Executive Officers as disclosed in this Proxy Statement. As noted above, this vote is not intended to address any specific item of compensation, but rather the overall compensation of Redwood’s Named Executive Officers and the executive compensation philosophy, objectives, programs, plans, policies, and practices described in this Proxy Statement.
In 2011, and again in 2017, the Board of Directors determined to hold an advisory “Say-on-Pay” vote every year. Accordingly, Redwood’s stockholders are asked to vote “FOR” the following advisory resolution at the Annual Meeting:
“RESOLVED, that the compensation of the Named Executive Officers, as disclosed in the Annual Proxy Statement for the 2019 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the related tables and narrative disclosure, is hereby approved.”
This “Say-on-Pay” vote is a non-binding advisory vote. The approval or disapproval of this resolution by stockholders will not require the Board of Directors or the Compensation Committee to take any action regarding Redwood’s executive compensation practices. The final decision on the compensation and benefits of Redwood’s Named Executive Officers and on whether, and if so, how, to address stockholder disapproval of this resolution remains with the Board of Directors and the Compensation Committee. Unless the Board of Directors modifies its determination of the frequency of future "Say-on-Pay" advisory votes, the next "Say-on-Pay" advisory vote (following the 2019 Annual Meeting) will be held at Redwood's 2020 annual meeting of stockholders.

Vote Required
If a quorum is present, the affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve, on an advisory basis, the resolution approving the compensation of Redwood’s Named Executive Officers. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE NON-BINDING RESOLUTION APPROVING THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

ITEM 4 — VOTE ON AN AMENDMENT TO REDWOOD'S CHARTER TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE

Under Redwood’s charter, as currently in effect (the Charter), Redwood has authority to issue an aggregate of 180,000,000 shares of capital stock all of which is currently classified as common stock. At a meeting on March 18, 2019, the Board of Directors deemed advisable and approved an amendment to the first sentence of Section A of Article VI of the Charter to increase the number of shares of capital stock authorized for issuance to 270,000,000 as follows:
“The total number of shares of stock of all classes which the Corporation has authority to issue is two hundred seventy million (270,000,000) shares of capital stock, par value one cent ($0.01) per share, amounting in aggregate par value to Two Million Seven Hundred Thousand Dollars ($2,700,000).”

Purpose and Effect of the Amendment
In order to maintain Redwood’s status as a real estate investment trust for federal income tax purposes, Redwood is required to distribute 90% of its REIT taxable income. Accordingly, access to external sources of capital at attractive rates is important to Redwood’s ability to grow.
As of March 21, 2019, Redwood had 96,659,250 shares of capital stock issued and outstanding, leaving 83,340,750 shares of capital stock available for future issuances, of which approximately 56 million shares are reserved for issuance under our equity compensation plans, Direct Stock Purchase and Dividend Reinvestment Plan, "at-the-market" ("ATM") equity offering program, and outstanding convertible notes and exchangeable notes. The Board of Directors believes that the number of remaining shares authorized for issuance may not be adequate for additional capital raising opportunities that could arise in the future. Approval of an amendment to the Charter increasing the authorized number of shares will provide Redwood with valuable flexibility to take advantage of opportunities to raise additional capital to finance the growth of Redwood’s business and its operations.
For example, on February 1, 2019, Redwood issued 11,500,000 shares of common stock in an underwritten public offering. The resulting aggregate net proceeds to Redwood from this offering were approximately $177 million, after deducting underwriting discounts and estimated expenses. Redwood intends to use the net proceeds from this offering to fund its business and investment activity, which may include funding recently completed investment transactions, as well as new investment opportunities in bridge loans for single-family and small-balance multifamily properties, mortgage loans for single-family rental properties, residential and multifamily mortgage backed securities, as well as for its mortgage banking business and general corporate purposes.
Redwood currently has no specific plans, arrangements, or agreements relating to the issuance of the additional shares of capital stock, other than the shares reserved for issuance described above. If the amendment of Redwood’s 2002 Employee Stock Purchase Plan contemplated by Item 5 of this Proxy Statement is approved by stockholders, then 150,000 additional shares of common stock will be reserved for issuance. Additional shares of capital stock may be reserved for future issuance or issued from time to time for cash or other consideration in public offerings or private placements, under our equity compensation plans, Direct Stock Purchase and Dividend Reinvestment Plan, or ATM equity offering program, to fund Redwood’s business and investment activity or for other general corporate purposes, or under our outstanding convertible notes and exchangeable notes. The issuance of additional shares of common stock or securities convertible into common stock could have the effect of diluting existing stockholder earnings per share, book value per share, and voting power. Redwood’s stockholders do not have any preemptive right to purchase or subscribe for any part of any new or additional issuances of securities by Redwood.
The Board of Directors has the authority under the Charter to reclassify any authorized but unissued shares into one or more classes or series having such preferences, conversion, or other rights, voting powers, restrictions, limitations as to dividends and other distributions, and qualifications or terms or conditions of redemption as may be determined by the Board of Directors. Prior to the issuance of shares of any class or series, other than common stock, articles supplementary establishing the class or series and determining its relative rights and preferences must be filed with the State Department of Assessments and Taxation of Maryland.

Vote Required
The affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast at the Annual Meeting is required to approve this amendment to Redwood’s Charter. Abstentions and broker non-votes will not be counted as votes cast and will have the effect of a vote against this amendment to Redwood’s Charter.
If this amendment to the Charter is approved by the stockholders, it will become effective upon the filing of articles of amendment with the State Department of Assessments and Taxation of Maryland, which we would expect to accomplish promptly after the Annual Meeting. If this amendment to the Charter is not approved by the stockholders, the first sentence of Section A of Article VI of the Charter will remain as currently in effect.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THIS AMENDMENT TO THE CHARTER TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE.

ITEM 5 — VOTE ON AN AMENDMENT TO THE 2002 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR PURCHASE THEREUNDER
At a meeting on March 18, 2019, Redwood’s Board of Directors adopted, subject to approval of the stockholders, an amendment to the 2002 Redwood Trust, Inc. Employee Stock Purchase Plan (the ESPP), increasing the number of shares available for purchase (and reserved for issuance) under the ESPP. If our stockholders do not approve the amendment to the ESPP, the amendment to the ESPP will not become effective, the ESPP will continue in effect, and Redwood may continue to grant awards under the ESPP, subject to the terms, conditions and limitations set forth therein (without giving effect to the amendment to the ESPP).
The ESPP allows eligible officers and employees who participate in the ESPP to purchase, through payroll deductions, shares of Redwood common stock on a quarterly basis, subject to modification by Redwood’s Board of Directors or the Compensation Committee of the Board of Directors (Committee), at a discount rate from the fair market value of the shares as determined under the ESPP. As discussed above, Redwood believes that equity ownership in Redwood provides an important link between the interests of long-term stockholders and officers and employees of Redwood. The ESPP is one way Redwood encourages and incentivizes officers and employees to acquire shares of Redwood common stock.
In 2002 the ESPP was established with a capacity for the purchase of up to 100,000 shares of Redwood common stock and in 2009, 2012 and 2013 amendments to the ESPP were approved by stockholders to add 100,000 shares in each of 2009 and 2012, and 150,000 shares in 2013. As of December 31, 2018, approximately 59,431 of those shares remained available for future purchase. If the number of shares available for future purchase is not increased, Redwood’s ability to continue the ESPP will be limited in the future. Consequently, Redwood’s Board of Directors approved an amendment to the ESPP to increase the number of shares of Redwood common stock available for purchase (and reserved for issuance) under the ESPP by an additional 150,000 shares.
In determining the size of the share increase, our Board of Directors considered various factors, such as burn rate, dilution and overhang metrics. Burn rate is a measure of the speed at which a company uses shares available for grant in their equity compensation plans, which our Board believes is an important factor for investors concerned about shareholder dilution. Overhang is a measure of the potential dilution to which common shareholders are exposed due to possible awards of stock-based compensation.
Our fiscal year 2018, 2017 and 2016 annual gross burn rates for the ESPP were 0.04%, 0.03% and 0.04%, respectively (calculated by dividing the number of shares issued under the ESPP during the applicable fiscal year by the weighted-average number of shares outstanding during such fiscal year). This represents a three-year average burn rate of 0.03% of common shares outstanding.
In fiscal years 2018, 2017 and 2016, our fiscal year end overhang rates for the ESPP were 0.13%, 0.12% and 0.15%, respectively (calculated by dividing the number of shares remaining available for issuance under the ESPP by the number of our shares outstanding at the end of the applicable fiscal year). If approved, the issuance of the additional 150,000 shares to be reserved under the amended ESPP would dilute the holdings of stockholders by an additional 0.16%, based on the number of shares of our common stock outstanding as of March 1, 2019.
Based upon historical levels of participation in the ESPP over the last three years, we expect the additional 150,000 shares will be sufficient to cover purchases under the ESPP for the next four to seven years, depending on Redwood's stock price and employee participation rate. However, the actual usage rate of the ESPP may differ from historical usage rates and will depend on various factors, including employee participation levels, changes in our stock price and hiring activity, which we cannot predict with any degree of certainty at this time. In approving the increase to the share pool under the ESPP, the Board of Directors believes that reserving shares sufficient for four to seven years of new purchases at historical rates is in line with the practice of our public peer companies.
Set forth below is a description of the material difference (consisting of an increase in the number of shares available for purchase (and reserved for issuance)) between the existing ESPP and the amended ESPP as adopted by the Board of Directors on March 18, 2019, as well as a summary of the principal features of the ESPP. This description is qualified in its entirety by the terms of the amended ESPP, a copy of which is attached to this Proxy Statement as Annex B and is incorporated herein by reference.

Material Difference: Increase in Authorized Shares
The only difference between the existing ESPP and the amended ESPP approved by the Board of Directors on March 18, 2019 is the number of shares available for purchase (and reserved for issuance) under the ESPP. Under the existing ESPP, an aggregate of 450,000 shares were available for purchase (and reserved for issuance) under the ESPP; of these, as of December 31, 2018, 59,431 shares remained available for purchase. On March 18, 2019, the Board of Directors approved an amendment to the ESPP to increase the number of shares available for purchase (and reserved for issuance) under the ESPP by 150,000 shares (such that the aggregate number of shares available for purchase under the ESPP since inception will have been 600,000).

General
The ESPP provides for the grant of options (ESPP Options) for the purchase of shares of Redwood common stock to eligible employees of Redwood and its designated subsidiaries. Funds contributed by each participant for the purchase of shares under the ESPP will be accumulated by regular payroll deductions made during each offering period. As of March 21, 2019, there were approximately 140 employees eligible to receive ESPP Options under the ESPP; none of our consultants or non-employee directors are eligible to participate in the ESPP.

Purpose
The purpose of the ESPP is to provide employees of Redwood and its designated subsidiaries with a convenient means of acquiring an equity interest in Redwood through payroll deductions, to enhance such employee’s sense of participation in the affairs of Redwood and its designated subsidiaries, to provide an incentive for continued employment with Redwood and its designated subsidiaries, to provide an additional form of tax-advantaged compensation for employees, and to provide a performance incentive that will inure to the benefit of all of Redwood’s stockholders.

Administration
The ESPP is administered by the Committee, the Plan Financial Agent (as defined in the ESPP) and any Redwood officers or employees to the extent the Committee delegates duties to the Plan Financial Agent and/or any Redwood officer or employee. The Committee, the Plan Financial Agent and any Redwood officer or employee to the extent delegated by the Committee, shall have exclusive authority to determine all matters relating to the ESPP Options and shall have exclusive authority to interpret the ESPP. The Committee and the Plan Financial Agent administer the ESPP but do not act as trustees or in any fiduciary capacity with respect thereto.

Eligible Persons
Any employee of Redwood or the designated subsidiaries is eligible to participate in the ESPP for any offering period under the ESPP except the following:
(a) employees who have not been continuously employed by Redwood or its subsidiaries from the date of hire or rehire or return from an unapproved leave of absence for a period of at least three months before the beginning of the offering period;
(b) employees who are customarily employed for less than 20 hours per week;
(c) employees who are customarily employed for not more than five months in a calendar year; and
(d) employees who, together with any other person whose stock would be attributed to the employee pursuant to Section 424(d) of the Internal Revenue Code of 1986, as amended (or Code), own stock or hold options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of Redwood, or who, as a result of being granted ESPP Options under the ESPP, would own stock or hold options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of Redwood or any of its subsidiaries.

For all purposes of the ESPP, the term “designated subsidiaries” means those subsidiaries which have been, or which may in the future be, determined by the Committee or the Board of Directors to be designated subsidiaries. Currently, the following are designated subsidiaries: RWT Holdings, Inc., Redwood Asset Management, Inc., Redwood Residential Acquisition Corporation, Redwood Commercial Mortgage Corporation, 5 Arches LLC, and 5 Arch Funding Corp. As of March 21, 2019, approximately 140 employees were eligible to participate in the ESPP. Consultants and non-employee directors are not eligible to participate in the ESPP.

Shares Subject to the Employee Stock Purchase Plan
As noted above, in 2002 the ESPP was established with a capacity for the purchase of up to 100,000 shares of Redwood common stock. On May 19, 2009 the ESPP was amended to increase the ESPP’s capacity by an additional 100,000 shares; on May 17, 2012 the ESPP was further amended to increase the ESPP’s capacity by an additional 100,000 shares and on May 16, 2013 the ESPP was further amended to increase the ESPP’s capacity by an additional 150,000 shares. As of December 31, 2018, 59,431 of those shares remained available for future purchase. On March 18, 2019, the Board of Directors approved an amendment to the ESPP to increase the number of shares of Redwood common stock available for purchase (and reserved for issuance) under the ESPP by an additional 150,000 shares. If the proposed amendment is approved at the Annual Meeting, the aggregate number of shares available for purchase under the ESPP (including shares previously purchased) will be 600,000, subject to adjustments affected in accordance with the capital changes described in the ESPP. Any shares of common stock that have been made subject to an ESPP Option that cease to be subject to the Option (other than by means of exercise), including, without limitation, in connection with the cancellation or termination of the Option, will again be available for issuance in connection with future grants of ESPP Options under the ESPP.

Term of the Employee Stock Purchase Plan
Unless the ESPP is terminated by the Redwood’s stockholders or the Board of Directors, the ESPP shall remain in effect until all shares reserved for issuance have been purchased.

Term of Options
The offering periods of the ESPP consist of periods not to exceed the maximum period permitted by Section 423 of the Internal Revenue Code. Until determined otherwise by the Committee or the Board of Directors, offering periods commence on each January 1, and continue for twelve months (each, an Offering Period). Each Offering Period consists of one or more purchase periods during which payroll deductions of the participants are accumulated under the ESPP. Until otherwise determined by the Committee or the Board of Directors, each purchase period consists of a three-month period commencing each January 1, April 1, July 1, and October 1 (each, a Purchase Period). The last day of each Purchase Period is a purchase date (each, a Purchase Date).

Option Exercise
Each eligible employee may become a participant in an Offering Period under the ESPP for the first Purchase Period after which such employee satisfies the eligibility requirements and timely delivers an enrollment form to the administrator of the ESPP.
Enrollment by an eligible employee in the ESPP with respect to an Offering Period will constitute the grant by Redwood to such employee as of the first day of the related Offering Period of an ESPP Option to purchase on each Purchase Date up to that number of whole shares of common stock of Redwood, determined by dividing (a) the amount accumulated in such employee’s payroll deduction account during the Purchase Period and ending on such Purchase Date by (b) the Purchase Price; provided that the number of shares which may be purchased pursuant to an ESPP Option may in no event exceed (i) the number determined by dividing the amount of $6,250 by the fair market value of a share of Common Stock on the Offering Date, or (ii) such other maximum number of shares as may be specified in the future by the Board of Directors or Committee in lieu of the limitation contained in clause (i).

The Purchase Price per share at which a share of common stock will be sold on any Purchase Date shall initially be the lower of (a) 85% of the fair market value of such share on the first day of the Offering Period in which such Purchase Date occurs or (b) 85% of the fair market value of such share on the Purchase Date (the Purchase Price). For purposes of the ESPP, the term “fair market value” of the common stock on any date shall be the closing price on such date of the common stock reported on the New York Stock Exchange or any national securities exchange on which the common stock is listed.
During a participant’s lifetime, such participant’s ESPP Option to purchase shares hereunder is exercisable only by him or her. The participant will have no interest or voting right in shares covered by his or her ESPP Option until such Option has been exercised.

Purchase of Shares, Changes in Payroll Deductions, and Issuance of Shares
Funds contributed by each participant for the purchase of shares under the ESPP are accumulated by regular payroll deductions made during each Purchase Period. The deductions are made in $50 increments up to a maximum not to exceed 15% of a participant’s compensation as such term is defined in the ESPP.
A participant may lower (but not increase) the rate of payroll deductions during a Purchase Period, in which case the new rate will become effective for the next payroll period commencing more than 15 days after the ESPP administrator’s receipt of the authorization and will continue for the remainder of the Purchase Period unless changed. Notwithstanding the foregoing, a participant may lower the rate of payroll deductions to zero for the remainder of the Purchase Period. A participant may increase or decrease the rate of payroll deductions for any subsequent Purchase Period. A participant who has decreased the rate of withholding to zero will be deemed to continue as a participant in the ESPP until the participant withdraws from the ESPP.
No interest will accrue on payroll deductions for the ESPP. All payroll deductions received or held by Redwood may be used by Redwood for any corporate purpose, and Redwood will not be obligated to segregate the payroll deductions.
On each Purchase Date, provided that the participant has not terminated employment and has not withdrawn from the ESPP, and the ESPP has not been terminated, Redwood will apply the funds then in the participant’s account to the purchase at the Purchase Price of whole share(s) of common stock issuable under the ESPP Option granted to the participant with respect to the Offering Period to the extent that the ESPP Option is exercisable on the Purchase Date. Any funds remaining in the participant’s account will be applied to the following Purchase Period. No fractional shares will be purchased.
The closing price per share of our common stock on the New York Stock Exchange on March 21, 2019, was $15.83.

Amendment and Termination of the Employee Stock Purchase Plan
The ESPP may be amended, suspended, or terminated by the stockholders of Redwood. The Board of Directors may also amend, suspend, or terminate the ESPP in the manner it deems advisable; however, stockholder approval will be required for any amendment that will increase the total number of shares as to which ESPP Options may be granted under the ESPP, or, but for such stockholder approval, cause the ESPP to fail to continue to qualify as an “employee stock purchase plan” under Section 423 of the Code.

New ESPP Benefits
The actual number of shares that may be purchased under the ESPP (after giving effect to the amendment of the ESPP) is not presently determinable, as eligible employees may adjust their participation in the ESPP from time to time. Therefore, it is not possible to determine the future benefits that will be received by participants in the ESPP.

ESPP Options Granted Since Inception
During 2018, the number of shares of common stock purchased under the ESPP was 29,563. The purchases were funded by payroll deductions from the eligible employees who purchased shares. The table below provides details on shares purchased under the ESPP from the inception of the ESPP through March 21, 2019 by employees who were NEOs for 2018 and by all current non-NEO employees as a group.

2002 Redwood Trust, Inc. Employee Stock Purchase Plan
Name and Position	No. of Shares	Dollar Value ($)(1)
Christopher J. Abate, CEO	760	$27,221
Marty S. Hughes, (Retired) CEO (2)	—	—
Dashiell I. Robinson, President	—	—
Andrew P. Stone, Executive VP and General Counsel	845	$12,578
Collin L. Cochrane, CFO	—	—
Garnet W. Kanouse, Managing Director - Head of Residential	11,760	$208,882
All current Executive Officers (as a group) (3)	27,951	$540,248
All current Non-Executive Officer Directors (as a group) (4)	—	—
ESPP Participant who is 5% holder	—	—
All current Employees (as a group)	362,618	$7,175,638
(1) Based on the closing price (value) of Redwood common stock on the purchase date
(2) On May 22, 2018, Mr. Hughes retired from the position of CEO - a position which was transitioned to Mr. Abate
(3) Includes purchases made by current NEOs since inception of Plan
(4) None of the current Non-Executive Officer Directors are eligible to participate in the Plan

Federal Income Tax Consequences
The material federal income tax consequences of the ESPP under current federal income tax law are summarized in the following discussion, which deals with the general tax principles applicable to the ESPP. The following discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. Foreign, state and local tax laws, and employment, estate and gift tax considerations are not discussed due to the fact that they may vary depending on individual circumstances and from locality to locality.
The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Code. Under the applicable Code provisions, no income will be taxable to a participant until the sale or other disposition of the shares purchased under the ESPP. This means that an eligible employee will not recognize taxable income on the date the employee is granted an ESPP Option. In addition, the employee will not recognize taxable income upon the purchase of shares. Upon such sale or disposition, the participant generally will be subject to tax in an amount that depends upon the length of time such shares are held by the participant prior to disposing of them. If the shares are sold or disposed of more than two years from the date of grant and more than one year from the date of purchase, or if the participant dies while holding the shares, the participant (or his or her estate) will recognize ordinary income measured as the lesser of (1) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price or (2) an amount equal to 15% of the fair market value of the shares as of the date of grant. Any additional gain will be treated as long-term capital gain. If the shares are held for the holding periods described above but are sold for a price that is less than the purchase price, there is no ordinary income and the participating employee has a long-term capital loss for the difference between the sale price and the purchase price.

If the shares are sold or otherwise disposed of before the expiration of the holding periods described above, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price and we will be entitled to a tax deduction for compensation expense in the amount of ordinary income recognized by the participant. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares were held following the date they were purchased by the participant prior to disposing of them. If the shares are sold or otherwise disposed of before the expiration of the holding periods described above but are sold for a price that is less than the purchase price, the participant will recognize ordinary income equal to the excess of the fair market value of the shares on the date of purchase over the purchase price (and we will be entitled to a corresponding deduction), but the participant generally will be able to report a capital loss equal to the difference between the sales price of the shares and the fair market value of the shares on the date of purchase.

Vote Required
The affirmative vote of the holders of a majority of the shares present (or represented) and entitled to vote on the proposal is required for approval of the amendment to our 2002 Employee Stock Purchase Plan. For purposes of the vote on the amendment, abstentions will have the same effect as votes against the proposal and broker non-votes will not be counted as shares entitled to vote on the matter and will have no effect on the result of the vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 2002 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR PURCHASE THEREUNDER.

STOCKHOLDER PROPOSALS FOR THE 2020 ANNUAL MEETING

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the Exchange Act), stockholders may present proper proposals for inclusion in Redwood’s 2020 annual proxy statement and for consideration at Redwood’s 2020 annual meeting of stockholders. To be eligible for inclusion in Redwood’s 2020 annual proxy statement, a stockholder proposal must be received in writing not less than 120 calendar days before the first anniversary of the date Redwood released its proxy statement for the preceding year’s annual meeting and must otherwise comply with Rule 14a-8 under the Exchange Act. Accordingly, a stockholder nomination for director or proposal of business intended to be considered at the 2020 annual meeting of stockholders must be received by Redwood’s Secretary not later than December 4, 2019 to be eligible for inclusion in Redwood's 2020 annual proxy statement. While the Board of Directors will consider stockholder proposals, Redwood reserves the right to omit from its annual proxy statement stockholder proposals that it is not required to include under the Exchange Act and Redwood’s Bylaws, including as a result of Rule 14a-8 under the Exchange Act.

In addition, Redwood's current Bylaws contain advance notice provisions with respect to matters to be brought before an annual meeting, including nominations for election to the Board of Directors. Redwood's Bylaws currently provide that in order for a stockholder to nominate a candidate for election as a director at an annual meeting of stockholders or propose business for consideration at an annual meeting, written notice containing the information required by the Bylaws must be delivered to the Secretary at Redwood's principal executive office not earlier than the 150th calendar day prior to the first anniversary of the date we released the proxy statement for the preceding year’s annual meeting nor later than 5:00 p.m., Pacific Time, on the 120th calendar day prior to the first anniversary of the date we released the proxy statement for the preceding year’s annual meeting. Accordingly, under Redwood's current Bylaws, a stockholder nomination for director or proposal of business intended to be considered at the 2020 annual meeting of stockholders must be received by the Secretary not earlier than November 4, 2019, and not later than 5:00 p.m., Pacific Time, on December 4, 2019. Proposals should be mailed to Redwood Trust, Inc., Attention: Secretary, One Belvedere Place, Suite 300, Mill Valley, CA 94941. A copy of the Bylaws may be obtained from Redwood’s Secretary by written request to the same address.

INFORMATION INCORPORATED BY REFERENCE

This Proxy Statement incorporates by reference the information set forth in Redwood's Annual Report on Form 10-K for the year ended December 31, 2018 (the 2018 Annual Report) under the following headings: Item 6. Selected Financial Data; Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations; Item 7A. Quantitative and Qualitative Disclosures about Market Risk; Item 8. Financial Statements and Supplementary Data; and Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure. Copies of our 2018 Annual Report on Form 10-K are available upon request without charge. Requests may be oral or written and should be directed to the attention of the Secretary of Redwood at (415) 389-7373 or at the principal executive offices of Redwood at the address set forth above under “Stockholder Proposals for the 2020 Annual Meeting.” In addition, within the Investor Information section of Redwood’s website located at www.redwoodtrust.com, you can obtain, without charge, a copy of Redwood's 2018 Annual Report on Form 10-K. Please note that the information on Redwood's website is not part of this Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS
April 5, 2019    /s/ Andrew P. Stone
Mill Valley, California    Secretary

ANNEX A

Reconciliation of
Non-GAAP Adjusted Return on Equity
to
Return on Equity Based on GAAP Financial Results

Reconciliation of:
2018 Adjusted Return on Equity (Adjusted ROE)
to
2018 GAAP Return on Equity (ROE)
($ in thousands)

	Calculation of:
	GAAP ROE	Adjusted ROE
2018 GAAP Net Income	$119,600	$119,600
2018 Average GAAP Equity	$1,280,287	$1,280,287
Adjustment: Subtract average 2018 GAAP Accumulated Other Comprehensive Income(1)	—	$76,309
2018 Average Equity	$1,280,287	$1,203,978
Calculation: Divide 2018 GAAP Net Income by 2018 Average Equity	9.3%	9.9%

(1)	Represents cumulative net unrealized mark-to-market gains and losses on available-for-sale securities and cash flow hedges on certain of Redwood’s long-term debt.

Reconciliation of:
2017 Adjusted Return on Equity (Adjusted ROE)
to
2017 GAAP Return on Equity (ROE)
($ in thousands)

	Calculation of:
	GAAP ROE	Adjusted ROE
2017 GAAP Net Income	$140,406	$140,406
2017 Average GAAP Equity	$1,181,056	$1,181,056
Adjustment: Subtract average 2017 GAAP Accumulated Other Comprehensive Income(1)	—	$74,202
2017 Average Equity	$1,181,056	$1,106,854
Calculation: Divide 2017 GAAP Net Income by 2017 Average Equity	11.9%	12.7%

(1)	Represents cumulative net unrealized mark-to-market gains and losses on available-for-sale securities and cash flow hedges on certain of Redwood’s long-term debt.

Reconciliation of:
2016 Adjusted Return on Equity (Adjusted ROE)
to
2016 GAAP Return on Equity (ROE)
($ in thousands)

	Calculation of:
	GAAP ROE	Adjusted ROE
2016 GAAP Net Income	$131,252	$131,252
2016 Average GAAP Equity	$1,112,313	$1,112,313
Adjustment: Subtract average 2016 GAAP Accumulated Other Comprehensive Income(1)	—	$58,803
2016 Average Equity	$1,112,313	$1,053,510
Calculation: Divide 2016 GAAP Net Income by 2016 Average Equity	11.8%	12.5%

(1)	Represents cumulative net unrealized mark-to-market gains and losses on available-for-sale securities and cash flow hedges on certain of Redwood’s long-term debt.

Reconciliation of:
2015 Adjusted Return on Equity (Adjusted ROE)
to
2015 GAAP Return on Equity (ROE)
($ in thousands)

	Calculation of:
	GAAP ROE	Adjusted ROE
2015 GAAP Net Income	$102,088	$102,088
2015 Average GAAP Equity	$1,240,345	$1,240,345
Adjustment: Subtract average 2015 GAAP Accumulated Other Comprehensive Income(1)	—	$129,858
2015 Average Equity	$1,240,345	$1,110,487
Calculation: Divide 2015 GAAP Net Income by 2015 Average Equity	8.2%	9.2%

(1)	Represents cumulative net unrealized mark-to-market gains and losses on available-for-sale securities and cash flow hedges on certain of Redwood’s long-term debt.

Reconciliation of:
2014 Adjusted Return on Equity (Adjusted ROE)
to
2014 GAAP Return on Equity (ROE)
($ in thousands)

	Calculation of:
	GAAP ROE	Adjusted ROE
2014 GAAP Net Income	$100,569	$100,569
2014 Average GAAP Equity	$1,250,627	$1,250,627
Adjustment: Subtract average 2014 GAAP Accumulated Other Comprehensive Income(1)	—	$157,521
2014 Average Equity	$1,250,627	$1,093,106
Calculation: Divide 2014 GAAP Net Income by 2014 Average Equity	8.0%	9.2%

(1)	Represents cumulative net unrealized mark-to-market gains and losses on available-for-sale securities and cash flow hedges on certain of Redwood’s long-term debt.

ANNEX B

Redwood Trust, Inc.
2002 Employee Stock Purchase Plan

REDWOOD TRUST, INC.
2002 EMPLOYEE STOCK PURCHASE PLAN
(as amended)

1. ESTABLISHMENT OF PLAN.
Redwood Trust, Inc., a Maryland corporation (the “Company”), proposes to grant options (“Options”) for purchase of the Company's common stock, $0.01 per share par value (“Common Stock”), to eligible employees of the Company and its Designated Subsidiaries (as hereinafter defined) pursuant to this Employee Stock Purchase Plan (this “Plan”). For purposes of this Plan, “parent corporation” and “subsidiary” shall have the same meanings as “parent corporation” and “subsidiary corporation” set forth in Sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”). The Company intends this Plan to qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments or successor provisions to such Section), and the provisions of this Plan shall be construed as reasonably necessary in order to effectuate such intent. Any term not expressly defined in this Plan but defined for purposes of Section 423 of the Code shall have the same definition herein.

2. STOCK SUBJECT TO PLAN.
A total of 600,000 shares of the Common Stock is reserved for issuance under this Plan. Such number shall be subject to adjustments affected in accordance with Section 16 of this Plan. Any shares of Common Stock that have been made subject to an Option that cease to be subject to the Option (other than by means of exercise of the Option), including, without limitation, in connection with the cancellation or termination of an Option, shall again be available for issuance in connection with future grants of Options under this Plan.

3. PURPOSE.
The purpose of this Plan is to provide employees of the Company and its designated subsidiaries, as that term is defined in Section 5 of this Plan (“Designated Subsidiaries”), with a convenient means of acquiring an equity interest in the Company through payroll deductions, to enhance such employees' sense of participation in the affairs of the Company and its Designated Subsidiaries, to provide an incentive for continued employment with the Company and its Designated Subsidiaries, to provide an additional form of tax-advantaged compensation for employees, and to provide a performance incentive that will inure to the benefit of all of the Company's stockholders.

4. ADMINISTRATION.
This Plan shall be administered by a committee (the “Committee”) appointed by the Company’s Board of Directors (the “Board”) consisting of at least two members of the Board, each of whom is a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (unless the General Counsel of the Company shall have rendered a written opinion to the Board that such composition of the Committee is not required for the exemption under Rule 16b-3 to be available with respect to purchases of Common Stock under the Plan), which shall be the Compensation Committee of the Board if it satisfies such requirements. Subject to the provisions of this Plan and the limitations of Section 423 of the Code or any successor provision in the Code, the Committee shall have exclusive authority, in its discretion, to determine all matters relating to Options granted under this Plan, including all terms, conditions, restrictions, and limitations of Options; provided, however, that all participants granted Options under an offering pursuant to this Plan shall have the same rights and privileges within the meaning of Code Section 423(b)(5) except as required by applicable law. The Committee shall also have exclusive authority to interpret this Plan and may from time to time adopt rules and regulations of general application for this Plan's administration. The Committee's exercise of discretion and interpretation of this Plan, its rules and regulations, and all actions taken and determinations made by the Committee pursuant to this Plan shall be conclusive and binding on all parties involved or affected. The Committee may delegate administrative duties to the Plan Financial Agent (defined in Section 12) or such of the Company’s officers or employees as it so determines (provided that no such delegation may be made that would cause the purchase of Common Stock by participants under this Plan to cease to be exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). All expenses incurred in connection with the administration of this Plan shall be paid by the Company and the Designated Subsidiaries; provided, however, that the Committee may require a participant to pay any costs or fees in connection with the sale by the participant of shares of Common Stock acquired under this Plan or in connection with the participant's request for the issuance of a certificate for shares of Common Stock held in the participant's account under the Plan.

5. ELIGIBILITY.
Any employee of the Company or the Designated Subsidiaries is eligible to participate in the Plan for any Offering Period (as hereinafter defined) under this Plan except the following:
(a) employees who have not been continuously employed by the Company or Subsidiaries from the date of hire or rehire or of return from an unapproved leave of absence for a period of at least three months before the beginning of such Offering Period;
(b) employees who are customarily employed for less than 20 hours per week;
(c) employees who are customarily employed for not more than five months in a calendar year; and
(d) employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries or who, as a result of being granted Options under this Plan, would own stock or hold options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries.
For all purposes of this Plan, the term Designated Subsidiaries shall mean those Subsidiaries which have been, or which may in the future be, determined by the Board to be Designated Subsidiaries. A Designated Subsidiary will cease to be a Designated Subsidiary on the earlier of (i) the date the Committee or the Board determines that such Subsidiary is no longer a Designated Subsidiary or (ii) such Designated Subsidiary ceases for any reason to be a “parent corporation” or “subsidiary corporation” as defined in Sections 424(e) and 424(f), respectively, of the Code.

6. EFFECTIVE DATE; OFFERING AND PURCHASE PERIODS.
The effective date of this Plan shall be July 1, 2002 (the “Effective Date”). The offering periods of this Plan (individually, an “Offering Period”) shall consist of periods determined as described below not to exceed the maximum period permitted by Section 423 of the Code. Until determined otherwise by the Committee or the Board, (a) Offering Periods shall commence on each January 1 and continue for twelve months, provided, however, that the first Offering Period shall begin on July 1, 2002 and continue for six months and the initial Offering Period for any newly eligible employee that becomes a participant during an otherwise ongoing Offering Period shall be deemed to begin on the first day of the first Purchase Period after eligibility, and (b) each Offering Period shall consist of one or more purchase periods (individually, a “Purchase Period”) during which payroll deductions of the participants are accumulated under this Plan. Until otherwise determined by the Committee or the Board, each Purchase Period shall be a three-month period commencing on each January 1, April 1, July 1, and October 1, provided, however, that the first Purchase Period shall commence with the first Offering Period on July 1, 2002. The first day of each Offering Period is referred to as the “Offering Date”. The last day of each Purchase Period is referred to as the “Purchase Date”. Subject to the requirements of Section 423 of the Code, the Committee or the Board shall have the power to change the duration of Offering Periods or Purchase Periods with respect to future offerings if such change is announced at least 30 days prior to the first day of the first Offering Period or Purchase Period to be affected by such change.

7. PARTICIPATION IN THIS PLAN.
Eligible employees may become participants in an Offering Period under this Plan as of the Purchase Period first commencing after satisfying the eligibility requirements by delivering an enrollment form provided by the Company to the Secretary of the Company or such other officer as he or she may designate from time to time (“Redwood Plan Administrator”) not later than the 15th day of the month (or if such day is not a business day for the Company or the applicable Subsidiary, on the immediately preceding business day) before commencement of such Purchase Period unless a later time for filing the enrollment form authorizing payroll deductions is set by the Committee for all eligible employees with respect to a given Purchase Period. Notwithstanding the foregoing, for the initial Offering Period, commencing on the effective date, the time for filing an enrollment form and commencing participation for employees who satisfy the eligibility requirements as of the effective date shall be determined by the Committee and communicated to such employees. Once an employee becomes a participant in the Plan, such employee will automatically participate in all Purchase Periods commencing after satisfying the eligibility and enrollment requirements as set forth in the first sentence or second sentence of this section unless the employee withdraws from this Plan or terminates further participation in the Offering Period as set forth in Sections 13 and 14 below. Such participant is not required to file any additional enrollment forms in order to continue participation in this Plan.

8. GRANT OF OPTION ON ENROLLMENT.
Enrollment by an eligible employee in this Plan with respect to an Offering Period will constitute the grant by the Company to such employee as of the relevant Offering Date of an Option to purchase on each relevant Purchase Date up to that number of whole shares of Common Stock of the Company, determined by dividing (a) the amount accumulated in such employee's payroll deduction account during the Purchase Period ending on such Purchase Date by (b) the Purchase Price as that term is defined in Section 9; provided, however, that the number of shares which may be purchased pursuant to an Option may in no event exceed (i) the number determined by dividing the amount of $6,250 by the fair market value (as defined in Section 9) of a share of Common Stock on the Offering Date, or (ii) such other maximum number of shares as may be specified in the future by the Board or Committee in lieu of the limitation contained in clause (i).

9. PURCHASE PRICE.
The purchase price per share (the “Purchase Price”) at which a share of Common Stock will be sold on any Purchase Date shall initially be the LOWER of (a) 85% of the fair market value of such share on the first day of the Offering Period in which such Purchase Date occurs or (b) 85% of the fair market value of such share on the Purchase Date.
For purposes of this Plan, the term “fair market value” of the Common Stock on any date shall be the closing price on such date of the Common Stock reported on the New York Stock Exchange or any national securities exchange on which the Common Stock is listed. If there is no reported closing price of the Common Stock on such date, then the “fair market value” shall be measured on the next preceding trading day for which such reported closing price is available. If there is no regular trading market for the Common Stock, the fair market value of the Common Stock shall be as determined by the Committee in its sole discretion, exercised in good faith. The Committee may change the manner in which the Purchase Price is determined with respect to future Offering Periods or Purchase Periods (provided such determination does not have the effect of lowering the Purchase Price to an amount less than that which would be computed utilizing the method for determining the Purchase Price set forth in the first paragraph of this Section 9) if such changed manner of computation applied to all eligible employees and is announced at least 30 days prior to the first day of the first Offering Period or Purchase Period to be affected by such change.

10. PURCHASE OF SHARES; CHANGES IN PAYROLL DEDUCTIONS; ISSUANCE OF SHARES.
(a) Funds contributed by each participant for the purchase of shares under this Plan shall be accumulated by regular payroll deductions made during each Offering Period. The deductions shall be made in $50 increments as selected by the Participant up to a maximum of not more than 15% of the participant's Compensation. As used herein, “Compensation” shall mean all base salary, wages, cash bonuses, commissions, current-pay dividend equivalent rights (“DERs”), and overtime; provided, however, that, for purposes of determining a participant's Compensation, any election by such participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code shall be treated as if the participant did not make such election. “Compensation” does not include severance pay, hiring and relocation allowances, pay in lieu of vacation, automobile allowances, imputed income arising under any Company group insurance or benefit program, income received in connection with stock options or other stock-based awards (other than current-pay DERs), or any other special items of remuneration. Payroll deductions shall commence on the first payday following the Offering Date and shall continue through the last payday of the Offering Period unless sooner altered or terminated as provided in this Plan.
(b) A participant may lower (but not increase) the rate of payroll deductions during a Purchase Period by filing with the Redwood Plan Administrator a new authorization for payroll deductions, in which case the new rate shall become effective for the next payroll period commencing more than 15 days after the Redwood Plan Administrator's receipt of the authorization and shall continue for the remainder of the Offering Period unless changed as described below. Such change in the rate of payroll deductions may be made at any time during a Purchase Period, but not more than one change may be made effective during any Purchase Period. Notwithstanding the foregoing, a participant may lower the rate of payroll deductions to zero for the remainder of the Purchase Period. A participant may increase or decrease the rate of payroll deductions for any subsequent Purchase Period by filing with the Redwood Plan Administrator a new authorization for payroll deductions not later than the 15th day of the month (or if such date is not a business day, the immediately preceding business day) before the beginning of such Purchase Period. A participant who has decreased the rate of withholding to zero will be deemed to continue as a participant in the Plan until the participant withdraws from the Plan in accordance with the provisions of Section 13. A participant shall have the right to withdraw from this Plan in the manner set forth in Section 13 regardless of whether the participant has exercised his or her right to lower the rate at which payroll deductions are made during an Offering Period.
(c) All payroll deductions made for a participant will be credited to his or her account under this Plan and deposited with the general funds of the Company. No interest will accrue on payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.
(d) On each Purchase Date, provided that the participant has not terminated employment in accordance with Section 14 or has not submitted to the Redwood Plan Administrator a signed and completed withdrawal form, in either case on or before the 15th day (or if such date is not a business day, on the immediately preceding business day) of the last month of the Purchase Period in accordance with Section 10(b) or Section 13 of this Plan, or the Plan has not been terminated prior to the date referred to in the foregoing clause, the Company shall apply the funds then in the participant's account to the purchase at the Purchase Price of whole share(s) of Common Stock issuable under the Option deemed granted to such participant with respect to the Offering Period to the extent that such Option is exercisable on the Purchase Date; provided that in no event shall an Option be deemed exercised (by applying funds to a purchase) after the expiration of 27 months from the date such Option was deemed granted under Section 8 hereof. Subject to Section 11, any funds remaining in the participant's account will be applied to the following Purchase Period. No fractional shares will be purchased.
(e) During a participant's lifetime, such participant's Option to purchase shares hereunder is exercisable only by him or her. The participant will have no interest or voting right in shares covered by his or her Option until such Option has been exercised.

11. LIMITATIONS ON RIGHT TO PURCHASE.
(a) No employee shall be granted an Option to purchase Common Stock under this Plan at a rate which, when aggregated with his or her rights to purchase stock under all other employee stock purchase plans of the Company or any Subsidiary which is intended to meet the requirements of Code Section 423, exceeds $25,000 in fair market value, determined as of the applicable date of the grant of the Option, for each calendar year in which the employee participates in this Plan (or any other employee stock purchase plan described in this Section 11(a)).
(b) The number of shares which may be purchased by any employee on a Purchase Date may not exceed the number of shares determined by dividing the sum of $6,250 by the fair market value (as defined in Section 9) of a share of Common Stock on the first day of the Offering Period in which such Purchase Date occurs or, in the event the Committee or Board may specify a different limitation to be applied in lieu of the foregoing limitation, then the number of shares which may be purchased by any employee on a Purchase Date may not exceed such other limitation.
(c) If the number of shares to be purchased on a Purchase Date by all employees participating in this Plan exceeds the number of shares then available for issuance under this Plan, then the Company will make a pro rata allocation of the remaining shares in as uniform a manner as shall be reasonably practicable and as the Committee shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares to be purchased under a participant's Option to each participant affected thereby.
(d) Any payroll deductions accumulated in a participant's account which are not used to purchase stock due to the limitations in this Section 11 shall be returned to the participant as soon as practicable after the end of the applicable Purchase Period without interest.

12. EVIDENCE OF STOCK OWNERSHIP.
(a) Promptly following each Purchase Date, the number of full shares of Common Stock purchased by each participant shall be deposited into an account established in the participant's name at a stock brokerage or other financial services firm designated or approved by the Committee (the “Plan Financial Agent”). A participant shall be free to undertake a disposition (whether by way of sale, gift, or other transfer) of the shares in his or her account at any time, subject to the Company's Insider Trading Policy and applicable securities law rules and regulations, but, in the absence of such a disposition, the shares must remain in the participant's account at the Plan Financial Agent until the holding period set forth in Code Section 423(a) has been satisfied. With respect to full shares for which the Code Section 423(a) holding period has been satisfied, the participant may move those shares to another brokerage account of the participant's choosing or request that a stock certificate for full shares be issued and delivered to him or her.

(b) Following termination of a participant's employment for any reason, the participant shall have a period of 60 days to notify the Plan Financial Agent whether such participant desires (i) to receive a certificate representing all full shares then in the participant's account with the Plan Financial Agent and any cash being held for future purchases or (ii) to sell the shares in the participant's account through the Plan Financial Agent. If the terminated participant fails to file such notice with the Plan Financial Agent within 60 days after termination, he or she shall be deemed to have elected the alternative set forth in clause (i) above, provided that the Plan Financial Agent will continue to hold the terminated participant's certificates, on his or her behalf, in an account no longer subject to this Plan, until otherwise directed by such participant or determined by the Plan Financial Agent. However, the participant shall not in any event receive a certificate representing shares with respect to which the Code Section 423(a) holding period has not been satisfied until such holding period has been satisfied.

13. WITHDRAWAL.
(a) Each participant may withdraw from an Offering Period under this Plan by signing and delivering to the Redwood Plan Administrator a written notice to that effect on a form provided for such purpose. Such withdrawal may be elected at any time on or prior to the 15th day of the last month (or if such date is not a business day, the immediately preceding business day) of a Purchase Period.
(b) Upon withdrawal from this Plan, the accumulated payroll deductions of the participant not theretofore utilized for the purchase of shares of Common Stock on a Purchase Date shall be returned to the withdrawn participant, without interest, and his or her participation in this Plan shall terminate. In the event a participant voluntarily elects to withdraw from this Plan, he or she may not resume his or her participation in this Plan during the same Offering Period unless otherwise determined by the Committee, but he or she may participate in any subsequent Offering Period by filing a new authorization for payroll deductions in the same manner as set forth above for initial participation in this Plan.

14. TERMINATION OF EMPLOYMENT; LEAVE OF ABSENCE.
Termination of a participant's employment for any reason, including retirement, death, or the failure of a participant to remain an eligible employee, immediately terminates his or her participation in this Plan. In such event, except as provided in Section 15, the payroll deductions credited to the participant's account will be returned to him or her or, in the case of his or her death, to his or her beneficiary or heirs, without interest. For purposes of this Section 14, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company in the case of any leave of absence permitted by applicable law or otherwise approved by the Committee.

15. RETURN OF PAYROLL DEDUCTIONS.
In the event a participant's interest in this Plan is terminated by withdrawal, termination of employment, or otherwise, or in the event this Plan is terminated by the Board, the Company shall promptly deliver to the participant all contributions of the participant to the Plan which have not yet been applied to the purchase of stock unless such termination of participation occurs later than the 15th day of the final month of any Purchase Period (or if such date is not a business day, on the preceding business day), in which event such contributions will be utilized to purchase Common Stock for the participant. No interest shall accrue on the payroll deductions of a participant in this Plan.

16. CAPITAL CHANGES.
In the event that at any time or from time to time a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company's corporate or capital structure results in (a) the outstanding shares of Common Stock or any securities exchanged therefor or received in their place being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different, or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock, then the Committee, in its sole discretion, shall make such equitable adjustments as it shall deem appropriate in the circumstances in the maximum number and kind of shares of stock subject to this Plan as set forth in Sections 1 and 2, the number and kind of shares subject to outstanding Options, and the Purchase Price. The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

17. NONASSIGNABILITY.
Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an Option or to receive shares under this Plan may be assigned, transferred, pledged, or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 24 hereof) by the participant. Any such attempt at assignment, transfer, pledge, or other disposition shall be void and without effect.

18. REPORTS AND STATUS OF ACCOUNTS.
Individual accounts will be maintained by the Plan Financial Agent for each participant in this Plan. The participant shall have all ownership rights with respect to shares of Common Stock held in his or her account by the Plan Financial Agent, including the right to vote such shares and to receive any dividends or distributions which may be declared thereon by the Board. The Plan Financial Agent shall send to each participant promptly after the end of each Purchase Period a report of his or her account setting forth the total of shares purchased, the total number of shares then held in his or her account, and the market value per share. Neither the Company nor any Designated Subsidiary shall have any liability for any error or discrepancy in any such report.

19. NO RIGHTS TO CONTINUED EMPLOYMENT; NO IMPLIED RIGHTS.
Neither this Plan nor the grant of any Option hereunder shall confer any right on any employee to remain in the employ of the Company or any Subsidiary or restrict the right of the Company or any Subsidiary to terminate such employee's employment. The grant of any Option hereunder during any Offering Period shall not give a participant any right to similar grants thereafter.

20. EQUAL RIGHTS AND PRIVILEGES.
All eligible employees shall have equal rights and privileges with respect to this Plan except as required by applicable law so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of this Plan which is inconsistent with Section 423 or any successor provision of the Code shall, without further act or amendment by the Company, the Board, or the Committee, be reformed to comply with the requirements of Section 423. This Section 20 shall take precedence over all other provisions in this Plan.

21. NOTICES.
All notices or other communications by a participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22. AMENDMENT OF PLAN.
This Plan may be amended by the stockholders of the Company. The Board may also amend this Plan in such respects as it shall deem advisable; however, stockholder approval will be required for any amendment that will increase the total number of shares as to which Options may be granted under this Plan, or, but for such shareholder approval, cause this Plan to fail to continue to qualify as an “employee stock purchase plan” under Section 423 of the Code or cause the purchase of shares thereunder to fail to be exempt from the provisions of Section 16(b) of the Exchange Act.

23. TERMINATION OF THE PLAN.
The Company's stockholders or the Board may suspend or terminate this Plan at any time. Unless this Plan shall theretofore have been terminated by the Company’s stockholders or the Board, this Plan shall remain in full force and effect until all shares reserved under Section 2 have been purchased pursuant to the terms hereof.

24. DESIGNATION OF BENEFICIARY.
(a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under this Plan in the event of such participant's death prior to delivery to him or her (or to the Plan Financial Agent on his or her behalf) of such shares and cash.
(b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such participant's death, the Company shall deliver such shares or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the participant or, if no spouse, dependent, or relative is known to the Company, to such other person as the Company may in good faith determine to be the appropriate designee.

25. CONDITIONS UPON ISSUANCE OF SHARES; LIMITATION ON SALE OF SHARES.
Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of the New York Stock Exchange or any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

26. WITHHOLDING.
The Committee shall have the right to make such provisions as it deems appropriate to satisfy any obligation of the Company to withhold federal, state, or local income or other taxes incurred by reason of the operation of the Plan.

27. GOVERNING LAW.
Except to the extent that provisions of this Plan are governed by applicable provisions of the Code or any other substantive provision of federal law, this Plan shall be construed in accordance with, and shall be governed by, the substantive laws of the State of California without regard to any provisions of California law relating to the conflict of laws.

ANNEX C

Mortgage REIT Peers
and
Component Companies of the
FTSE Nareit Mortgage REIT Index

mREIT Peers / Agency Peers / Hybrid Credit Peers
As discussed in the Executive Summary of CD&A section of this proxy statement, Redwood has regularly compared its financial performance to a group of publicly-traded mortgage REITs because their business models share a common focus on investing in residential mortgages and related assets.

◦	This group of publicly-traded mortgage REITs ("mREIT Peers") is used in the performance comparisons in the Executive Summary of CD&A. Each mREIT peer is listed below, together with its ticker symbol.

mREIT Peers

•	AG Mortgage Investment Trust Inc. (MITT)

•	AGNC Investment Corp. (AGNC)

•	Annaly Capital Management, Inc. (NLY)

•	Anworth Mortgage Asset Corp. (ANH)

•	Armour Residential REIT, Inc. (ARR)

•	Capstead Mortgage Corp. (CMO)

•	Chimera Investment Corporation (CIM)

•	Dynex Capital Inc. (DX)

•	Invesco Mortgage Capital Inc. (IVR)

•	MFA Financial, Inc. (MFA)

•	New Residential Investment Corp. (NRZ)

•	New York Mortgage Trust Inc. (NYMT)

•	PennyMac Mortgage Investment Trust (PMT)

•	Two Harbors Investment Corp. (TWO)

◦
A subset of the mREIT peers ("Agency Peers") are publicly-traded mortgage REITs that focus on investing in mortgage-backed securities issued or guaranteed by, Fannie Mae, Freddie Mac, or other government-sponsored enterprises or Federal agencies (“Agency MBS”). This subset of Agency Peers is comprised of the following:

Agency Peers

•	AGNC Investment Corp. (AGNC)

•	Annaly Capital Management, Inc. (NLY)

•	Anworth Mortgage Asset Corp. (ANH)

•	Capstead Mortgage Corp. (CMO)

•	Two Harbors Investment Corp. (TWO)

◦
Another subset of the mREIT peers ("Hybrid/Credit Peers") are publicly-traded mortgage REITs that focus on investing in residential mortgages with credit risk exposure, as well as Agency MBS. This subset of Agency Peers is comprised of the following:

Hyrid/Credit Peers

•	AG Mortgage Investment Trust Inc. (MITT)

•	Armour Residential REIT, Inc. (ARR)

•	Chimera Investment Corporation (CIM)

•	Dynex Capital Inc. (DX)

•	Invesco Mortgage Capital Inc. (IVR)

•	MFA Financial, Inc. (MFA)

•	New Residential Investment Corp. (NRZ)

•	New York Mortgage Trust Inc. (NYMT)

•	PennyMac Mortgage Investment Trust (PMT)

◦	Redwood Trust, Inc. is identified by its ticker symbol (RWT)

Component Companies of the
FTSE Nareit Mortgage REIT Index

As discussed in the Executive Summary of CD&A section of this proxy statement, as well as in the CD&A section of this proxy statement, performance stock units (PSUs) awarded at year-end 2018 to executive officers of Redwood include the use of a performance metric referred to as “relative TSR”. Relative TSR measures Redwood’s total stockholder return (“TSR”) over a three-year performance measurement period compared to the component companies of the FTSE Nareit Mortgage REIT Index, a broad-based index of mortgage REITs, as constituted on the date PSUs are awarded. Listed below are the companies that were a component of the FTSE Nareit Mortgage REIT Index at the time PSUs were granted to executive officers in December 2018:

•	Arbor Realty Trust, Inc. (ABR)

•	Ares Commercial Real Estate Corporation (ACRE)

•	AGNC Investment Corp. (AGNC)

•	Great Ajax Corp. (AJX)

•	Anworth Mortgage Asset Corporation (ANH)

•	Apollo Commercial Real Estate Finance, Inc. (ARI)

•	ARMOUR Residential REIT, Inc. (ARR)

•	Blackstone Mortgage Trust, Inc. (BXMT)

•	Cherry Hill Mortgage Investment Corporation (CHMI)

•	Chimera Investment Corporation (CIM)

•	Capstead Mortgage Corporation (CMO)

•	Dynex Capital, Inc. (DX)

•	Ellington Residential Mortgage REIT (EARN)

•	Granite Point Mortgage Trust Inc. (GPMT)

•	Hannon Armstrong Sustainable Infrastructure Capital, Inc. (HASI)

•	Hunt Companies Finance Trust, Inc. (HCFT)

•	Invesco Mortgage Capital Inc. (IVR)

•	Jernigan Capital, Inc. (JCAP)

•	KKR Real Estate Finance Trust Inc. (KREF)

•	Ladder Capital Corp (LADR)

•	MFA Financial, Inc. (MFA)

•	AG Mortgage Investment Trust, Inc. (MITT)

•	Annaly Capital Management, Inc. (NLY)

•	New Residential Investment Corp. (NRZ)

•	New York Mortgage Trust, Inc. (NYMT)

•	Orchid Island Capital, Inc. (ORC)

•	Owens Realty Mortgage, Inc. (ORM)

•	PennyMac Mortgage Investment Trust (PMT)

•	Ready Capital Corporation (RC)

•	Sachem Capital Corp. (SACH)

•	iStar Inc. (STAR)

•	Starwood Property Trust, Inc. (STWD)

•	Tremont Mortgage Trust (TRMT)

•	TPG RE Finance Trust, Inc. (TRTX)

•	Two Harbors Investment Corp. (TWO)

•	Western Asset Mortgage Capital Corporation (WMC)

•	Exantas Capital Corp. (XAN)

REDWOOD TRUST

VOTE

Using a **black ink** pen, mark your votes with an **X** as shown in this example.
Please do not write outside the designated areas.

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 - 5.

1. Election of Directors:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Richard D. Baum	☐	☐	☐	02 - Christopher J. Abate	☐	☐	☐	03 - Mariann Byerwalter	☐	☐	☐
04 - Douglas B. Hansen	☐	☐	☐	05 - Debora D. Horvath	☐	☐	☐	06 - Greg H. Kubicek	☐	☐	☐
07 - Fred J. Matera	☐	☐	☐	08 - Jeffrey T. Pero	☐	☐	☐	09 - Georganne C. Proctor	☐	☐	☐

	For	Against	Abstain
2. Ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for 2019. **The Board of Directors recommends a vote FOR ratification.**	☐	☐	☐
3. Non-binding advisory resolution to approve named executive officer compensation. **The Board of Directors recommends a vote FOR approval.**	☐	☐	☐
4. To vote to amend our charter to increase the number of shares authorized for issuance. **The Board of Directors recommends a vote FOR approval.**	☐	☐	☐
5. To vote to approve the amendment of the 2002 Employee Stock Purchase Plan to increase the number of shares authorized for issuance. **The Board of Directors recommends a vote FOR approval.**	☐	☐	☐

6. To vote and otherwise represent the undersigned on any other business that may properly come before the meeting or any adjournment or postponement thereof in the discretion of the proxy holder.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy card and insert the date of your signature(s). All joint holders must sign. When signing as an attorney, trustee, executor, administrator, guardian, or corporate officer, please provide your FULL title under your signature(s).

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

030PRC

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Redwood Trust, Inc.

Proxy Solicited by the Board of Directors for the Annual Meeting of Stockholders – May 15, 2019

THE UNDERSIGNED STOCKHOLDER OF REDWOOD TRUST, INC., A MARYLAND CORPORATION (THE "COMPANY"), HEREBY APPOINTS CHRISTOPHER J. ABATE AND DASHIELL I. ROBINSON, OR ANY OF THEM, AS PROXIES FOR THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION IN EACH OF THEM, TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY TO BE HELD AT THE ACQUA HOTEL, 555 REDWOOD HIGHWAY, MILL VALLEY, CALIFORNIA 94941 ON MAY 15, 2019, AT 8:30 A.M., LOCAL TIME, AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF, TO CAST ON BEHALF OF THE UNDERSIGNED ALL VOTES THAT THE UNDERSIGNED IS ENTITLED TO CAST AT THAT MEETING AND OTHERWISE TO REPRESENT THE UNDERSIGNED AT THE MEETING WITH ALL POWERS POSSESSED BY THE UNDERSIGNED IF PERSONALLY PRESENT AT THE MEETING. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND OF THE ACCOMPANYING PROXY STATEMENT, THE TERMS OF EACH OF WHICH ARE INCORPORATED BY REFERENCE, AND REVOKES ANY PROXY HERETOFORE GIVEN WITH RESPECT TO SUCH MEETING.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE OF THIS PROXY CARD. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" THE SPECIFIED NOMINEES FOR DIRECTOR, "FOR" RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2019, "FOR" THE NON-BINDING ADVISORY RESOLUTION TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION, "FOR" THE APPROVAL OF THE AMENDMENT OF THE CHARTER, AND "FOR" THE APPROVAL OF THE AMENDMENT OF THE 2002 EMPLOYEE STOCK PURCHASE PLAN. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

THIS PROXY IS REVOCABLE AND THE UNDERSIGNED MAY REVOKE IT AT ANY TIME PRIOR TO ITS EXERCISE. ATTENDANCE OF THE UNDERSIGNED AT SAID MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF WILL NOT REVOKE THIS PROXY UNLESS THE UNDERSIGNED SHALL INDICATE AFFIRMATIVELY THEREAT THE INTENTION OF THE UNDERSIGNED TO VOTE SAID SHARES IN PERSON. IF THE UNDERSIGNED HOLD(S) ANY SHARES OF THE COMPANY IN A FIDUCIARY, CUSTODIAL, OR JOINT CAPACITY OR CAPACITIES, THIS PROXY IS SIGNED BY THE UNDERSIGNED IN EVERY SUCH CAPACITY AS WELL AS INDIVIDUALLY.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 15, 2019: Our Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2018 are available at http://www.edocumentview.com/RWT.